UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Newell Rubbermaid Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 6, 2008

To the Stockholders of NEWELL RUBBERMAID INC.:

You are cordially invited to attend the annual meeting of stockholders of NEWELL RUBBERMAID INC. (the “Company”) to be held on Tuesday, May 6, 2008, at 9:00 a.m., local time, at the Westin Atlanta Perimeter North, Seven Concourse Parkway, Atlanta, Georgia.

At the annual meeting, you will be asked to:

•	Elect four directors of the Company to serve for a term of three years;

•	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year 2008;

•	Approve the Company’s Management Cash Bonus Plan;

•	Approve the amendment and restatement of the Company’s Restated Certificate of Incorporation to eliminate supermajority vote requirements and the fair price provision; and

•	Transact such other business as may properly come before the annual meeting and any adjournment or postponement of the annual meeting.

Only stockholders of record at the close of business on March 14, 2008 may vote at the annual meeting or any adjournment or postponement thereof.

Whether or not you plan to attend the annual meeting, please act promptly to vote your shares with respect to the proposals described above. You may vote your shares by marking, signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided. You also may vote your shares by telephone or through the Internet by following the instructions set forth on the proxy card. If you attend the annual meeting, you may vote your shares in person, even if you have previously submitted a proxy in writing, by telephone or through the Internet.

By Order of the Board of Directors,

Dale L. Matschullat
Senior Vice President—General Counsel & Corporate Secretary

March 28, 2008

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on
May 6, 2008—Our Proxy Statement and 2007 Annual Report to Stockholders are available at
www.edocumentview.com/NWL.

Page

Voting at the Annual Meeting	1
Proposal 1—Election of Directors	4
Information Regarding Board of Directors and Committees and Corporate Governance	7
Certain Relationships and Related Transactions	12
Organizational Development & Compensation Committee Report	13
Executive Compensation	14
Equity Compensation Plan Information	54
Certain Beneficial Owners	55
Audit Committee Report	57
Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm	58
Proposal 3—Approval of Management Cash Bonus Plan	60
Proposal 4—Approval of the Amendment and Restatement of the Company’s Restated Certificate of Incorporation to Eliminate Supermajority Vote Requirements and the Fair Price Provision	62
Section 16(a) Beneficial Ownership Compliance Reporting	64
Stockholder Proposals and Director Nominations for 2009 Annual Meeting	64
SEC Reports	65
Other Business	65

NEWELL RUBBERMAID INC.
10B Glenlake Parkway
Suite 300
Atlanta, Georgia 30328

PROXY STATEMENT FOR ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON MAY 6, 2008

You are receiving this Proxy Statement and proxy card from us because you own shares of common stock of Newell Rubbermaid Inc. (the “Company”). This Proxy Statement describes the items on which the Company would like you to vote. It also gives you information so that you can make an informed voting decision. The Company first mailed this Proxy Statement and the proxy card to stockholders on or about March 28, 2008.

VOTING AT THE ANNUAL MEETING

Date, Time and Place of the Annual Meeting

We will hold the annual meeting at the Westin Atlanta Perimeter North, Seven Concourse Parkway, Atlanta, Georgia, at 9:00 a.m., local time, on Tuesday, May 6, 2008.

Who May Vote

Record holders of the Company’s common stock at the close of business on March 14, 2008 are entitled to notice of and to vote at the annual meeting. On the record date, approximately 280,054,518 shares of common stock were issued and outstanding.

Quorum for the Annual Meeting

A quorum of stockholders is necessary to take action at the annual meeting. A majority of the outstanding shares of common stock of the Company, present in person or by proxy, will constitute a quorum. Votes cast in person or by proxy at the annual meeting will be tabulated by the inspectors of election appointed for the annual meeting. The inspectors of election will determine whether a quorum is present at the annual meeting. The inspectors of election will treat instructions to withhold authority, abstentions and broker non-votes as present for purposes of determining the presence of a quorum. In the event that a quorum is not present at the annual meeting, the Company expects that the annual meeting will be adjourned to solicit additional proxies.

Votes Required

You are entitled to one vote for each share you own on the record date on each proposal to be considered at the annual meeting. A broker or other nominee may have discretionary authority to vote certain shares of common stock if the beneficial owner or other person entitled to vote those shares has not provided instructions.

Directors receiving a majority of votes cast (number of shares voted “for” a director must exceed the number of votes cast “against” that director) will be elected as a director. The vote required for ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year 2008 and approval of the Management Cash Bonus Plan is the affirmative vote of the majority of the shares of common stock present in person or by proxy and entitled to vote at the annual meeting. Approval of the amendment and restatement of the Company’s Restated Certificate of Incorporation to eliminate supermajority vote requirements and the fair price provision requires the affirmative vote of at least 75% of the outstanding shares of common stock.

For the election of directors, each director must receive the majority of votes cast with respect to that director’s election. Shares not present and shares voting “abstain” have no effect on the election of directors. With respect to the ratification of the appointment of Ernst & Young LLP, approval of the Management Cash Bonus Plan and approval of the amendment and restatement of the Company’s Restated Certificate of Incorporation to eliminate supermajority vote requirements and the fair price provision, you may vote in favor of or against each item or you may abstain from voting. Any proxy marked “abstain” with respect to the ratification of the appointment of Ernst & Young LLP, approval of the Management Cash Bonus Plan, and approval of the amendment and restatement of the Company’s Restated Certificate of Incorporation, will have the effect of a vote against the proposal. Shares not voted on the amendment and restatement of the Company’s Restated Certificate of Incorporation have the effect of a vote against the proposal.

Please note that banks and brokers that have not received voting instructions from their clients may vote their clients’ shares on the election of directors, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, approval of the Management Cash Bonus Plan and the proposal to approve the amendment and restatement of the Company’s Restated Certificate of Incorporation. Broker non-votes on a proposal (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved the amendment and restatement of the Company’s Restated Certificate of Incorporation and would have the effect of a vote against the proposal.

How to Vote

You may attend the annual meeting and vote your shares in person. You also may choose to submit your proxies by any of the following methods:

•	Voting by Mail. If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. Your shares will be voted in accordance with the instructions on your proxy card. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted FOR the election of all director nominees, FOR the ratification of the appointment of Ernst & Young LLP, FOR the approval of the Management Cash Bonus Plan, and FOR the amendment and restatement of the Company’s Restated Certificate of Incorporation to eliminate supermajority vote requirements and fair price provision, and in the discretion of the persons named as proxies on all other matters that may properly come before the annual meeting or any adjournment or postponement thereof.

•	Voting by Telephone. You may vote your shares by telephone by calling the toll-free telephone number provided on the proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

•	Voting by Internet. You also may vote through the Internet by signing on to the website identified on the proxy card and following the procedures described in the website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by Internet, you should not return your proxy card.

If you are a stockholder whose shares are held in “street name” (i.e., in the name of a broker, bank or other record holder), you must either direct the record holder of your shares how to vote your shares or obtain a proxy, executed in your favor, from the record holder to be able to vote at the annual meeting.

This Proxy Statement is also being used to solicit voting instructions for the shares of the Company’s common stock held by trustees of the Newell Rubbermaid Inc. 401(k) Savings and Retirement Plan, and shares of the Company’s common stock held by the plan administrator of the Newell Rubbermaid Inc. Employee Stock Purchase Plan and Newell Rubbermaid Inc. 2003 Stock Plan, for the benefit of plan participants. Participants in these plans have the right to direct the trustees or plan administrator regarding how to vote the shares of Company stock credited to their accounts. Unless otherwise required by law, the shares credited to each participant’s account will be voted as directed. Participants in these plans may direct the trustees or plan administrator by telephone, by the Internet or by completing and returning a voting card. If valid instructions are not received from a 401(k) Savings and Retirement Plan participant by May 1, 2008, a participant’s shares will be voted proportionately by the trustee in the same manner in which the trustee votes all shares for which it has received valid instructions. If valid instructions are not received from an Employee Stock Purchase Plan or 2003 Stock Plan participant by May 1, 2008, the shares of stock credited to his or her account will not be voted.

How You May Revoke or Change Your Vote

You may revoke your proxy at any time before it is voted at the annual meeting by any of the following methods:

•	Submitting a later-dated proxy by mail, over the telephone or through the Internet.

•	Sending a written notice, including by facsimile, to the Corporate Secretary of the Company. You must send any written notice of a revocation of a proxy so that it is received before the taking of the vote at the annual meeting to:

Newell Rubbermaid Inc.
10B Glenlake Parkway, Suite 300
Atlanta, Georgia 30328
Facsimile: 1-770-407-3987
Attention: Corporate Secretary

•	Attending the annual meeting and voting in person. Your attendance at the annual meeting will not in and of itself revoke your proxy. You must also vote your shares at the annual meeting. If your shares are held in “street name” by a broker, bank or other record holder, you must obtain a proxy, executed in your favor, from the record holder to be able to vote at the annual meeting.

If you require assistance in changing or revoking your proxy, please contact the Company’s proxy solicitor, Morrow & Co., Inc., at the following address or telephone number:

Morrow & Co., Inc.
470 West Avenue
Stamford, CT 06902
Phone Number: 1-800-662-5200

Costs of Solicitation

This Proxy Statement and the accompanying proxy card are being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of the Company. The Company will pay the costs of soliciting proxies. The Company has retained Morrow & Co., Inc. to aid in the solicitation of proxies and to verify certain records related to the solicitation. The Company will pay Morrow & Co., Inc. a fee of $10,000 as compensation for its services and will reimburse it for its reasonable out-of-pocket expenses.

In addition to solicitation by mail, directors, officers and employees of the Company, at no additional compensation, may solicit proxies from stockholders by telephone, facsimile, Internet or in person. Upon request, the Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending the proxy materials to beneficial owners.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s Board of Directors is currently comprised of 12 directors who are divided into three classes, with each class elected for a three-year term. The Board of Directors has nominated Michael T. Cowhig, Mark D. Ketchum, William D. Marohn and Raymond G. Viault for re-election as Class III directors at the annual meeting. General Gordon Sullivan will retire at the annual meeting of stockholders in accordance with the Company’s Corporate Governance Guidelines. Upon General Sullivan’s retirement, the number of directors serving on the Board will be reduced to 11. If re-elected, Michael T. Cowhig, Mark D. Ketchum, William D. Marohn and Raymond G. Viault will serve until the annual meeting of stockholders to be held in 2011 and until their successors have been duly elected and qualified, except that Mr. Marohn is expected to retire at the 2010 Meeting of Stockholders in accordance with the Company’s Corporate Governance Guidelines.

Proxies will be voted, unless otherwise indicated, FOR the election of the four nominees for director. All of the nominees are currently serving as directors of the Company and have consented to serve as directors if elected at this year’s annual meeting. The Company has no reason to believe that any of the nominees will be unable to serve as a director. However, should any nominee be unable to serve if elected, the Board of Directors may reduce the number of directors, or proxies may be voted for another person nominated as a substitute by the Board of Directors.

The Board of Directors unanimously recommends that you vote FOR the election of each nominee for director.

Information about the nominees and the continuing directors whose terms expire in future years is set forth below.

Director
Name and Background	Since

Nominees for Class III Directors—Term Expiring in 2011

Michael T. Cowhig, age 61, retired in December 2006 as President, Global Technical and Manufacturing of The Procter & Gamble Company—Gillette Global Business Unit (a manufacturer and marketer of consumer products), a post he held since October 1, 2005. Prior thereto, he held the position of President, Global Technical and Manufacturing of The Gillette Company from January 2004 to October 2005. Mr. Cowhig joined Gillette in 1968, and thereafter served in a variety of roles, including Senior Vice President, Global Manufacturing and Technical Operations—Stationery Products from 1996 to 1997, Senior Vice President, Manufacturing and Technical Operations—Grooming from 1997 to 2000, Senior Vice President, Global Supply Chain and Business Development from 2000 to 2002, and Senior Vice President, Global Manufacturing and Technical Operations from 2002 to 2004. Mr. Cowhig is also a director of CCL Industries, a global manufacturer of specialty packaging and labeling solutions for the consumer products and healthcare industries
2005

Mark D. Ketchum, age 58, has been President & Chief Executive Officer of the Company since October 16, 2005. From 1999 to 2004, Mr. Ketchum was President, Global Baby and Family Care of The Procter & Gamble Company. Mr. Ketchum joined Procter & Gamble in 1971, and thereafter served in a variety of roles, including Vice President and General Manager—Tissue/Towel from 1990 to 1996 and President—North American Paper Sector from 1996 to 1999. Mr. Ketchum is also a director of Kraft Foods, Inc. (a global manufacturer and marketer of packaged foods and beverages)	2005

Director
Name and Background	Since

William D. Marohn, age 68, has been Chairman of the Board of the Company since May 2004. He retired in December 1998 as Vice Chairman of the Board of Whirlpool Corporation (a manufacturer and marketer of major home appliances), a post he held since February 1997. From 1992 to 1997, Mr. Marohn served as the President and Chief Operating Officer of Whirlpool Corporation. From January to October 1992, he was President of Whirlpool Europe, B.V. From 1989 to 1991, Mr. Marohn served as Executive Vice President of Whirlpool’s North American Operations, and from 1987 to March 1989 he was President of Whirlpool’s Kenmore Appliance Group. Prior to retirement, Mr. Marohn had been associated with Whirlpool since 1964
1999

Raymond G. Viault, age 63, retired in January 2005 as Vice Chairman of General Mills, Inc. (a manufacturer and marketer of consumer food products), a post he held since 1996. From 1990 to 1996, Mr. Viault was President of Kraft Jacobs Suchard in Zurich, Switzerland. Mr. Viault was with Kraft General Foods for a total of 20 years, serving in a variety of major marketing and general management positions. Mr. Viault is also a director of VF Corp. (an apparel company), Safeway Inc. (a food and drug retailer), and Cadbury Schweppes plc (a manufacturer and marketer of foods and beverages)	2002

Class II Directors Continuing in Office—Term Expiring in 2010

Scott S. Cowen, age 61, has been the President of Tulane University and Seymour S. Goodman Memorial Professor of Business since 1998. From 1984 to 1998, Dr. Cowen served as Dean and Albert J. Weatherhead, III Professor of Management, Weatherhead School of Management, Case Western Reserve University. Prior to his departure in 1998, Dr. Cowen had been associated with Case Western Reserve University in various capacities since 1976. Dr. Cowen is also a director of American Greetings Corp. (a manufacturer of greeting cards and related merchandise), Forest City Enterprises (a real estate developer) and Jo-Ann Stores (an operator of retail fabric shops)
1999

Cynthia A. Montgomery, age 55, is the Timken Professor of Business Administration and Chair of the Strategy Unit at the Harvard University Graduate School of Business, where she has served on the faculty since 1989. Prior thereto, Dr. Montgomery was a Professor at the Kellogg School of Management at Northwestern University from 1985 to 1989. Dr. Montgomery also serves on the Board of Directors of Black Rock Mutual Funds, Harvard Business School Publishing, and McLean Hospital	1995

Michael A. Todman, age 50, has been President, Whirlpool North America since June 2007 and a member of the Board of Directors of Whirlpool Corporation (a manufacturer and marketer of major home appliances) since January 1, 2006. He served as President, Whirlpool International from January 2006 to June 2007 and served as Executive Vice President and President of Whirlpool Europe from October 2001 to January 2006. From March 2001 to October 2001, he served as Executive Vice President, North America of Whirlpool Corporation. From 1993 to 1999, Mr. Todman served in a number of roles at Whirlpool, including Senior Vice President, Sales and Marketing, North America; Vice President, Sears Sales and Marketing; Vice President, Product Management; Controller of North America; Vice President, Consumer Services, Whirlpool Europe; General Manager, Northern Europe; and Director, Finance, United Kingdom. Prior to joining Whirlpool, Mr. Todman held a variety of leadership positions at Wang Laboratories, Inc. and Price Waterhouse and Co.
2007

Director
Name and Background	Since

Class I Directors Continuing in Office—Term Expiring in 2009

Thomas E. Clarke, age 57, has been President of New Business Ventures of Nike, Inc. (a designer, developer and marketer of footwear, apparel, equipment and accessory products) since 2001. Dr. Clarke joined Nike, Inc. in 1980. He was appointed divisional Vice President in charge of marketing in 1987, corporate Vice President in 1989, General Manager in 1990, and served as President and Chief Operating Officer from 1994 to 2000. Dr. Clarke previously held various positions with Nike, Inc., primarily in research, design, development and marketing	2003

Domenico De Sole, age 64, has been the Chairman of Tom Ford International since 2005. Prior thereto he was President and Chief Executive Officer of Gucci Group NV, and Chairman of the Group’s Management Board, a post he held from 1995 to 2004. From 1984 to 1994, Mr. De Sole served as Chief Executive Officer of Gucci America. Prior thereto, Mr. De Sole was a partner with Patton Boggs & Blow (a law firm) from 1970 to 1984. Mr. De Sole also serves on the Board of Directors of Telecom Italia S.p.A., GAP, Inc., Ermenegildo Zegna, and is a Member of the Advisory Board of Harvard Law School	2007

Elizabeth Cuthbert-Millett, age 51, has been a private investor for more than five years	1995

Steven J. Strobel, age 50, was Senior Vice President—Treasurer of Motorola, Inc. (a wireless and broadband communications company) from June 2007 to March 2008. He served as Motorola’s Senior Vice President—Corporate Controller from 2003 to June 2007. From 2000 to 2003, Mr. Strobel was Vice President—Finance and Treasurer for Owens Corning (a manufacturer and marketer of building material and composites systems). From 1996 to 1999, Mr. Strobel served as Owens Corning’s Vice President—Corporate Controller. From 1986 to 1996, Mr. Strobel served in a number of roles with Kraft Foods, a former division of Philip Morris Companies, Inc. (a manufacturer and marketer of consumer products). While at Kraft, he held various financial positions, including Vice President, Finance, Kraft Grocery Products Division; Vice President and Controller, Kraft USA Operations; and Chief Financial Officer, Kraft Foods Canada
2006

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES
AND CORPORATE GOVERNANCE

General

The primary responsibility of the Board of Directors is to oversee the affairs of the Company for the benefit of the Company’s stockholders. To assist it in fulfilling its duties, the Board of Directors has delegated certain authority to the Audit Committee, the Organizational Development & Compensation Committee and the Nominating/Governance Committee. The duties and responsibilities of these standing committees are described below under “Committees.”

The Board of Directors has adopted the “Newell Rubbermaid Inc. Corporate Governance Guidelines.” The purpose of these guidelines is to ensure that the Company’s corporate governance practices enhance the Board’s ability to discharge its duties on behalf of the Company’s stockholders. The Corporate Governance Guidelines are available under the “Corporate Governance” link on the Company’s website at www.newellrubbermaid.com and may be obtained in print without charge upon written request by any stockholder to the office of the Corporate Secretary of the Company at 10B Glenlake Parkway, Suite 300, Atlanta, Georgia 30328. The Corporate Governance Guidelines include:

•	a requirement that a majority of the Board will be “independent directors,” as defined under the applicable rules of The New York Stock Exchange, Inc. (“NYSE”) and any standards adopted by the Board of Directors from time to time;

•	a requirement that all members of the Audit Committee, the Organizational Development & Compensation Committee and the Nominating/Governance Committee will be “independent directors” as defined under the applicable rules of the NYSE and any standards adopted by the Board of Directors from time to time;

•	a requirement that a director submit his or her resignation to the Board for consideration in the event he or she is not elected by a majority of the votes cast in an uncontested election;

•	mandatory director retirement at the annual meeting immediately following the attainment of age 70;

•	regular executive sessions of non-management directors outside the presence of management at least four times a year, provided that if the non-management directors include one or more directors who are not “independent directors” under the applicable NYSE rules, the independent directors also will meet, outside the presence of management in executive session, at least once a year;

•	annual review of the performance of the Board and the Chairman of the Board;

•	regular review of management succession planning and annual performance reviews of the Chief Executive Officer; and

•	the authority of the Board to engage independent legal, financial, accounting and other advisors as it believes necessary or appropriate to assist it in the fulfillment of its responsibilities, without consulting with, or obtaining the advance approval of, any Company officer.

Director Independence

Pursuant to the Corporate Governance Guidelines, the Board of Directors undertook its annual review of director independence in February 2008. During this review, the Board of Directors considered whether or not each director has any material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and has otherwise complied with the requirements for independence under the applicable NYSE rules.

As a result of these reviews, the Board of Directors affirmatively determined that all of the Company’s current directors are “independent” of the Company and its management within the meaning of the applicable NYSE rules and under the standards set forth in the Corporate Governance Guidelines, with the exception of Mark D. Ketchum. Mr. Ketchum is considered an inside director because of his employment as President and Chief Executive Officer of the Company.

In making its independence determinations, the Board of Directors considered the following facts and circumstances relating to directors Cowhig and Viault.

Prior to his retirement on December 31, 2006, Michael T. Cowhig served as President, Global Technical and Manufacturing of the Gillette Global Business Unit (“Gillette”) of The Procter & Gamble Company. In 2006, the Company’s Office Products business segment subleased from Gillette a manufacturing facility in Santa Monica, California, as a result of the Company’s acquisition in 2000 of Gillette’s former writing instruments business. The Company exited this facility in July 2006, but the Company’s obligations under the sublease of approximately $70,000 per month remained in effect until 2013. The Company subsequently entered into an agreement with Gillette terminating the sublease. Under the terms of the agreement, Gillette has been given access to the property since July 1, 2006 and began making all payments under the master lease on the property commencing September 1, 2006. Gillette paid the Company $5 million in 2006 under the agreement, offset by approximately $320,000 of additional rent and tax payments. Mr. Cowhig recused himself from any approval of, or involvement in, the transaction, the terms of which were approved in advance by the Audit Committee of the Company’s Board of Directors. Given the absence of any involvement by Mr. Cowhig and the lack of materiality of the transaction to the Company and to Gillette as a whole, the Board concluded that Mr. Cowhig’s interest in this transaction was not material and would not influence his actions or decisions as a director of the Company and that Mr. Cowhig therefore complies with the requirements for independence under applicable NYSE rules.

Raymond G. Viault currently serves as a director of Safeway Inc., an entity which purchases the Company’s products in the ordinary course of business. Sales by the Company to Safeway Inc. totaled $5.0 million in 2007, and such sales were made on customary terms. The Board has concluded that, under these facts and circumstances, Mr. Viault’s interest in these transactions is not material and would not influence his actions or decisions as a director of the Company, and that Mr. Viault therefore complies with the requirements for independence under applicable NYSE rules.

Meetings

The Company’s Board of Directors held six meetings during 2007. All directors attended at least 75% of the Board meetings and meetings of Board committees on which they served. Under the Company’s Corporate Governance Guidelines, each director is expected to attend the annual meeting of the Company’s stockholders. All of the directors attended the 2007 annual meeting of stockholders.

The Company’s non-management directors held five meetings during 2007 separately in executive session without any members of management present. The Company’s Corporate Governance Guidelines provide that the presiding director at each such session is the Chairman of the Board or lead director, or in his or her absence, the person the Chairman of the Board or lead director so appoints. The Chairman of the Board currently presides over executive sessions of the non-management directors.

Committees

The Board of Directors has an Audit Committee, an Organizational Development & Compensation Committee and a Nominating/Governance Committee.

Audit Committee.  The Audit Committee, whose Chair is Dr. Cowen and whose other current members are Mr. De Sole, Mr. Strobel, General Sullivan, Mr. Todman and Mr. Viault, met nine times during 2007. The Board of Directors has affirmatively determined that each current member of the Audit Committee is an “independent director” within the meaning of the applicable U.S. Securities and Exchange Commission (“SEC”) regulations, the applicable NYSE rules and the Company’s Corporate Governance Guidelines. Further, the Board of Directors has affirmatively determined that each of

Dr. Cowen, Mr. Strobel, Mr. Todman and Mr. Viault is qualified as an “audit committee financial expert” within the meaning of the applicable SEC regulations.

The Audit Committee assists the Board of Directors in fulfilling its fiduciary obligations to oversee:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the qualifications and independence of the Company’s independent registered public accounting firm;

•	the performance of the Company’s internal audit function and independent auditors; and

•	the Company’s overall risk management profile and the Company’s process for assessing significant business risks.

In addition, the Audit Committee:

•	is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm;

•	has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission by employees of concerns regarding questionable accounting or audit matters; and

•	has the authority to engage independent counsel and other advisors as it deems necessary to carry out its duties.

The Audit Committee acts under a written charter that is available under the “Corporate Governance” link on the Company’s website at www.newellrubbermaid.com and may be obtained in print without charge upon written request by any stockholder to the office of the Corporate Secretary of the Company at 10B Glenlake Parkway, Suite 300, Atlanta, Georgia 30328.

Organizational Development & Compensation Committee.  The Organizational Development & Compensation Committee, whose Chair is Dr. Clarke and whose other current members are Mr. Cowhig, Ms. Cuthbert-Millett, General Sullivan, and Mr. Viault, met eight times during 2007. The Board of Directors has affirmatively determined that each member of the Organizational Development & Compensation Committee is an “independent director” within the meaning of the applicable NYSE rules and the Company’s Corporate Governance Guidelines.

The Organizational Development & Compensation Committee is principally responsible for:

•	assisting the independent directors in evaluating the Chief Executive Officer’s performance and fixing the CEO’s compensation;

•	making recommendations to the Board with respect to non-CEO compensation, incentive-compensation plans, equity based plans and director compensation; and

•	assisting the Board in management succession planning.

The Organizational Development & Compensation Committee acts under a written charter that is available under the “Corporate Governance” link on the Company’s website at www.newellrubbermaid.com and may be obtained in print without charge upon written request to the office of the Corporate Secretary of the Company at 10B Glenlake Parkway, Suite 300, Atlanta, Georgia 30328. Additional information on the Organizational Development & Compensation Committee’s processes and procedures for the consideration and determination of executive and director compensation is addressed below under the caption “Executive Compensation—Compensation Discussion and Analysis.”

Nominating/Governance Committee.  The Nominating/Governance Committee, whose Chair is Dr. Montgomery and whose other current members are Dr. Clarke, Mr. Cowhig and Ms. Cuthbert-Millett,

met five times during 2007. The Board of Directors has affirmatively determined that each member of the Nominating/Governance Committee is an “independent director” within the meaning of the applicable NYSE rules and the Company’s Corporate Governance Guidelines.

The Nominating/Governance Committee is principally responsible for:

•	identifying and recommending to the Board of Directors candidates for nomination or appointment as directors;

•	reviewing and recommending to the Board of Directors appointments to Board committees;

•	developing and recommending to the Board of Directors corporate governance guidelines for the Company and any changes to those guidelines;

•	reviewing, from time to time, the Company’s Code of Business Conduct and Ethics and certain other policies and programs intended to promote compliance by the Company with its legal and ethical obligations, and recommending to the Board of Directors any changes to the Company’s Code of Business Conduct and Ethics and such policies and programs; and

•	overseeing the Board of Directors’ annual evaluation of its own performance.

The Nominating/Governance Committee acts under a written charter that is available under the “Corporate Governance” link on the Company’s website at www.newellrubbermaid.com and may be obtained in print without charge upon written request by any stockholder to the office of the Corporate Secretary of the Company at 10B Glenlake Parkway, Suite 300, Atlanta, Georgia 30328.

Director Nomination Process

The Nominating/Governance Committee is responsible for identifying and recommending to the Board of Directors candidates for directorships. The Nominating/Governance Committee considers candidates for Board membership who are recommended by members of the Nominating/Governance Committee, other Board members, members of management and individual stockholders. Once the Nominating/Governance Committee has identified prospective nominees for director, the Board is responsible for selecting such candidates. As set forth in the Corporate Governance Guidelines, the Board seeks to identify as candidates for director persons from various backgrounds and with a variety of life experiences, a reputation for integrity and good business judgment and experience in highly responsible positions in professions or industries relevant to the conduct of the Company’s business. In selecting director candidates, the Board takes into account the current composition and diversity of the Board and the extent to which a candidate’s particular expertise and experience will complement the expertise and experience of other directors. The Board considers candidates for director who are free of conflicts of interest or relationships that may interfere with the performance of their duties.

From time to time, the Nominating/Governance Committee has engaged the services of Korn/Ferry International, a global executive search firm, to assist the Nominating/Governance Committee and the Board of Directors in identifying and evaluating potential director candidates. Korn/Ferry International identified Mr. De Sole as a director candidate and in 2007 recommended his candidacy to the Nominating/Governance Committee. The Nominating/Governance Committee evaluated Mr. De Sole against the criteria set forth above and recommended him to the full Board of Directors for election.

A stockholder who wishes to recommend a director candidate for consideration by the Nominating/ Governance Committee should submit such recommendation in writing to the Nominating/Governance Committee at the address set forth below under “Communications with the Board of Directors.” A candidate recommended for consideration must be highly qualified and must be willing and able to serve as a director. Director candidates recommended by stockholders will receive the same consideration given to other candidates and will be evaluated against the criteria outlined above.

Communications with the Board of Directors

The independent members of the Board of Directors have adopted the Company’s “Procedures for the Processing and Review of Stockholder Communications to the Board of Directors,” which provide for the processing, review and disposition of all communications sent by stockholders or other interested persons to the Board of Directors. Stockholders and other interested persons may communicate with the Company’s Board of Directors or any member or committee of the Board of Directors by writing to them at the following address:

Newell Rubbermaid Inc.
Attention: [Board of Directors]/[Board Member]
c/o Corporate Secretary
Newell Rubbermaid Inc.
10B Glenlake Parkway, Suite 300
Atlanta, Georgia 30328

Communications directed to the independent or non-management directors should be sent to the attention of the Chairman of the Board or the Chair of the Nominating/Governance Committee, c/o Corporate Secretary, at the address indicated above.

Any complaint or concern regarding financial statement disclosures, accounting, internal accounting controls, auditing matters or violations of the Company’s Code of Ethics for Senior Financial Officers should be sent to the attention of the General Counsel at the address indicated above or may be submitted in a sealed envelope addressed to the Chair of the Audit Committee, c/o General Counsel, at the same address, and labeled with a legend such as: “To Be Opened Only by the Audit Committee.” Such accounting complaints will be processed in accordance with procedures adopted by the Audit Committee. Further information on reporting allegations relating to accounting matters is available under the “Corporate Governance” link on the Company’s website at www.newellrubbermaid.com.

Code of Ethics

The Board of Directors has adopted a “Code of Ethics for Senior Financial Officers”, which is applicable to the Company’s senior financial officers, including the Company’s principal executive officer, principal financial officer, principal accounting officer and controller. The Company also has a separate “Code of Business Conduct and Ethics” that is applicable to all Company employees, including each of the Company’s directors and officers. Both the Code of Ethics for Senior Financial Officers and the Code of Business Conduct and Ethics are available under the “Corporate Governance” link on the Company’s website at www.newellrubbermaid.com. The Company posts any amendments to or waivers from its Code of Ethics for Senior Financial Officers or to the Code of Business Conduct and Ethics (to the extent applicable to the Company’s directors or executive officers) at the same location on the Company’s website. In addition, copies of the Code of Ethics for Senior Financial Officers and of the Code of Business Conduct and Ethics may be obtained in print without charge upon written request by any stockholder to the office of the Corporate Secretary of the Company at 10B Glenlake Parkway, Suite 300, Atlanta, Georgia 30328.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Various Company policies and procedures, which include the Code of Business Conduct and Ethics (applicable to all executive officers and non-employee directors), the Code of Ethics for Senior Financial Officers and annual questionnaires completed by all Company directors and executive officers, require disclosure of transactions or relationships that may constitute conflicts of interest or otherwise require disclosure under applicable SEC rules. Pursuant to its charter, the Company’s Nominating/Governance Committee considers and makes recommendations to the Board of Directors with respect to possible waivers of conflicts of interest or any other provisions of the Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers. Pursuant to the Company’s Corporate Governance Guidelines, the Nominating/Governance Committee also annually reviews the continuing independence of the Company’s nonemployee directors under applicable law or rules of the NYSE and reports its findings to the Board of Directors in connection with its independence determinations.

When the Nominating/Governance Committee learns of a transaction or relationship that may constitute a conflict of interest or may cause a director not to be treated as independent, the Committee determines if further investigation is required and, if so, whether it should be conducted by the Company’s legal, internal audit or other staff or by outside advisors. The Committee reviews and evaluates the transaction or relationship, including the results of any investigation, and makes a recommendation to the Board of Directors with respect to whether a conflict or violation exists or will exist or whether a director’s independence is or would be impaired. The Board of Directors, excluding any director who is the subject of the recommendation, receives the report of the Nominating/Governance Committee and makes the relevant determination. These practices are flexible and are not required by any document.

ORGANIZATIONAL DEVELOPMENT &
COMPENSATION COMMITTEE REPORT

The Organizational Development & Compensation Committee of the Board of Directors has furnished the following report to the stockholders of the Company in accordance with rules adopted by the Securities and Exchange Commission.

The Organizational Development & Compensation Committee of the Company states that the Committee reviewed and discussed with management the Company’s Compensation Discussion and Analysis contained in this Proxy Statement.

Based upon the review and discussions referred to above, the Organizational Development & Compensation Committee recommended to the Board of Directors that the Company’s Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted on behalf of the members of the Organizational Development & Compensation Committee:

Thomas E. Clarke, Chair
Michael T. Cowhig
Elizabeth Cuthbert-Millett
Gordon R. Sullivan
Raymond G. Viault

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains the material elements of the compensation of the Company’s named executive officers and describes the objectives and principles underlying the Company’s executive compensation program.

Executive Compensation Objectives

The Company’s executive compensation objectives are to:

•	Motivate its executives to meet or exceed the Company’s performance goals;

•	Reward individual performance and contributions;

•	Link the financial interests of executives and stockholders; and

•	Attract and retain the best possible executive talent.

The key elements of the Company’s executive compensation program are:

•	Salary;

•	Annual incentive compensation;

•	Long-term incentive compensation; and

•	Retirement benefits.

Please see the caption “Key Elements of Executive Compensation” below for an explanation of each of these elements.

The following discussion shows how the Company used these compensation elements in 2007 to meet the four objectives of its executive compensation program.

Motivate executives to meet or exceed Company performance goals.  The Company motivates executives to meet or exceed Company goals by linking a significant portion of their total compensation directly to achieving the Company’s performance goals. Each year, the Company reviews the performance goals and changes them as appropriate to reflect its current business objectives. For 2007, the Company tied two elements of executive compensation directly to Company performance goals.

•	The Company tied annual cash incentive compensation under its Management Cash Bonus Plan (the “Bonus Plan”) directly to performance against Company performance goals. Please see the caption “Annual Incentive Compensation” below for an explanation of payments in 2007 under the Bonus Plan.

•	The Company also used annual performance goals for 2007 under the Long-Term Incentive Plan (“LTIP”) to determine the number of shares of restricted stock it would award to executives in 2008. Please see the caption “Long-Term Incentive Compensation” below for an explanation of shares of restricted stock awarded under the LTIP.

Reward individual performance and contributions.  The Company’s evaluation of the individual performance of each executive officer, together with the executive’s contribution to Company performance, affected most aspects of the executive’s compensation for 2007:

•	The Company considered individual performance in determining the executive’s annual salary, as discussed under the caption “Salary” below.

•	The executive’s annual salary, in turn, directly affected the amount of incentive compensation that the executive could earn for meeting or exceeding annual performance goals under the Bonus Plan, as discussed under the caption “Annual Incentive Compensation” below.

•	Annual salary, along with achievement of annual performance goals for 2007, also directly affected the number of shares of restricted stock that were granted to the executive under the LTIP, as discussed under the caption “Long-Term Incentive Compensation—Restricted Stock” below.

•	Individual performance was also an important factor in determining the number of stock options that were granted to executives in 2007, as discussed under the caption “Long-Term Incentive Compensation—Stock Options” below.

Link the financial interests of executives and stockholders.  For 2007, the Company used stock options and restricted stock to provide long-term incentive compensation and to link the financial interests of its executives with the financial interests of its stockholders.

•	Stock options become exercisable over time, typically five years, and thus require a long-term commitment by executives to realize the appreciation potential of the options.

•	Restricted stock, which typically vests after a minimum of three years, requires a long-term commitment by executives to realize its value, which in turn depends on the stock price at the time of vesting and exposes the executive to increases and decreases in stock price for at least three years.

The Company believes that its stock ownership guidelines supplement the Company’s use of stock options and restricted stock as tools to link the financial interests of its executives and its stockholders. Under those guidelines, the Company expects executive officers to acquire and maintain ownership of Company stock with a value of at least twice their annual salaries, or three times in the case of the Chief Executive Officer.

In February 2008, the Company adopted changes to its incentive compensation program that changed the corporate performance goals used under the Bonus Plan and revised the methodology for determining grants of equity-based compensation under the LTIP. Please see the captions “Amendments to Bonus Plan” and “Amended LTIP” below for a discussion of these changes.

Attract and retain the best possible executive talent.  The Company believes that successfully recruiting and retaining talented executives requires the Company to pay compensation at a competitive level. To do that, it needs information about compensation practices of its relevant competitors, and in order to obtain that information for 2007 compensation levels, the Company used compensation information compiled from two separate comparator groups.

Custom Comparator Group

For 2007, as in 2006, the Company used a custom comparator group, which consists of companies that participate in the various consumer and commercial products industries in which the Company competes. The Company believes that the companies in the custom comparator group represent both its principal competitors for executive talent and the appropriate companies against which to compare corporate performance. Please see the caption “Custom Comparator Group Companies” at the end of this Compensation Discussion and Analysis for a complete list of the companies in the Company’s custom comparator group for 2007.

Multiple Industry Index Comparator Group

For 2007, the Company also used compensation information compiled from a multiple industry index of 107 companies, whose compensation data is tracked by the outside consultant of the Organizational Development & Compensation Committee (the “Committee”). This index includes companies both inside and outside of the consumer products industry in which the Company operates with annual revenues ranging from $3 billion to $12 billion. For 2007, the Company chose to utilize the multiple industry index, in addition to the Company’s custom comparator group, in order to provide a larger pool of data for a more statistically relevant comparison of compensation levels. Please see the caption “Multiple Industry Index

Comparator Group” at the end of this Compensation Discussion and Analysis for a complete list of the companies in the Company’s multiple industry index comparator group for 2007.

The Company periodically obtains surveys of the compensation practices of companies in both comparator groups and compares the Company’s executive compensation components with those of the comparator groups. In 2007, the Company used compensation information about the comparator groups as guidance for decisions regarding:

•	The portion of executive compensation that is current and the portion that is long-term;

•	The portion of total compensation that is equity and the portion that is cash; and

•	Levels of salary, annual bonus opportunities and long-term incentive opportunities.

For purposes of making total shareholder return comparisons under the Bonus Plan and LTIP, the Company only uses the custom comparator group, as the companies in the custom comparator group constitute the most relevant businesses against which the Company compares its corporate performance.

For 2007, various elements of the executive compensation program encouraged executives to remain with the Company. The annual incentives that could be earned under the Bonus Plan and LTIP generally require continued employment for at least the full current year. Restricted stock awards typically do not vest for three years, and stock option grants typically vest over a five-year period. In addition, the vesting provisions of the Company’s retirement plans require long-term commitment to the Company.

Key Elements of Executive Compensation

The Company believes that each key element of its compensation program complements the others and that, together, the elements achieve the Company’s principal compensation objectives. When the Company makes decisions about compensation for an executive officer, it considers the impact on the total value of all these elements of compensation for the individual. To facilitate this approach, the Committee annually reviews a summary report, or “tally sheet,” which identifies each element of the compensation paid to its executive officers and its dollar value. The Committee uses the summary report to review the Company’s overall pay and benefit levels to provide the Committee with additional perspective to help it evaluate how the Company’s executive compensation program meets the Company’s compensation objectives.

The Summary Compensation Table shows the compensation of each named executive officer for the fiscal year ended December 31, 2007. The “Total Compensation” amount shown on the Summary Compensation Table differs in a number of ways from what the Company views as relevant to its decisions about executive compensation.

•	While the Company believes that retirement benefits constitute a key component of the competitive compensation package offered to executives, and carefully considers the design and cost of these programs and the benefits they provide, it does not view the year-to-year change in the amount of accrued retirement benefits, and in particular the present value of the benefits, as a meaningful measure of annual executive compensation because the increase in any year is so strongly influenced by the age, years of service and related benefits of the individual executive and assumptions used to calculate the present value of benefits.

•	The amounts reported for restricted stock and stock option awards in the Summary Compensation Table consist of the amount recognized by the Company as compensation cost in 2007 under Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” (“FAS 123(R)”), in respect of these equity awards to each named executive officer. The Company does not view this amount as a meaningful measure of annual executive compensation, because the compensation cost includes amounts attributable to equity grants made in prior years and thus varies significantly based on the length of an individual’s tenure with the Company. In making its compensation decisions, the Company valued stock options and restricted stock awarded in and for

2007 under methodologies developed by the Committee’s compensation consultant rather than FAS 123(R), as described below under “Long-Term Incentive Compensation.”

•	The Company does not view as compensation living expenses in Atlanta, Georgia pending relocation by named executive officers (Mr. Robinson in 2007), nor does it view the reimbursement of expenses associated with such relocations as compensation.

For Company executives, including the named executive officers, as a group, the Company views salaries at or near the 50th percentile of the comparator groups, aggregate target annual incentive opportunities at or near the 65th percentile of the comparator groups and aggregate long-term incentive opportunities at or near the 50th percentile of the comparator groups as an indication of the competitive annual compensation level for its executives. In the case of the named executive officers as a group, compensation varied from these levels in 2007 as salaries were slightly above the targeted 50th percentile and each of aggregate target annual incentive opportunities and aggregate long-term incentive opportunities were slightly below the targeted 65th and 50th percentiles, respectively.

The differences reflected individual performance and other factors, including the breadth of the executive’s responsibility, the circumstances surrounding the executive’s initial hiring and the desire to promote executive retention in a competitive market place. The Company pegs annual incentive opportunities at a level higher than the 50th percentile in order to provide a more attractive benefit that rewards and incentivizes annual performance, which the Company believes, in turn, encourages efforts to increase stockholder value.

Finally, the Company’s retirement plans provided competitive benefits and assisted in attracting and retaining key executives. The extended vesting requirements, in particular, encourage executives to stay until retirement.

Salary

The Company pays its executives a fixed, annual salary. Salaries provide a degree of financial stability for the executives, with salary increases designed to reward recent performance and contributions. The Company reviews and may revise salaries for executives in the early part of each year. The Company uses the following principal factors to make salary decisions:

•	The executive’s current salary;

•	An evaluation of the individual performance of the executive officer. Individual performance criteria include operating and financial performance of the Company, Group or function for which the executive is responsible, success in achieving his or her individual business objectives, promotion of the Company’s values and initiatives and other personal criteria, including leadership, communication, teamwork, decision making, commitment to excellence and work ethic;

•	The recommendation of the Chief Executive Officer, in the case of other executive officers; and

•	Survey data available regarding salaries provided to persons holding comparable positions at the companies in the comparator groups used by the Company. Not all of the companies in the comparator groups have positions comparable to all Company positions nor is information available as to the compensation paid to all persons in those positions. The Company uses the 50th percentile as an indication of competitive salary for an executive’s position. However, salaries of individual named executive officers may be above or below those levels, reflecting individual performance, responsibilities and other relevant factors.

The relative importance of each of these factors varies from executive to executive and from year to year. For 2007, in the case of other executive officers, the Company considered the Chief Executive Officer’s evaluation of individual performance as a critical factor.

The “Salary” column of the Summary Compensation Table shows the salaries paid in 2007 to each named executive officer. The Company paid Mr. Ketchum an annualized base salary of $1,200,000 for his service as Chief Executive Officer in 2007, as was agreed in his February 2006 compensation arrangement. For the other named executive officers, the Company increased, effective February 1, 2007, their base salaries by approximately three to six percent from their prior levels. The Company approved the increases to reward positive individual performance and contribution to Company performance, to reflect the higher salaries for comparable positions at the companies in the comparator groups and because the Company had not increased base salary levels since 2005. In addition, in December 2007, the Company increased the base salary for Mr. Roberts by approximately seven percent in connection with his appointment, and as a result of this increased responsibilities, as Executive Group President, Office Products and Cleaning, Organization and Décor.

The Company believes that the salaries it paid in 2007 to each named executive officer served the Company’s goals to:

•	reward each individual’s performance and contribution to the Company’s overall performance for the year based on operating and financial performance of the Company, Group or function for which the executive is responsible, success in achieving his or her individual business objectives and other personal criteria, including leadership, communication, teamwork, decision making, commitment to excellence and work ethic; and

•	retain each individual’s services because the Company paid overall compensation, including salaries, at a competitive level based on the Company’s review of salaries and overall compensation paid by the companies in the Company’s comparator groups.

Annual Incentive Compensation

The annual incentive program is designed to reward performance that supports the Company’s short-term performance goals. The Company provides annual performance-based compensation to the named executive officers and other executives under its Bonus Plan. Within the first 90 days of each year, the Company sets goals for the year under the Bonus Plan, based on its short-term performance goals. The Company pays a cash bonus, measured as a percentage of the executive’s salary, based on the extent to which the Company achieves each of the performance goals. If a performance goal is met at the target level, the Company pays the target bonus for that goal. Performance above the target for a goal results in payment of a higher percentage of salary up to a preestablished maximum, depending on participation levels. Performance below the target results in a lower bonus payment for that goal if a minimum threshold is met, or no payment if it is not.

For 2007, as in 2006, the performance goals for cash bonus payments to the named executive officers were based on the Company’s Earnings Per Share, Cash Flow, Internal Sales Growth and Total Shareholder Return (as measured against the actual total shareholder return in 2007 of the companies in the custom comparator group). In the case of those named executive officers who served as Group Presidents during 2007 (Messrs. Roberts and Marton), the goals were based 50% on those overall Company performance goals and 50% on their individual Group’s Operating Income, Cash Flow and Internal Sales Growth. The Company paid Mr. Marton a bonus based on the criteria for Group Presidents since he served in the capacity for almost 11 months in 2007. In the case of each of the other named executive officers (Messrs. Ketchum, Robinson and Blaha), the goals were based 100% on overall Company performance measures.

The range of goals spread incentive across various categories to help ensure that no particular performance category received excessive focus at the expense of others. The Company and Group Internal Sales Growth goals were intended to emphasize the importance of increasing its internal sales. The Total Shareholder Return goal aimed to align further the interests of executives with those of Company stockholders. The 50-50 split for Group Presidents rewarded performance of the President’s Group while aligning their interests with the success of the overall Company. The relative weight assigned under the Bonus Plan to each performance goal for 2007 for each named executive officer appears in the table below.

2007 Bonus Plan: Relative Percentage Assigned to Each Performance Goal

	Mark D.	James J.	J. Patrick	Steven G.	Hartley D.
Performance Goal	Ketchum	Roberts	Robinson	Marton	Blaha

Earnings Per Share	50%	25%	50%	25%	50%
Internal Sales Growth	20%	10%	20%	10%	20%
Cash Flow	15%	7.5%	15%	7.5%	15%
Total Shareholder Return	15%	7.5%	15%	7.5%	15%
Group Operating Income	—	25%	—	25%	—
Group Cash Flow	—	12.5%	—	12.5%	—
Group Internal Sales Growth	—	12.5%	—	12.5%	—

For purposes of measuring attainment of the performance goals in 2007:

•	The Total Shareholder Return goal is the stock price increase plus dividends paid during the year divided by the stock price at the beginning of the year.

•	The Earnings Per Share goal excludes the effect of impairment and restructuring charges.

•	The Group Operating Income goal includes foreign exchange gains and losses and excludes foreign tax adjustments and franchise taxes and the effect of minority ownership interests.

•	The Cash Flow goal is operating cash flow less capital expenditures and dividends.

•	The Group Cash Flow goal is cash flow derived from Group operating income after an applied tax rate, less cash expenditures associated with purchase accounting reserves and restructuring, less Group capital expenditures.

•	The Internal Sales Growth and Group Internal Sales Growth goals exclude the impact of material acquisitions and divestitures.

Group level performance goals include the effect of businesses classified as discontinued operations for the portion of the year during which they were owned by the Company. However, upon the divestiture of a business unit, Group level performance targets are restated to exclude budgeted results for the business unit to the extent allocated to the period following the divestiture.

Under the Bonus Plan, the Committee determines the performance goals for the named executive officers, and bonus payments are made only on the Committee’s determination that the performance goals for the year were achieved. When the performance goals for 2007 were established, the Company viewed the target goals, with a few exceptions, as likely to be met if the Company and each Group performed in accordance with annual budgets. The exceptions were (1) the Internal Sales Growth and Group Internal Sales Growth goals, where targets exceeded budgets in order to maximize incentives for increased sales growth, and (2) the Total Shareholder Return goal, which was unpredictable because it depended in large part on the performance of the other companies in the custom comparator group and other external factors. The corporate target goals used under the Bonus Plan for 2007 are set forth below:

2007 Bonus Plan: Corporate Performance Targets and Payout Percentages

		Actual	% Attainment
Performance Goal	Target	Performance	of Target

Earnings Per Share	$1.72	$1.97	200%
Internal Sales Growth	+3%	+3.3%	111%
Cash Flow	$450 million	$462 million	110%
Total Shareholder Return (Rank in Custom Comparator Group)	12th	19th	7.2%

Attainment of the target indicated above in respect of each of these measures would have resulted in a bonus payout equal to 100% of the target cash bonus. The maximum payout in respect of each measure was equal to 200% of the target cash bonus. The Bonus Plan does not provide for discretion to waive pre-established goals.

For 2007, the Company based bonus payouts on a target of 105% of base salary for the Chief Executive Officer and 65% of base salary for each of the other named executive officers and used those levels because the Company believed that targeted payouts at those levels would achieve annual incentive compensation at or near the 65th percentile level of the comparator groups.

For 2007, the amount of the bonus paid to each named executive officer appears in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The Company paid Mr. Ketchum a bonus for 2007 of $1,837,080, or 145.8% of target bonus opportunity of 105% of his base salary. The table below shows bonus payouts for 2007 to the named executive officers as a percentage of target opportunity and as a percentage of base salary.

	Target as % of	Actual % of Target	Actual % of Base
Name	Base Salary	Opportunity Paid	Salary Paid

Mark D. Ketchum	105%	145.8%	153.1%
J. Patrick Robinson	65%	145.8%	94.8%
James J. Roberts	65%	137.0%	89.1%
Steven G. Marton	65%	86.4%	56.2%
Hartley D. Blaha	65%	145.8%	94.8%

Differences in the relative performance against goals for the Groups account for the differing actual payout percentages shown for the Group Presidents. Additional information appears in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” columns of the Grants of Plan-Based Awards table.

The Company believes that the cash bonuses it paid for 2007 to each named executive officer served the Company’s goals to:

•	motivate each of them to exceed Company performance goals, three of which were in fact exceeded; and

•	allow the Company to retain their services because it provided each of them with the opportunity to receive a cash bonus at a competitive level based on the Company’s review of annual incentive and overall compensation paid by the companies in the Company’s comparator groups.

Amendments to Bonus Plan

In February 2008, the Company adopted an amended Bonus Plan, subject to stockholder approval at the 2008 annual meeting. The Company changed the goals and relative percentages that will apply to the named executive officers under this Bonus Plan. Total Shareholder Return was eliminated as a performance goal because the Company believes that Total Shareholder Return, which measures the Company’s performance only against the performances of others, does not serve to promote the Company’s short-term performance goals as effectively as do the other measures the Company uses. The Company performance goals for 2008 are Earnings Per Share, Cash Flow and Internal Sales Growth. In the case of the Group Presidents, the goals continue to be based 50% on the Company performance goals and 50% on their individual Group’s Operating Income, Cash Flow and Internal Sales Growth. In the case of the other named executive officers, the goals continue to be based 100% on Company performance measures.

Long-Term Incentive Compensation

Long-term incentive awards motivate executives to increase stockholder value over the long term and align the interests of executives with those of stockholders. The Company provides long-term incentive compensation to the named executive officers and other executives primarily with annual awards of stock options and shares of restricted Company stock. The stock options and restricted stock are awarded under the Company’s 2003 Stock Plan. The 2003 Stock Plan also permits the Company to award restricted stock units, stock appreciation rights, performance shares, and performance units, as well as other equity awards. The Company considers the 50th percentile of its comparator groups to be an indication of the competitive long-term incentive compensation level for executives because paying compensation at this level will allow the Company to attract and retain the best possible executive talent.

In 2007, the Company awarded stock options with a value of approximately 35% of the total value of long-term incentive compensation awarded to the named executive officers and restricted stock with a value of approximately 65% of the total value of long-term incentive compensation awarded to the named executive officers. The Company determined these percentages based on its review of the compensation paid pursuant to long-term incentive compensation programs of the companies in the Company’s comparator groups and the Company’s belief that this allocation of stock options and restricted stock would enable the Company to award long-term incentive compensation at a competitive level. For this purpose, the Company uses the valuation methodology developed by the Committee’s compensation consultant rather than the FAS 123(R) valuation. This methodology values stock-denominated awards for purposes of assessing compensation levels at one company in relation to those delivered at another, and seeks to compute the dollar equivalence of different award types.

The model used by the Company in valuing options for this purpose constitutes a modified Black-Scholes approach that recognizes option-specific terms, vesting schedules, forfeiture provisions and strike prices, as well as the particular characteristics of the stock underlying the option, such as volatility and dividend yield. The formula assumes that the option life equals the option term (ten years), and ignores exercise patterns, based on the belief that early exercises reflect individual decisions not relating to the inherent value of the equity opportunity. The formula for options also assumes that future share price volatility equates to the daily change in share price over the 36 months preceding the option grant date. In the case of restricted stock, this methodology applies a discount of 10 to 12 percent to the market price of a share on the grant date to reflect the risk of forfeiture, as opposed to the common accounting convention that reflects an undiscounted share value. This approach is consistent with the methodology used by the consultant in valuing the long-term incentive opportunities provided by companies within the comparator groups used by the Company, providing for comparability of award values.

Stock Options

In 2007, the Company made specific grants of stock options to the named executive officers (other than Mr. Ketchum) based on a management recommendation. Management prepared the recommendation based primarily on an evaluation of the executive’s performance and expected future contribution to the Company and consideration of market data (provided by the Committee’s outside compensation consultant) using the 50th percentile for comparable positions at other companies in the comparator groups.

Options granted under the 2003 Stock Plan have an exercise price equal to the closing sale price of the common stock on the date of grant, have a maximum term of ten years, and become exercisable in annual cumulative installments of 20% of the number of options granted over a five-year period. All options granted in 2007 to named executive officers were subject to this five-year vesting schedule. In addition to the annual grants, the Company will from time to time grant stock options to executive officers in circumstances such as a promotion, a new hire or for retention purposes.

Based on the criteria above, in 2007, Mr. Ketchum received a grant of options to purchase 400,000 shares of common stock. Mr. Ketchum’s options have an exercise price of $30.37, which was the closing stock price on the grant date.

The “Option Awards” column of the Summary Compensation Table shows the dollar amount recognized for financial statement reporting purposes in 2007 in accordance with FAS 123(R) (but disregarding adjustments for estimated forfeitures) in respect of stock option grants to the named executive officers, and thus includes amounts attributable to awards made in both 2007 and prior years. The total FAS 123(R) grant date fair value of stock options awarded to each of the named executive officers in 2007 appears in the “Grant Date Fair Value of Stock and Option Awards” column of the Grants of Plan-Based Awards table.

The Company currently grants only non-qualified stock options, based on its view that the tax benefits to the Company of non-qualified stock options outweigh the potential tax benefits to executives of incentive stock options.

Restricted Stock

For 2007, as in 2006, the Company used the LTIP to determine the number of shares of restricted stock to award to executives under the 2003 Stock Plan. Under the LTIP, the fair market value of the shares awarded equaled a percentage of the executive’s salary, with the percentage determined by the level of attainment of the performance goals established for the immediately preceding year. The target, and maximum, value of restricted stock awarded to named executive officers under the LTIP is 100% of salary or, for the grant made to the Chief Executive Officer in 2008 (based on 2007 performance), 200% of salary.

For 2007, the Company set LTIP performance goals based on the Company’s Total Shareholder Return in comparison with the actual Total Shareholder Return of the custom comparator group companies for the year and the extent to which the Company achieved a Cash Flow goal. The Cash Flow goal for 2007 consisted of cash flow provided by operating activities less capital expenditures and dividends. For 2007, the Total Shareholder Return goal was 75% of the total performance goals and Cash Flow was 25%, and target payouts would occur in respect of these goals upon the attainment of a Total Shareholder Return within the top five of the custom comparator group and Cash Flow at or above 110% of the Cash Flow target under the Bonus Plan.

The restricted stock awarded to each named executive officer in 2007 based on performance in 2006, represented 81.3% of target, and maximum, opportunities. The “Stock Awards” column of the Summary Compensation Table shows the dollar amount recognized for financial statement reporting purposes in 2007 in accordance with FAS 123(R) (but disregarding adjustments for estimated forfeitures) in respect of restricted stock awards to the named executive officers, and thus includes amounts attributable to awards in both 2007 and prior years. The total FAS 123(R) grant date fair value of restricted stock awarded to each of the named executive officers in 2007 appears in the “Grant Date Fair Value of Stock and Option Awards” column of the Grants of Plan-Based Awards table.

The Company’s performance in 2007 resulted in restricted stock awards in February 2008 equal to 42.9%, or 85.8% in the case of the Chief Executive Officer, of executive officer salaries. The grants of restricted stock to each of the named executive officers in February 2008 under the LTIP represented 42.9% of target and maximum opportunities. The awards of restricted stock made in February 2008 are described in the “Stock Awards” description to the Summary Compensation Table.

The Committee determines the extent to which the LTIP performance goals have been achieved and also has discretion to reduce any amount of restricted stock to be awarded under the LTIP. That discretion was not exercised in 2007. In addition to grants under the LTIP, the Company will from time to time make awards of restricted stock to executive officers in circumstances such as a promotion, a new hire or for retention purposes.

In February 2006, the Company awarded Mr. Ketchum 50,000 shares of restricted stock on a one-time basis under the terms of his employment as Chief Executive Officer. The one-year vesting period of the award was contingent on stockholder approval of the amendment and restatement of the 2003 Stock Plan, which would permit a vesting period for restricted stock shorter than three years. Because that approval was received, the shares vested in February 2007, one year after the date of grant. The Company used the one-year vesting to provide Mr. Ketchum with an immediate equity stake in the Company.

All shares of restricted stock granted to the named executive officers in 2007 are subject to a risk of forfeiture and restrictions on transfer which lapse three years after the date of award only if the executive remains employed by the Company.

The Company believes that the long-term incentive compensation awards it made in 2007 to each named executive officer served the Company’s goals to:

•	motivate each of them to exceed Company performance goals;

•	in the case of stock options, reward each named executive officer’s individual performance and contribution to the Company’s overall performance for the year based on operating and financial performance of the Company, Group or function for which the executive is responsible, success in achieving his individual business objectives and other personal criteria, including leadership, communication, teamwork, decision making, commitment to excellence and work ethic;

•	retain their services because it provided each of them with the opportunity to receive a stock awards at a competitive level based on the Company’s review of long-term and incentive and overall compensation paid by the companies in the Company’s comparator groups; and

•	help to link the financial interests of the named executive offices and stockholders.

Amended LTIP

In February 2008, the Company adopted a new LTIP, which will be used to determine long-term incentive compensation for executives beginning in 2009 (the current methodology described above continues to apply with respect to 2008 grants). The forms of equity compensation awarded under the LTIP will be stock options and restricted stock units (restricted stock will no longer be awarded). The new LTIP is intended to provide executives long-term incentive compensation with an economic value at approximately the 50th percentile of such compensation paid to employees holding comparable job positions at the companies within the Company’s comparator groups. Of this target value, 40% will be paid in an award of non-qualified stock options, 30% will be paid in an award of time-based restricted stock units, and 30% will be paid in an award of performance-based restricted stock units, with the performance goals based on Total Shareholder Return. Stock options will vest at a rate equal to 33 1/3% per year over a three-year period, time-based restricted stock will vest three years after the date of the award, and performance-based restricted stock units will vest three years after the date of the award, with the number of such performance based units that actually vest adjusted based on the level of achievement of the performance goals (to a maximum of 200% of the target number and a minimum of 0% of the target number).

Grant Policies and Practices

The Company’s practice has been to make annual grants of stock options and restricted stock and other incentive compensation to named executive officers at the time of regularly scheduled meetings of the Board of Directors or its Organizational Development & Compensation Committee in February of each year. Those meetings typically occur within a few weeks after the Company has announced its financial results for the recently completed fiscal year. On occasion, the Company makes additional grants to named executive officers, typically in connection with their hiring or promotion or for retention purposes. The Company’s policy is that all stock option, restricted stock award and other equity based grants will be made only at quarterly meetings of the Committee or the Board of Directors, which closely follow release of the Company’s quarterly or annual financial results.

Stock Ownership Guidelines

In 2005 the Company adopted stock ownership guidelines that apply to the Chief Executive Officer and all management employees who report directly to the Chief Executive Officer (including the named executive officers and all Group Presidents). Under the guidelines, the Company expects the Chief Executive Officer to maintain ownership of Company stock having a market value equal to three times his annual salary. The Company expects other executives to maintain ownership of Company stock having a value of twice their annual salaries. All shares held directly or beneficially, including shares of restricted stock and shares held under the Company’s 401(k) Savings and Retirement Plan, count toward attainment of these targets. Unexercised stock options are not counted. Each participant has three years to achieve the applicable ownership target. If a participant is promoted, the executive will have three years to increase his or her holdings to meet the ownership requirements at the new level. The Company can enforce the guidelines using restrictions on the sale of Company stock when stock ownership is below the target ownership level and by paying certain compensation in the form of stock rather than cash.

All Other Compensation

The Company provides its executive officers other benefits as part of its executive compensation program which it believes are in line with competitive practices. See the “All Other Compensation” column of the Summary Compensation Table and the related footnotes and narrative discussion. Those benefits include:

•	personal use of a leased automobile worth up to $80,000 in the case of the Chief Executive Officer, or $60,000 in the case of each of the other named executive officers;

•	personal use of Company aircraft by the CEO;

•	limited personal use of Company aircraft by executive officers other than the CEO in exceptional circumstances;

•	tax planning and tax return preparation services;

•	Company contributions to the executive’s account under the 2002 Deferred Compensation Plan;

•	Company contributions to the 401(k) Savings and Retirement Plan, including Company contributions that match employee deferrals and retirement savings contributions;

•	payment of life and long-term disability insurance premiums;

•	annual health examinations required by the Company; and

•	assistance upon a new hire or transfer necessitating relocation, which includes reimbursement of various relocation expenses, a relocation allowance, a bonus for an early sale of the executive’s home, and tax assistance on certain taxable reimbursed expenses.

While the Company maintains corporate aircraft primarily for business travel, the Company believes that it is in the best interest of the Company from a productivity, safety and security concern that the Chief Executive Officer be permitted to use the aircraft for personal travel. The Company also permits limited use of corporate aircraft by other named executive officers for personal travel in exceptional circumstances.

Retirement Compensation

The Company provides its eligible executives with retirement benefits that are in addition to those provided to its employees generally in order to provide competitive benefits and assist in attracting and retaining key executives. These retirement benefits are provided using a combination of the Company’s Supplemental Executive Retirement Plan (“SERP”) and 2002 Deferred Compensation Plan.

The named executive officers can accrue retirement benefits that, if paid as an annuity at age 65, would provide an annual benefit equal to a percentage of their average salary and cash bonus during the five consecutive years of employment in which it was highest, offset by benefits under the Company’s Pension Plan and Social Security. The maximum benefit payable to a named executive officer who had a title of President or above on December 31, 2003 (namely, Messrs. Robinson, Roberts and Blaha) is equal to 67% of his average annual salary and bonus for the five consecutive years in which it was highest. The maximum benefit payable to a named executive officer who is hired with or promoted to a title of President or above after 2003 (namely, Messrs. Ketchum and Marton) is 50% of his average annual salary and bonus for the five consecutive years in which it was highest. The benefit is reduced pro rata if the executive’s credited service is less than 25 years and reduced 6% annually if the executive retires and begins receiving payments before age 65.

This annuity benefit (after the offsets described above) is reduced by the annuity value of the executive’s SERP Cash Account under the 2002 Deferred Compensation Plan, the vested portion of which is paid out following termination of employment. Each named executive officer’s Cash Account consists of the present value, if any, of his SERP benefit accrued as of December 31, 2003, annual Company contributions beginning in 2004 generally ranging from 3% to 6% of compensation, depending on age and years of service, and earnings on the Cash Account. However, for Messrs. Ketchum and Marton, the contribution only takes into account compensation that is in excess of the IRS limit, which was $225,000 for 2007. If the value of the Cash Account, as converted to an annuity, is less than the SERP annuity portion, the difference is paid from the SERP. If the value of the Cash Account, as converted to an annuity, is equal to or more than the SERP annuity portion, no benefit is paid from the SERP. In any event, the executive is entitled to the Cash Account, to the extent vested, following his termination of employment.

Each named executive officer must satisfy various vesting requirements before becoming entitled to these retirement benefits. These extended vesting periods encourage executives to remain with the Company.

A more detailed discussion of these retirement benefits appears under “Retirement Plans.”

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid to the chief executive officer and to each of the three other most highly compensated officers (other than the chief financial officer) of a public company to $1 million per year. However, compensation that is considered qualified “performance-based compensation” generally does not count toward the $1 million deduction limit. Annual salary does not qualify as performance-based compensation under Section 162(m) due to its nature. Amounts paid under the Bonus Plan, stock options, restricted stock awards and restricted stock units granted pursuant to LTIP based on corporate performance criteria generally qualify as fully deductible performance-based compensation. Any restricted stock awards or restricted stock units not based on corporate performance criteria are not likely to be fully deductible by the Company when the restrictions lapse and the shares are taxed as income to an executive officer while he or she is subject to Section 162(m). However, the Company believes that most of the compensation paid to the named executive officers for 2007 will be deductible for federal income tax purposes.

The Company considers the tax deductibility of executive compensation as one factor to be considered in the context of its overall compensation philosophy and objectives. However, the Company will not necessarily limit executive compensation to amounts deductible under Section 162(m), since the Company desires to maintain the flexibility to structure compensation programs that attract and retain the best possible executive talent and meet the objectives of the Company’s executive compensation program.

Employment Agreements

The Company does not have employment agreements with its executive officers. In connection with hiring an executive officer, the Company does make written compensation offers and arrangements. It also has Employment Security Agreements, described below, with its executive officers, which apply only if there is a change in control of the Company. Executive officers may also receive post-employment benefits under the severance plan described below, with the exact amount dependent on the Company’s discretion. The Company believes that the absence of employment agreements gives the Company more flexibility to make changes that it concludes are appropriate.

In November 2005, the Company made compensation arrangements for Mr. Ketchum’s service as Chief Executive Officer on an interim basis. When the Company chose Mr. Ketchum as its Chief Executive Officer in February 2006, it entered into a compensation arrangement with him. The arrangements are summarized under “Compensation Arrangements with President and Chief Executive Officer” and “Potential Payments Upon Termination or Change in Control of the Company.”

Employment Security Agreements

The Company has Employment Security Agreements with each of its named executive officers as well as with other executives and key employees. In 2007 the Company adopted a new form of Employment Security Agreement. Many of the Company’s executives and key employees, including all of the named executive officers, remain parties to the previously existing form of Employment Security Agreement. The Company amended the form agreement in order to comply with Section 409A of the Internal Revenue Code, adopted in 2004, and because the Company believes that the new form of Employment Security Agreement contains terms, in the aggregate, that are more consistent with current market practice. Please see the caption “Potential Payments Upon Termination or Change in Control of the Company—Employment Security Agreements” below for a discussion of the terms of the Employment Security Agreements.

The Company believes that the protections afforded by the Employment Security Agreements are a valuable incentive for attracting and retaining top managers. It believes that the Agreements are particularly important because the Company does not have employment agreements or long-term arrangements with its executives. The Company also believes that, in the event of an extraordinary corporate transaction, the agreements could prove crucial to the Company’s ability to retain top management through the transaction process. Also, the Agreements include covenants that prohibit the executives from competing and from soliciting Company employees for 24 months following a termination of employment.

Severance Plan

The Company has severance plans that provide benefits to non-union employees who are involuntarily terminated without cause due to a layoff, reduction in force, reorganization or similar reason. For named executive officers following a qualifying termination of employment, the plans provide (1) continued salary for a period, in the Company’s sole discretion, of 52 to 104 weeks (reduced by 50% once the executive is re-employed), and (2) continued health coverage, with the executive paying active employee rates for the duration of the severance period. Severance benefits are not paid if the executive officer (a) receives severance pursuant to an Employment Security Agreement or another agreement or (b) declines an offer to remain with the Company unless the offer requires him to relocate more than 50 miles, involves more than a 15% reduction in total cash compensation opportunities, or is not for a comparable position. Benefits under the severance plans are contingent on the executive’s release of claims against the Company. The Company believes that appropriate severance benefits are essential to attracting and retaining talented executives.

Processes and Procedures for the Consideration and Determination of Executive Officer Compensation

The Committee determines and makes recommendations to the Board of Directors concerning the compensation of the Company’s executive officers, including the named executive officers, and non-employee directors. The Committee reviews and recommends to the Board of Directors:

•	base salary amounts for the Chief Executive Officer and his direct reports,

•	annual incentive programs and payout of such plans for the Chief Executive Officer and key executives,

•	long-term equity incentive compensation, using individual stock option and restricted stock awards, as well as all policies related to the issuance of options and restricted stock within the Company, including to directors,

•	annual performance goals for the Company under the Bonus Plan and the LTIP, and

•	amounts of the annual retainers and other fees for the Company’s non-employee directors.

The full Board of Directors reviews and approves all decisions of the Committee relating to compensation of the Company’s executive officers and directors. Only independent members of the Board of Directors participate with respect to decisions relating to compensation of the Chief Executive Officer.

The Chief Executive Officer recommends to the Committee, in the case of other executive officers, base salary amounts, stock option and restricted stock awards and annual performance goals for the Company under the Bonus Plan and the LTIP. The Chief Executive Officer acts on advice of the members of his management team in recommending to the Committee, in the case of other executive officers, elements of their executive compensation. The Chief Executive Officer’s management team plays a prominent role in gathering information for, and by participating in meetings of, the Committee. In particular, the Chief Executive Officer works with the Executive Vice President-Human Resources regarding recommendations on base salary amounts, stock option and restricted stock awards for executives other than the CEO and with the Chief Financial Officer in connection with recommendations on annual performance goals and determinations whether performance goals were attained for the Company under the Bonus Plan and the LTIP.

The Committee has directly engaged Hewitt Associates, LLC as the Committee’s outside consultant to assist it in reviewing the effectiveness and competitiveness of the Company’s executive compensation and outside director programs and policies, including to:

•	make recommendations regarding executive compensation consistent with the Company’s business needs, pay philosophy, market trends, and the latest legal and regulatory considerations,

•	provide market data as background to annual decisions regarding Chief Executive Officer and senior executive base salary, annual bonus, and long-term incentives, and

•	advise the Committee regarding executive compensation best practices.

Hewitt Associates, LLC also provides pension administration, human resources consulting and executive compensation consulting services directly to the Company. In order for the Committee to obtain a different perspective on the Company’s executive compensation program, the Committee has engaged Frederick W. Cook Incorporated to be the Committee’s outside consultant beginning in May 2008.

Custom Comparator Group.

The following 24 companies were in the Company’s custom comparator group for 2007:

3M Company
Alberto-Culver Company
Avery Dennison Corporation
Colgate-Palmolive Company
Cooper Industries, Ltd.
Danaher Corporation
Dorel Industries, Inc.
Ecolab, Inc.
Energizer Holdings, Inc.
Fortune Brands, Inc.
Groupe Seb
Helen of Troy Corporation
Illinois Tool Works, Inc.
Johnson & Johnson
Kimberly-Clark Corporation
Masco Corporation
Mattel, Inc.
The Bic Group
The Black & Decker Corporation
The Clorox Company
The Procter & Gamble Company
The Stanley Works
Trane, Inc. (Formerly known as American Standard Companies, Inc.)
Tupperware Brands Corporation

Multiple Industry Index Comparator Group.

The following 107 companies were in the Company’s multiple industry index comparator group for 2007:

Alcatel
Alliant Techsystems, Inc.
Alltel Corporation
Armstrong World Industries, Inc.
Arrow Electronics, Inc.
AstraZeneca
Automatic Data Processing, Inc.
Avaya, Inc.
Avery Dennison Corporation
Avon Products, Inc.
BAE Systems Land & Armaments
Baxter International, Inc.
Boise Cascade, LLC
BorgWarner, Inc.
Brunswick Corporation
Campbell Soup Company
CHS, Inc.
Colgate-Palmolive Company
ConAgra Foods, Inc.
Cooper Industries, Ltd.
Corporate Express, Inc.
Cummins, Inc.
Denso International America, Inc.
Diageo North America, Inc.
Dole Food Company, Inc.
Dover Corporation
Eastman Chemical Company
Eaton Corporation
Ecolab, Inc.
Engelhard Corporation
Equity Office Properties Trust
Federal-Mogul Corporation
First Data Corporation
Fiserv, Inc.
FMC Technologies
Fortune Brands, Inc.
Gannett Co., Inc.
General Mills, Inc.
Goodrich Corporation
Gordon Food Service
H.J. Heinz Company
Hallmark Cards, Inc.
Harley-Davidson Motor Co., Inc.
Hasbro, Inc.
Hilton Hotels Corporation
ITT Industries, Inc.
Kellogg Company
Kohler Company
L-3 Communications Corporation
Land O Lakes
Lennox International, Inc.
Levi Strauss & Co.
Marriott International, Inc.
Maytag Corporation
MeadWestvaco Corporation
Medtronic, Inc.
Mittal Steel USA, Inc.
Mohawk Industries
Molson Coors Brewing Company
Nalco Company
Nestle Purina PetCare Company
Nintendo of America
Owens Corning
Panasonic Corp of North America
Parker Hannifin Corporation
Phelps Dodge Corporation
Phillips Electronics Corporation
Pilgrim’s Pride Corporation
Potash Corp of Saskatchewan, Inc.
PPG Industries, Inc.
R.R. Donnelley & Sons Company
Reynolds American, Inc.
Rinker Materials Corporation
Robert Bosch Corporation
Rockwell Automation
Rohm and Haas Company
Rolls-Royce North America, Inc.
S.C. Johnson Consumer Products
Schering-Plough Corporation
Schneider Electric USA
Schneider National, Inc.
Science Applications Int’l Corp.
Solectron Corporation
Sonoco Products Company
Starwood Hotels & Resorts Worldwide, Inc.
TAP Pharmaceutical Products3, Inc.
Temple-Inland, Inc.
Textron Inc.
The Black & Decker Corporation
The Clorox Company
The Hershey Company
The Mosaic Company
The New York Times Company
The ServiceMaster Company
The Sherwin-Williams Co.
The Thomson Corporation
The Timken Company
Time Warner Cable Inc.
Trane, Inc. (Formerly known as American Standard Companies, Inc.)
Unilever United States, Inc.
Unisource Worldwide, Inc.
Unisys Corporation
United Stationers, Inc.
USG Corporation
W.W. Grainger, Inc.
Washington Group Int’l, Inc.
Wm. Wrigley Jr. Company

2007 Summary Compensation Table

This table shows the compensation of the Company’s Chief Executive Officer, Chief Financial Officer and each of the other executive officers named in this section for the fiscal years ended December 31, 2007 and 2006.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)	($)(3)	($)(4)	($)	($)(5)	($)	($)

Mark D. Ketchum,	2007	$1,200,000	—	$739,407	$910,941	$1,837,080	$1,384,257	$562,483	$6,634,168
President and Chief	2006	$1,177,308	—	$2,333,269	$361,071	$2,337,662	$393,302	$975,289	$7,577,901
Executive Officer(1)
J. Patrick Robinson,	2007	$533,333	—	$374,646	$290,000	$505,440	$86,055	$215,038	$2,004,513
Executive Vice	2006	$515,000	—	$597,375	$276,885	$633,038	$85,607	$182,688	$2,290,593
President—Chief Financial Officer
James J. Roberts,	2007	$747,917	—	$540,509	$494,463	$666,095	—	$110,887	$2,559,871
Executive Group	2006	$725,000	—	$815,546	$477,708	$790,540	$108,777	$106,064	$3,023,635
President
Steven G. Marton,	2007	$543,333	—	$552,216	$214,823	$305,353	—	$94,500	$1,710,225
President, Special	2006	$525,000	$21,000	$599,132	$132,838	$465,847	—	$96,506	$1,840,323
Assignments(2)
Hartley D. Blaha,	2007	$422,917	—	$297,861	$386,400	$400,798	—	$79,974	$1,587,950
President,	2006	$400,000	$16,000	$333,619	$318,034	$511,347	$29,744	$68,592	$1,677,336
Corporate Development

(1)	Mr. Ketchum. Appointed President and Chief Executive Officer of the Company effective February 13, 2006. Served as interim President and Chief Executive Officer of the Company from October 16, 2005 to February 13, 2006.

(2)	Mr. Marton. Served as Group President, Office Products until December 1, 2007, when he became President, Special Assignments. Mr. Marton entered into a Separation Agreement and General Release dated February 28, 2008, ending his employment with the Company.

(3)	Stock Awards. The amounts in this column represent the Company’s expense for the years ended December 31, 2007 and 2006 with respect to all outstanding restricted stock and performance share awards held by each named executive officer, disregarding any adjustments for estimated forfeitures, and thus include amounts attributable to stock awards made in both the current and prior years. See Footnote 15 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and Annual Report on Form 10-K for the year ended December 31, 2006 for an explanation of the assumptions made by the Company in the valuation of these awards.

(4)	Option Awards. The amounts in this column represent the Company’s expense for the years ended December 31, 2007 and 2006 with respect to all outstanding stock options held by each named executive officer, disregarding any adjustments for estimated forfeitures, and thus include amounts attributable to option awards made in both the current and prior years. See Footnote 15 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and Annual Report on Form 10-K for the year ended December 31, 2006 for an explanation of the assumptions made by the Company in the valuation of these awards.

(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings. The amounts in this column represent the annual net increase (but not less than zero) in the present value of accumulated benefits under the SERP and Pension Plan, determined for 2007 from September 30, 2006 to September 30, 2007 (the measurement date used for reporting purposes of these plans in the

Company’s December 31, 2007 Form 10-K) and similarly for 2006. No named executive officer participated in a plan with above-market earnings. For Messrs. Ketchum, Marton and Blaha (none of whom participate in the Pension Plan), this column reflects amounts only from the SERP. In Mr. Blaha’s case, a decrease in present value under the SERP occurred for 2007 of $(10,693). For Messrs. Robinson and Roberts, this column reflects aggregated amounts from the SERP and Pension Plan. In Mr. Roberts’ case, an overall decrease in present value under the SERP and Pension Plan occurred for 2007 of $(3,113). The present values of accumulated benefits under the SERP and Pension Plan were determined using assumptions consistent with those used for reporting purposes of these plans in the Company’s December 31, 2006 Form 10-K and December 31, 2007 Form 10-K, with certain adjustments for the use of uniform mortality tables and no reduction for mortality risk before age 65. Please refer to footnote (2) to the 2007 Pension Benefits table for information regarding the assumptions used to calculate the amounts in this column for 2007.

Salary.  The “Salary” column of the Summary Compensation Table shows the salaries paid in 2007 and 2006 to each of the named executive officers. With respect to the period beginning on February 13, 2006, the Company paid Mr. Ketchum an annualized salary of $1,200,000 for his service as President and Chief Executive Officer in 2006 and in 2007, as was agreed in his February 2006 compensation arrangement. With respect to the period from January 1, 2006 to February 13, 2006, the Company paid Mr. Ketchum an annualized salary of $1,000,000 for his service as interim President and Chief Executive Officer in 2006. Salary increases, if any, for each year are effective as of February 1st of that year.

Bonus.  The “Bonus” column of the Summary Compensation Table shows one-time, lump-sum payments paid to Messrs. Marton and Blaha in 2006 in lieu of a salary increase.

Stock Awards.  The amounts in the “Stock Awards” column of the Summary Compensation Table consist of the dollar amount of expense recognized in 2007 and 2006 for financial statement reporting purposes in respect of restricted stock and performance share awards for each named executive officer (disregarding any adjustments for estimated forfeitures). Effective January 1, 2006, the Company adopted the provisions of FAS 123(R) using the modified prospective method. Under this transition method, stock-based compensation expense includes compensation expense for all stock-based compensation awards granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, “Accounting for Stock-Based Compensation”, and compensation expense for all share-based payment awards granted after January 1, 2006 based on grant-date fair values estimated in accordance with the provisions of FAS 123(R).

Restricted Stock.  The restricted stock awarded to each named executive officer in 2007 under the LTIP, based on performance in 2006, represents 81.3% of the target and maximum opportunities. The restricted stock awarded in 2006 to each named executive officer, other than the Chief Executive Officer under the LTIP, based on performance in 2005, represented 87.5% of target and maximum opportunities. The Chief Executive Officer did not receive an award of restricted shares in 2006 pursuant to the LTIP. However, In February 2006, the Company granted Mr. Ketchum 50,000 shares of restricted stock on a one-time basis under the terms of his employment as Chief Executive Officer, which shares vested in February 2007, one year after the date of grant. Shares of restricted stock granted in 2006 and 2007 are subject to a risk of forfeiture and restrictions on transfer which lapse three years (other than in the case of the 2006 award to Mr. Ketchum) after the date of award only if the executive remains employed by the Company. Vesting may be accelerated as a result of death or disability, or certain changes in control of the Company. Holders of restricted stock are entitled to vote their restricted shares and receive dividends at the rate paid to all holders of the Company’s common stock.

In addition, the Company awarded restricted stock to the Messrs, Ketchum, Robinson, Roberts and Blaha on February 13, 2008 on the basis of the Company’s attainment of 2007 performance criteria pursuant to the LTIP. The grant date fair value of these awards, computed in accordance with FAS 123(R), is: Mr. Ketchum, $1,029,601; Mr. Robinson, $229,515; Mr. Roberts, $343,200; and Mr. Blaha, $182,316. These grants represented 42.9% of target and maximum opportunities and were equal to 42.9%, or

85.8% in the case of Mr. Ketchum, of salary in 2007. The expense recognized in 2008 for these awards will be reported in next year’s Summary Compensation Table along with other 2008 compensation.

Performance Shares.  The performance share awards made in 2006 provided the named executive officers (other than Mr. Ketchum) the right to receive unrestricted common stock in 2007 based on the extent to which the Company achieved 2006 performance goals under the Bonus Plan. Because those goals were met above target levels, each of those named executive officers received shares having a market value as of February 13, 2007 (the date on which the shares were issued to the named executive officer) equal to 35.5% of the individual’s base salary during 2006, which reflects the reduction in the individual’s target cash bonus (as a percentage of salary) from 2005 to 2006.

In connection with Mr. Ketchum’s service as interim President and Chief Executive Officer, the Company awarded him a performance share award in 2006. That award entitled him to receive up to 50,000 shares of unrestricted stock of the Company in 2007. The award was based equally on attainment of the performance goals for 2006 under the Bonus Plan, which were met as described above, and on attainment of the individual performance criteria established by the Board of Directors for 2006. The Board determined in 2007 that it was satisfied with Mr. Ketchum’s performance on these criteria and did not exercise its discretion to reduce the number of shares of Company stock. As a result, Mr. Ketchum received the full award of 50,000 shares in February 2007.

The Company did not award performance shares in 2007.

Option Awards.  The amounts in the “Option Awards” column of the Summary Compensation Table consist of the dollar amount of expense recognized for financial statement reporting purposes in respect of stock option awards for each named executive officer, computed in accordance with FAS 123(R) (disregarding any adjustments for estimated forfeitures). All options granted to the named executive officers in 2007 and 2006 have an exercise price equal to the closing sale price of the common stock on the date of grant, become exercisable in annual cumulative installments of 20% of the number of options granted over a five-year period, and have a maximum term of ten years. Vesting may be accelerated and earlier exercise permitted as a result of death, disability or retirement, or certain changes in control of the Company. Actual gains, if any, on stock option exercises are dependent on several factors, including the future performance of the common stock, overall market conditions and the continued employment of the named executive officer, and may be more or less than the fair value assigned to stock option awards under FAS 123(R).

Non-Equity Incentive Plan Compensation.  The “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table shows the cash bonus the Company awarded under the Bonus Plan to each named executive officer. The Company pays all of these amounts in the month of February following the year in which they are earned.

Each of the named executive officers is eligible to participate in the Bonus Plan. Cash payouts under the Bonus Plan are tied to the Company’s performance against objective criteria established by the Organizational Development & Compensation Committee. For 2007 and 2006, the performance goals for cash bonus payments to the named executive officers were based on the Company’s Earnings Per Share, Cash Flow, Internal Sales Growth and Total Shareholder Return. In the case of those named executive officers who are Group Presidents, the goals were based 50% on those overall Company performance goals and 50% on their individual Group’s Operating Income, Cash Flow and Internal Sales Growth. The bonus amount payable is a percentage of salary based upon a participant’s participation category and the level of attainment of the applicable performance goals. Performance below the target levels will result in lower or no bonus payments, and performance above the target levels will result in higher bonus payments. With respect to the 2007 Bonus Plan, the applicable Company performance targets were achieved at a 145.8% level and the bonus payout to the Chief Executive Officer equaled $1,837,080 or 153.1% of his salary. For the other named executive officers, since the applicable performance goal targets were achieved at levels ranging from 131.2% to 189.1% in 2006 and 86.4% to 145.8% in 2007 (based on relative differences in attainment of Company and individual Group performance goals), the bonus payouts ranged from 85.3% to 122.9% and 56.2% and 94.8% of salary in 2006 and 2007, respectively. For 2006, since the applicable Company performance goal targets were achieved at a 189.1% level, the bonus payout to the Chief Executive Officer equaled $2,337,662, or 198.55% of his salary under the 2006 Bonus Plan. For both 2007 and 2006, the Chief Executive Officer could have received a maximum bonus payout of 210% of salary, and each of the other named executive officers could have received a maximum bonus payout of 130% of salary. Additional explanation of the non-equity incentive plan compensation for each named executive officer appears above under the caption “Compensation Discussion and Analysis—Annual Incentive Compensation” and below in the footnotes to the Grants of Plan-Based Awards table.

All Other Compensation.  The “All Other Compensation” column of the Summary Compensation Table reflects the following amounts for each named executive officer in 2007.

			Other
			Perquisites			SERP
	Personal		and			Cash	Life
	Use of		Personal	Tax	401(k)	Account	Insurance
	Aircraft	Relocation	Benefits	Reimbursement	Plan	Credit	Premiums
Name	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Total

Mark D. Ketchum	$314,378	—	$22,162	—	$8,800	$212,260	$4,883	$562,483
J. Patrick Robinson	$34,123	$60,171	$23,831	$17,057	$17,800	$58,277	$3,779	$215,038
James J. Roberts	—	—	$15,600	—	$15,088	$76,767	$3,432	$110,887
Steven G. Marton	—	—	$25,181	—	$15,300	$50,417	$3,602	$94,500
Hartley D. Blaha	—	—	$24,210	—	$15,600	$37,328	$2,836	$79,974

(1)	Personal Use of Aircraft. This column shows the estimated incremental cost to the Company in 2007 of providing personal use of Company-owned aircraft to Messrs. Ketchum and Robinson. The estimated cost of aircraft usage by the named executive officers is determined by multiplying flight hours by an average estimated hourly cost of operating the aircraft. The hourly cost is calculated at the beginning of each year by dividing total budgeted variable expenses, such as fuel, equipment repair, supplies, pilot lodging, meals and transportation, airport services and aircraft catering, by estimated flight hours for the year.

(2)	Relocation. For Mr. Robinson, this amount represents (a) payment of Mr. Robinson’s living expenses in Atlanta, Georgia, pending his relocation ($12,382) and (b) the reimbursement of his relocation expenses in connection with the relocation of Mr. Robinson’s principal residence to Atlanta, Georgia ($47,789).

(3)	Other Perquisites and Personal Benefits. The amounts in this column consist of (a) the incremental cost to the Company of providing personal use of a leased Company automobile to each named executive officer; (b) all amounts paid by the Company to or on behalf of Messrs. Ketchum, Robinson, Marton and Blaha in respect of tax planning and return preparation services; and (c) all amounts paid by the Company for physical examinations, which are required pursuant to Company policy of each named executive officer.

(4)	Tax Reimbursement. This column shows the amount of reimbursement of taxes associated with certain taxable reimbursements paid to Mr. Robinson in connection with his relocation in 2007.

(5)	401(k) Plan. This column shows the amount of all Company matching and retirement contributions made in 2007 under the Company’s 401(k) Savings and Retirement Plan on behalf of each named executive officer.

(6)	SERP Cash Account Credit. Each of the named executive officers is eligible to participate in the 2002 Deferred Compensation Plan and the SERP Cash Account. This column shows the annual employer credit for 2007 (exclusive of employee deferrals) to each named executive officer’s account under the 2002 Deferred Compensation Plan, which is referred to as a “SERP Cash Account”, as described below under “Retirement Plans—2002 Deferred Compensation Plan.”

(7)	Life Insurance Premiums. This column shows all amounts paid by the Company on behalf of each named executive officer in 2007 for (a) life insurance premiums: Mr. Ketchum, $2,687; Mr. Robinson,

$1,583; Mr. Roberts, $1,236; Mr. Marton, $1,406; and Mr. Blaha, $640; and (b) long-term disability insurance premiums of $2,196 for each named executive officer.

Compensation Arrangements with President and Chief Executive Officer.  On February 13, 2006, with the approval of the independent members of its Board of Directors, the Company entered into a written compensation arrangement with Mr. Ketchum in connection with his appointment as the Company’s President and Chief Executive Officer. The material terms of this arrangement are:

•	Salary of $1,200,000 per year. See the “Salary” column of the Summary Compensation Table.

•	An annual bonus opportunity under the Bonus Plan with a target payout equal to 105% of salary and a maximum payout equal to 210% of salary, based on attainment of the performance criteria and payout levels contained in the Bonus Plan. See the “Non-Equity Incentive Compensation” column of the Summary Compensation Table and the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” columns under the Grants of Plan-Based Awards table.

•	A Company-paid automobile lease for a vehicle worth up to $80,000. See the “All Other Compensation” column of the Summary Compensation Table and the related description under the caption “Summary Compensation Table—All Other Compensation.”

•	Participation in the LTIP, which permits Mr. Ketchum to earn an annual award of restricted shares under the 2003 Stock Plan based on attainment of annual performance criteria in respect of the Company’s Cash Flow and Total Shareholder Return. The value of Mr. Ketchum’s target and maximum award under the LTIP for 2007 was equal to 200% of salary, and restricted shares issued under the LTIP are subject to a three-year cliff vesting period. Mr. Ketchum’s first award of restricted shares under the LTIP was granted in 2007, based on attainment of performance criteria for 2006. See the description under the caption “Summary Compensation Table—Stock Awards—Restricted Stock.”

•	Eligibility for an annual stock option award under the 2003 Stock Plan, with a target annual option award for 250,000 shares and a maximum annual option award for 400,000 shares. The options will have an exercise price equal to the closing price of the Company’s stock on the date of grant and will vest at a rate of 20% per year over five years. Actual option awards will be determined by the Board of Directors based on individual and Company performance. See the “Option Awards” column of the Summary Compensation Table.

•	Participation in the SERP and SERP Cash Account. Mr. Ketchum is entitled to receive three years of credited service under the SERP and SERP Cash Account for each year of his first five years of completed service, and then one year of credited service for each year of completed service thereafter. The additional years of service credited to Mr. Ketchum will be forfeited in the event his employment terminates prior to completing five years of service. See the table and related description below under the captions “Retirement Plans—SERP” and “Retirement Plans—2002 Deferred Compensation Plan.”

•	Participation in the 2002 Deferred Compensation Plan and benefit plans provided to Company employees generally, including the Total Retirement Savings Program. Under the Total Retirement Savings Program, Mr. Ketchum will receive an annual Company contribution to his 401(k) Savings and Retirement Plan account equal to five percent of his eligible earnings.

•	A one-time grant on February 13, 2006 of a stock option under the 2003 Stock Plan to acquire 200,000 shares of Company stock, with an exercise price equal to the closing price of the Company stock on February 13, 2006 and vesting at a rate of 20% per year over five years. See the “Option Awards” column of the Summary Compensation Table.

•	A one-time award on February 13, 2006 of 50,000 restricted shares under the Company’s 2003 Stock Plan, with a one-year cliff vesting period, which grant was approved by the Company’s stockholders in connection with their approval of the amendment and restatement of the 2003

Stock Plan. See the “Stock Awards” column of the Summary Compensation Table and the related description under the caption “Summary Compensation Table—Stock Awards.”

•	Participation in the Company’s executive relocation program.

•	Entitlement to retain the stock option award for up to 75,000 shares made in 2005, which is described below, and continued entitlement to receive a performance share award in 2006 for up to 50,000 shares under the Company’s 2003 Stock Plan, in connection with his prior service as the Company’s interim President and Chief Executive Officer. See the “Stock Awards” column of the Summary Compensation Table and the related description under the caption “Summary Compensation Table—Stock Awards.”

Mr. Ketchum had served as the interim President and Chief Executive Officer of the Company from October 16, 2005 until February 13, 2006. On November 5, 2005, with the approval of the independent members of its Board of Directors, the Company entered into a compensation arrangement with Mr. Ketchum in connection with his interim service. The material terms of this arrangement were:

•	Salary of $1,000,000 per year. See the “Salary” column of the Summary Compensation Table with respect to the period from January 1, 2006 to February 13, 2006.

•	A bonus opportunity under the Bonus Plan for 2005 equal to 25% of the bonus that would have been paid to a CEO if employed for all of 2005, and based on attainment of the CEO performance criteria and payout levels contained in the Bonus Plan. This bonus was previously reported in the Summary Compensation Table of the Company’s 2006 Proxy Statement.

•	A bonus opportunity under the Bonus Plan for 2006, equal to the bonus that would have been paid to him had he remained employed until December 31, 2006 based on attainment of the CEO performance criteria and payout levels in effect for 2006, prorated for the number of days of employment in 2006 as interim President and CEO. See the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

•	Reimbursement of temporary living expenses while residing in the Atlanta, Georgia area during his employment as interim President and CEO and the use of a Company airplane for commuting purposes. See the “All Other Compensation” column of the Summary Compensation Table and the related description under “Summary Compensation Table—All Other Compensation.”

•	Participation in the 2002 Deferred Compensation Plan and benefit plans provided to Company employees generally. See the tables and related descriptions below under the caption “Retirement Plans—2002 Deferred Compensation Plan.”

•	A grant on November 9, 2005 of a stock option under the 2003 Stock Plan to acquire up to 75,000 shares of Company stock, with an exercise price equal to the closing price of the Company stock on November 9, 2005. If his employment with the Company had terminated for any reason (including in connection with the hiring of a new President and CEO) within one year of the grant date, he would have been required to forfeit a portion of the option based on the number of full and partial months in the one-year period during which Mr. Ketchum did not serve as President and CEO. The option is subject to a vesting schedule whereby 20% of the option vests on each anniversary of the grant while he is employed or in continued service on the Board of Directors.

•	An award of performance shares granted in 2006 under the 2003 Stock Plan, entitling him to receive up to 50,000 shares of unrestricted stock of the Company in 2007. The award was based upon attainment of the CEO performance goals set forth in the Bonus Plan for 2006 and/or upon attainment of the individual performance criteria established by the Board of Directors. See the “Stock Awards” column of the Summary Compensation Table.

2007 Grants of Plan-Based Awards

This table sets forth information for each named executive officer with respect to (1) estimated possible payouts under non-equity incentive plan awards that could be earned for 2007, (2) stock awards made in 2007, and (3) stock options granted in 2007.

					All Other	All
					Stock	Other Option
					Awards:	Awards:	Exercise
		Estimated Possible Payouts			Number Of	Number Of	Or Base
		Under Non-Equity Incentive Plan Awards (1)			Shares	Securities	Price of	Grant Date Fair
					Of Stock	Underlying	Option	Value of Stock and
	Grant	Threshold	Target	Maximum	Or Units	Options	Awards	Option Awards
Name	Date	($)(2)	($)(3)	($)(4)	(#)(5)	(#)(6)	($/sh)	(7)
Mark D. Ketchum	2/6/2007					400,000	$30.37	$2,857,680

	2/6/2007				64,248			$1,951,212

	2/6/2007	—	$1,260,000	$2,520,000

J. Patrick Robinson	2/6/2007					60,000	$30.37	$428,652

	2/6/2007				13,787			$418,711

	2/6/2007	—	$346,666	$693,333

James J. Roberts	2/6/2007					60,000	$30.37	$428,652

	2/6/2007				19,409			$589,451

	2/6/2007	—	$486,146	$972,292

Steven G. Marton	2/6/2007					60,000	$30.37	$428,652

	2/6/2007				14,055			$426,850

	2/6/2007	—	$353,166	$706,333

Hartley D. Blaha	2/6/2007					40,000	$30.37	$285,768

	2/6/2007				10,708			$325,202

	2/6/2007	—	$274,896	$549,792

(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards. Payouts under the Bonus Plan were based on performance in 2007. Thus, the information in the “Target” and “Maximum” columns reflect the range of potential payouts when the performance goals were set in February 2007. The amounts actually paid under the Bonus Plan for 2007 appear in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards—Threshold. Pursuant to the Bonus Plan, performance at or below a specific percentage of a target goal will result in no payment with respect to that performance goal. For the performance goals applicable to the Bonus Plan in 2007, these minimum performance levels were as follows:

Performance Measure	Minimum Percentage

Earnings Per Share	60%
Internal Sales Growth	40% of internal sales target
Cash Flow	80%
Total Shareholder Return	20th in comparator group
Group Operating Income	90%
Group Cash Flow	70%
Group Internal Sales Growth	40% of internal sales target

Performance above these minimums would result in a payment ranging from $1 to the maximum bonus amount for each measure, depending on the level at which the performance goal was attained.

(3)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards—Target. Pursuant to the Bonus Plan, for Mr. Ketchum, the amount shown in this column represents 105% of his salary for 2007, and for each other named executive officer, the amount shown in this column represents 65% of his salary for 2007.

(4)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards—Maximum. Pursuant to the Bonus Plan, for Mr. Ketchum, the amount shown in this column represents 210% of his salary for 2007, and for each other named executive officer, the amount shown in this column represents 130% of his salary for 2007.

(5)	All Other Stock Awards: Number of Shares of Stock or Units. This column shows the number of shares of restricted stock awarded to the named executive officers in 2007 under the LTIP, based on performance for 2006.

(6)	All Other Option Awards: Number of Securities Underlying Options. This column shows the number of shares that may be issued to the named executive officer on exercise of stock options granted in 2007.

(7)	Grant Date Fair Value of Stock and Option Awards. This column shows the grant date fair value of awards of restricted stock and stock options to the named executive officers, computed in accordance with FAS 123(R). See Footnote 15 to the Consolidated Financial Statements included in the Company’s 2007 Annual Report on Form 10-K for an explanation of the assumptions made by the Company in valuing these awards.

Outstanding Equity Awards at 2007 Fiscal Year-End

This table sets forth information for each named executive officer with respect to (1) each grant of options to purchase Company common stock that was made at any time, has not been exercised, and remained outstanding at December 31, 2007, and (2) each award of restricted stock that was made at any time, has not vested, and remained outstanding at December 31, 2007.

Option Awards(1)					Stock Awards
						Market
	Number	Number			Number	Value
	Of	Of			Of Shares	Of Shares
	Securities	Securities			Or Units	Or Units
	Underlying	Underlying			Of Stock	Of Stock
	Unexercised	Unexercised	Option		That Have	That Have
	Options	Options	Exercise	Option	Not Vested	Not Vested
	(#)	(#)	Price	Expiration	(#)	($)
Name	Exercisable	Unexercisable	($)	Date	(2)	(8)
Mark D. Ketchum	4,000	6,000	$22.38	2/10/2015	66,248(3)	$1,714,498

	1,600	2,400	$21.68	5/11/2015

	30,000	45,000	$22.81	11/9/2015

	40,000	160,000	$23.62	2/13/2016

	0	400,000	$30.37	2/6/2017

J. Patrick Robinson	22,500	0	$24.67	5/7/2011	45,696(4)	$1,182,612

	7,725	0	$24.00	5/9/2011

	8,550	0	$26.30	5/16/2011

	24,800	0	$35.34	5/9/2012

	24,000	6,000	$29.34	5/8/2013

	15,750	14,000	$22.98	5/13/2014

	11,250	22,500	$22.38	5/10/2015

	6,000	32,000	$23.99	2/8/2016

	0	60,000	$30.37	2/6/2017

James J. Roberts	67,900	0	$26.50	3/30/2011	66,099(5)	$1,710,642

	21,240	0	$24.00	5/9/2011

	31,800	0	$35.34	5/9/2012

	29,999	7,501	$29.34	5/8/2013

	67,760	16,940	$28.40	6/2/2013

	10,000	20,000	$22.98	5/13/2014

	0	30,000	$22.38	2/10/2015

	10,000	40,000	$23.99	2/8/2016

	0	60,000	$30.37	2/6/2017

Option Awards(1)					Stock Awards
						Market
	Number	Number			Number	Value
	Of	Of			Of Shares	Of Shares
	Securities	Securities			Or Units	Or Units
	Underlying	Underlying			Of Stock	Of Stock
	Unexercised	Unexercised	Option		That Have	That Have
	Options	Options	Exercise	Option	Not Vested	Not Vested
	(#)	(#)	Price	Expiration	(#)	($)
Name	Exercisable	Unexercisable	($)	Date	(2)	(8)
Steven G. Marton	30,000	20,000	$24.19	12/31/2014	47,865(6)	$1,238,746

	8,000	12,000	$22.38	2/10/2015

	6,000	24,000	$23.99	2/8/2016

	0	60,000	$30.37	2/6/2017

Hartley D. Blaha	120,000	30,000	$22.15	10/1/2013	36,468(7)	$943,792

	18,000	12,000	$22.98	5/13/2014

	14,000	21,000	$22.38	2/10/2015

	7,000	28,000	$23.99	2/8/2016

	0	40,000	$30.37	2/6/2017

(1)	Option Awards. Each option grant has a ten-year term and vests in equal annual installments of 20% commencing one year from the date of grant, with full vesting occurring on the fifth anniversary of the date of grant. Thus, the vesting date for each option award in this table can be calculated accordingly. Vesting may be accelerated and earlier exercise permitted as a result of death, disability, retirement or certain changes in control of the Company. All options were granted at market value on the date of grant, based on the closing market price of the common stock for such date as reported in The Wall Street Journal.

(2)	Number of Shares or Units of Stock That Have Not Vested. Represents all restricted stock awards held by the named executive officer as of December 31, 2007. All restricted stock awarded to the named executive officers vests on the third anniversary of the date of grant. Vesting may be accelerated as a result of death, disability or certain changes in control of the Company.

(3)	Vesting Dates—Ketchum. The vesting dates of these restricted shares are May 11, 2008 (2,000 shares) and February 6, 2010 (64,248 shares).

(4)	Vesting Dates—Robinson. The vesting dates of these restricted shares are February 10, 2008 (13,126 shares), February 8, 2009 (18,783 shares), and February 6, 2010 (13,787 shares).

(5)	Vesting Dates—Roberts. The vesting dates of these restricted shares are February 10, 2008 (20,247 shares), February 8, 2009 (26,443 shares), and February 6, 2010 (19,409 shares).

(6)	Vesting Dates—Marton. The vesting dates of these restricted shares are February 10, 2008 (14,662 shares), February 8, 2009 (19,148 shares), and February 6, 2010 (14,055 shares).

(7)	Vesting Dates—Blaha. The vesting dates of these restricted shares are February 10, 2008 (11,171 shares), February 8, 2009 (14,589 shares), and February 6, 2010 (10,708 shares).

(8)	Market Value of Shares or Units of Stock That Have Not Vested. Represents the number of shares of common stock covered by the restricted stock awards valued using $25.88 (the closing market price of the Company’s common stock as reported in The Wall Street Journal for December 31, 2007).

2007 Option Exercises and Stock Vested

This table sets forth information concerning (1) the exercise during 2007 of options to purchase shares of common stock by each named executive officer, (2) the dollar amount realized on exercise of the exercised options, (3) the acquisition of shares of common stock on vesting during 2007 of restricted stock awards, and (4) the value of those vested shares.

	Option Awards			Stock Awards
	Number of Shares	Value		Number of
	Acquired on	Realized on		Shares Acquired	Value Realized
	Exercise	Exercise		On Vesting	On Vesting
Name	(#)	($)		(#)	($)

Mark D. Ketchum	—	—		50,000	$1,588,000	(2)
J. Patrick Robinson	2,575	$19,982	(1)	25,000	$731,500	(3)
	2,850	$15,561	(1)	—	—
	7,500	$53,175	(1)	—	—
	3,750	$35,175	(1)	—	—
	5,213	$45,770	(1)	—	—
	37	$325	(1)	—	—
	2,000	$15,540	(1)	—	—
James J. Roberts	20,000	$187,600	(1)	30,000	$877,800	(3)
Steven G. Marton	—	—		20,000	$517,600	(4)
Hartley D. Blaha	—	—		—	—

(1)	Value Realized on Exercise. Represents the difference between $31.76 (the closing market price of the common stock as reported in The Wall Street Journal for the date of exercise of the option) and the option exercise price multiplied by the number of shares of common stock covered by the options exercised.

(2)	Value Realized on Vesting. Represents the number of shares of restricted stock which vested on February 13, 2007, valued using the closing market price of the Company’s common stock as reported in The Wall Street Journal for February 13, 2007 ($30.16).

(3)	Value Realized on Vesting. Represents the number of shares of restricted stock which vested on January 2, 2007, valued using the closing market price of the Company’s common stock as reported in The Wall Street Journal for January 2, 2007 ($29.26).

(4)	Value Realized on Vesting. Represents the number of shares of restricted stock which vested on December 31, 2007, valued using the closing market price of the Company’s common stock as reported in The Wall Street Journal for December 31, 2007 ($25.88).

Retirement Plans

The Company provides its eligible executives with retirement benefits using a combination of the Company’s Pension Plan, 401(k) Savings and Retirement Plan, Supplemental Executive Retirement Plan (“SERP”) and 2002 Deferred Compensation Plan.

2007 Pension Benefits

The Company provides defined benefit pension benefits under the SERP and the Pension Plan. This table shows (1) the years of credited service for benefit purposes currently credited to each named executive officer under the SERP and Pension Plan, and (2) the present value of the accumulated benefit payable under the SERP and Pension Plan to each named executive officer commencing at age 65.

			Present
			Value of	Payments
			Accumulated	During
		Number of Years	Benefit	Last Fiscal Year
Name	Plan Name	Credited Service(1)	($)(2)	($)

Mark D. Ketchum	SERP	5 years, 10.5 months	$1,772,032	—
J. Patrick Robinson	SERP	6 years, 4 months	$204,237	—
	Pension Plan	3 years, 7 months	$60,676	—
James J. Roberts	SERP	6 years, 6 months	$94,136	—
	Pension Plan	3 years, 9 months	$52,027	—
Steven G. Marton	SERP	2 years, 9 months	$0	—
Hartley D. Blaha	SERP	4 years, 0 months	$29,194	—

(1)	Years of Credited Service. The years of credited service for benefit purposes shown in this column for the SERP are calculated as of September 30, 2007, the measurement date used for reporting purposes in the Company’s 2007 Form 10-K. The years of credited service for benefit purposes for the Pension Plan are through December 31, 2004, the effective date for which the Pension Plan discontinued future benefit accruals. The years of credited service shown in the table for Mr. Ketchum are three times his 23.5 months of actual years of completed service as of September 30, 2007. As part of his compensation arrangement with the Company, Mr. Ketchum is entitled to receive three years of credited service under the SERP for each year of his first five years of completed service, and then one year of credited service for each year of completed service thereafter. The additional years of credited service will be forfeited if Mr. Ketchum’s employment terminates prior to the completion of five years of service. The present value of Mr. Ketchum’s accumulated benefit based on his actual years of completed service (23.5 months) is $263,645.

(2)	Present Value of Accumulated Benefit. The present value of accumulated benefits shown in this column are calculated as of September 30, 2007, the measurement date used for reporting purposes in the Company’s 2007 Form 10-K. Assumptions used in determining these amounts include a 6.25% discount rate and the RP-2000 projected to 2008 Combined Healthy Mortality Table without collar adjustments for males and females, the same assumptions used for reporting purposes in the Company’s 2007 Form 10-K of the present value of accumulated benefits under the SERP and Pension Plan, except without reduction for mortality risk before age 65. See Footnote 13 to the Consolidated Financial Statements contained in the Company’s 2007 Annual Report on Form 10-K for information regarding the assumptions made by the Company for reporting purposes in the Company’s 2007 Form 10-K. Present values for the SERP reflect an offset for the Pension Plan benefit which the named executive officer would receive if the Company had not frozen enrollment and benefit accruals under the Pension Plan effective December 31, 2004.

SERP

The SERP is intended to offer competitive benefits to attract and retain executive talent. In order to provide retirement benefits that are more competitive with those offered by other businesses and to reduce the overall cost of providing these benefits, the Company amended the SERP effective as of January 1, 2004 to integrate it with the 2002 Deferred Compensation Plan. In 2006, the Company further amended the SERP to provide that no employee may commence or recommence participation in the SERP after December 31, 2006. At the same time, in order to make up for this lost benefit, the Company amended the formula for determining Company contributions to the SERP Cash Accounts of certain senior level executives under the 2002 Deferred Compensation Plan, as described below under the caption “2002 Deferred Compensation Plan.”

The material terms and conditions of the SERP as they pertain to the named executive officers include the following:

Eligibility.  An executive generally is eligible to participate in the SERP if he is an officer of the Company or a participating affiliate with a title of Vice-President or President or above, which includes all of the named executive officers.

Benefit Formula.  The SERP calculates a basic retirement benefit prior to applying an offset. The basic SERP formula is as follows:

•	For participants with a title of President or above on December 31, 2003 (which includes Messrs. Robinson, Roberts and Blaha): a monthly benefit equal to 1/12 of 67% of average compensation for the five consecutive years in which it was highest, reduced proportionately if years of credited service are less than 25.

•	For participants who are hired with or promoted to a title of President or above after December 31, 2003 (which includes Messrs. Ketchum and Marton): a monthly benefit equal to 1/12 of 50% of average compensation for the five consecutive years in which it was highest, reduced proportionately if years of credited service are less than 25.

The basic SERP benefit of each named executive officer is then reduced by his monthly primary Social Security benefit, monthly Pension Plan benefit and SERP Cash Account benefit under the 2002 Deferred Compensation Plan. The offset for the Cash Account benefit is calculated by converting the Cash Account balance to a single-life annuity (and is applied without regard to his vested status in the Cash Account). The offset for the Pension Plan benefit is based on his marital status and includes the benefit the named executive officer would receive if the Company had not frozen new enrollment and benefit accruals under the Pension Plan effective December 31, 2004 (and is applied without regard to his vested status in any actual Pension Plan benefit).

Compensation for purposes of the basic SERP benefit formula includes base salary and cash bonus, unreduced for amounts deferred pursuant to the 401(k) Savings and Retirement Plan, the 2002 Deferred Compensation Plan and the Flexible Benefits Plan. The amount of bonus compensation for 2006 and subsequent years included in the calculation of a participant’s SERP benefit is adjusted to equal the amount that would have been received by the participant under the Bonus Plan in effect for 2005, prior to the revision of such percentages for 2006, rather than actual bonus payouts. The Bonus Plan amendments are described above under the caption “Compensation Discussion and Analysis—Key Elements of Executive Compensation—Amendments to Bonus Plan and Transition Awards.” Further, in any event, salary and bonuses exclude restricted stock awards that were made in 2005 and 2006 under the LTIP in connection with the reduction of his target bonus opportunity.

For a detailed explanation of the SERP Cash Account benefit under the 2002 Deferred Compensation Plan, see the discussion below under the caption “2002 Deferred Compensation Plan.”

Benefit Entitlement.  A participant becomes vested in the SERP benefit upon employment at or after age 60, involuntary termination with 15 years of credited service or death during employment. In addition, a participant who has either attained age 60 or earned 15 years of credited service and who is employed on the date of any sale of his affiliate or division of the Company will become fully vested in the SERP benefit on such date.

Retirement.  A participant is eligible for a normal retirement benefit as determined above beginning at or after age 65. The SERP provides for an early retirement benefit upon a terminated, vested participant’s attainment of age 60 with 15 years of vesting service under the Pension Plan. The early retirement benefit is equal to the age 65 benefit determined as described above, except that the gross amount of the benefit (before offsets) is reduced by 0.5% for each month the benefit payments begin before age 65. No named executive officer is currently eligible for a normal or early retirement under the SERP.

Form of Benefit Payment.  The SERP formula calculates the amount of benefit payable in the participant’s normal form of benefit, which is a straight-life annuity for an unmarried participant and a joint and 50% survivor annuity for a married participant. The participant, with spousal consent, can waive the normal form and elect to have benefits paid in various annuity forms, each of which is the actuarial equivalent to the participant’s normal form of benefit.

Forfeiture Events.  A participant will forfeit the SERP benefit if his employment is terminated due to fraud, misappropriation, theft, embezzlement or intentional breach of fiduciary duty, he competes with the Company in the areas that it serves, he makes an unauthorized disclosure of trade or business secrets or privileged information, he is discharged for repeated drunkenness on the job, he is convicted of a felony connected with his employment or he makes a material misrepresentation in any document he provides to or for the Company.

Assumptions.  The assumptions used in calculating the present value of the accumulated benefit under the SERP are set forth in footnote (2) to the 2007 Pension Benefits table above. The Company does not generally grant extra years of credited service under the SERP but makes this determination on an individual basis. The additional credited service which Mr. Ketchum can earn (as described in footnote (1) to the 2007 Pension Benefits table above) is intended to provide him with a meaningful SERP benefit, which he would not otherwise be able to earn given his age and recent employment date.

2008 Plan Changes.  Beginning in 2008, participants President and above will have their SERP benefit paid at the same time and in the same form as payment of the participant’s SERP Cash Account under the 2008 Deferred Compensation Plan (i.e., a lump sum or annual installments). The payment or commencement of the SERP benefit will be delayed for at least six months following termination of employment in order to comply with the new deferred compensation rules of Section 409A of Internal Revenue Code.

Further, effective as of January 1, 2008, an executive will become fully vested in his benefit under the SERP if the executive’s combined whole and fractional years of age and service are at least 75 and he (i) is at least age 55, (ii) has at least five years of service, (iii) is not terminated for cause and (iv) enters into certain non-solicitation, non-compete and release agreements with the Company. An executive also will become fully vested in his SERP benefit upon a change in control of Newell Rubbermaid Inc., based on the change in control definition in the Newell Rubbermaid Inc. 2003 Stock Plan. Upon a change in control of the Company (as defined for purposes of Section 409A of the Internal Revenue Code), the Board of Directors of the Company has the authority, in its discretion, to terminate the SERP and pay each executive his entire vested account under the SERP, if certain requirements are met.

Pension Plan

The Pension Plan is a tax-qualified pension plan covering all eligible employees of the Company. The Pension Plan was amended to cease future benefit accruals for non-union employees, including the named executive officers, beginning January 1, 2005, so no non-union employees earn additional benefits under the Pension Plan after December 31, 2004. The material terms and conditions of the Pension Plan as they pertain to the named executive officers include the following:

Eligibility.  Named executive officers who were not participants as of December 31, 2004 do not participate in the Pension Plan. Because they were not participants as of that date, Messrs. Ketchum, Marton and Blaha do not participate in the Pension Plan. The other named executive officers are participants in the Pension Plan, namely Messrs. Robinson and Roberts.

Benefit Formula.  For service years from 1982 through 1988, benefits accrued at the rate of 1.1% of compensation not in excess of $25,000 for each year plus 2.3% of compensation in excess of $25,000. For service years from and after 1989, benefits accrue at the rate of 1.37% of compensation not in excess of $25,000 for each year plus 1.85% of compensation in excess of $25,000. No more than 30 years of service are taken into account in determining benefits. Compensation includes regular or straight-time salary or wages (unreduced for amounts deferred pursuant to the 401(k) Savings and Retirement Plan or the Flexible Benefits Plan), the first $3,000 in bonuses and 100% of commissions (up to applicable Internal Revenue Code limits).

Benefit Entitlement.  A participant becomes vested in the retirement benefit after completing five years of service.

Retirement.  A participant is eligible for a normal retirement benefit based on the benefit formula described above if his or her employment terminates at or after age 65. A participant is eligible for an early retirement benefit if his or her employment terminates at or after age 60 and he or she has completed 15 years of vesting service. The early retirement benefit is equal to the normal retirement benefit described above, reduced by 0.5% for each month the benefit commences before age 65. A participant who is not eligible for a normal or early retirement benefit but has completed five years of vesting service is eligible for a deferred retirement benefit, following termination of employment, beginning at age 65 (or age 60 if the participant terminated employment with at least 15 years of vesting service, subject to a reduction of 0.5% for each month the payments begin before age 65). No named executive officer is currently eligible for a normal or early retirement benefit under the Pension Plan.

Form of Benefit Payment.  The benefit formula calculates the amount of benefit payable in the form of a monthly life annuity, which is the normal form of benefit for an unmarried participant. The normal form of benefit for a married participant is a joint and 50% survivor annuity, which provides a reduced monthly amount for the participant’s life with the surviving spouse receiving 50% of the reduced monthly amount for life. The participant, with spousal consent, can waive the normal form and elect to have benefits paid in various annuity forms, each of which is the actuarial equivalent of the straight life annuity forms.

Frozen Benefits.  Non-union participants do not earn any additional pension benefits after December 31, 2004. Their Pension Plan benefits are calculated using compensation and service as of December 31, 2004 and are paid in accordance with the Pension Plan. Participants continue to earn years of service after December 31, 2004 for vesting and early retirement eligibility.

Newell Rubbermaid 401(k) Savings and Retirement Plan.  In order to make up in part the Pension Plan benefits that stopped accruing as of December 31, 2004, the Company amended its 401(k) Savings and Retirement Plan to provide retirement contributions for eligible non-union participants beginning in 2005. The Company makes retirement contributions to a participant’s account each year in accordance with the following schedule:

Age + Completed
Years of Service	% of Covered Pay

Less than 40	2%
40-49	3%
50-59	4%
60 or more	5%

In addition, for any participant age 50 or older on January 1, 2005, the Company makes additional retirement contributions to the participant’s account each year as follows:

Age as of
January 1, 2005	% of Covered Pay

50-59	3%
60 or older	5%

These contributions are subject to a three-year cliff vesting schedule, which includes credit for years of service earned prior to 2005. The retirement contributions made for each named executive officer are reflected in the “All Other Compensation” column of the Summary Compensation Table.

Assumptions.  The assumptions used in calculating the present value of accumulated benefits under the Pension Plan are set forth in footnote (2) to the 2007 Pension Benefits table above. The Company does not grant extra years of credited service under the Pension Plan.

2007 Nonqualified Deferred Compensation

This table shows the contributions made by each named executive officer and the Company in 2007, the earnings accrued on the named executive officer’s account balance in 2007 and the account balance at December 31, 2007 under the 2002 Deferred Compensation Plan.

	Executive	Company	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
	in Last FY	in Last FY	Last FY	Distributions	Last FYE
Name	($)(1)	($)(2)	($)(3)	($)	($)(4)

Mark D. Ketchum	$2,303,766	$75,615	$126,924	—	$3,345,379
J. Patrick Robinson	—	$54,411	$45,381	—	$647,042
James J. Roberts	—	$73,742	$13,348	—	$594,691
Steven G. Marton	$118,170	$54,710	$24,183	—	$406,895
Hartley D. Blaha	—	$35,936	$6,455	—	$107,280

(1)	Executive Contributions in Last FY. The amount of contributions made by each named executive and reported in this column with respect to salary or base compensation deferrals is included in each named executive officer’s compensation reported on the 2007 Summary Compensation Table as Salary or Bonus. The amount of contributions reported in this column also reflects deferral of cash bonuses paid in 2007 but earned and reported on the Summary Compensation Table for 2006.

(2)	Company Contributions in Last FY. The amount of Company contributions reported in this column for each named executive officer was included in each named executive officer’s All Other Compensation reported on the Summary Compensation Table for 2006, as SERP Cash Account credits are made following the year in which they are earned by the executive.

(3)	Aggregate Earnings in Last FY. The investment earnings reported in this column for each named executive officer are not reported on the Summary Compensation Table.

(4)	Aggregate Balance at Last FYE. The aggregate balance as of December 31, 2007 reported in this column for each named executive officer reflects amounts that have been previously reported as compensation on the Summary Compensation Table for 2007 or prior years, except (a) the following amounts of earnings included in the account balance: Mr. Ketchum, $169,277; Mr. Robinson, $171,046; Mr. Roberts, $112,094; Mr. Marton, $48,043; and Mr. Blaha $14,148 and (b) the initial SERP Cash Account credit under the 2002 Deferred Compensation Plan equal to the lump sum present value of the SERP benefit as of December 31, 2003, as described below under the caption “2002 Deferred Compensation Plan,” for each of the following named executive officers: Mr. Robinson, $101,402; and Mr. Roberts, $292,211. The aggregate balance reported in this column for each named executive officer does not include the SERP Cash Account credit earned by the individual in 2007 and reported in the “All Other Compensation” column of the Summary Compensation Table, as SERP Cash Account credits are made following the year in which they are earned.

2002 Deferred Compensation Plan

The Company’s 2002 Deferred Compensation Plan is a nonqualified defined contribution plan that covers certain eligible employees, including the named executive officers, and the Directors of the Company. The material terms and conditions of the 2002 Deferred Compensation Plan as they pertain to the named executive officers are as follows:

Eligibility.  Employees designated by the Plan Committee are eligible to participate. All named executive officers are eligible to participate.

Participant Contributions.  For each calendar year, a participant can elect to defer up to 50% of his base salary and up to 100% of any cash bonus paid for the calendar year. The deferred amounts are credited to a Plan account established for the participant.

SERP Cash Account Feature.  Each participant who also participates in the SERP, and each participant who is hired with or promoted to a title of Vice President or above after December 31, 2003, has a SERP Cash Account under the 2002 Deferred Compensation Plan. This includes each named executive officer. Each named executive officer who was a participant in the SERP on December 31, 2003 had the lump sum present value of his SERP benefit as of that date credited to his SERP Cash Account. In addition, the Board has approved annual credits to the Cash Accounts of all participants who are employed on the last day of the calendar year as follows:

Age + Completed	% of
Years of Service	Compensation

Less than 40	3%
40-49	4%
50-59	5%
60 or more	6%

For certain senior level executives (including all the named executive officers), compensation includes salary and bonus, unreduced for amounts deferred pursuant to the 401(k) Savings and Retirement Plan, the 2002 Deferred Compensation Plan or the Flexible Benefits Plan. The amount of bonus for 2006 and subsequent years included in the calculation of annual credits to a participant’s SERP Cash Account is adjusted to equal the amount that would have been received by the participant under the Bonus Plan prior to the revision of bonus percentages for 2006, rather than actual payouts.

In November 2006, the Company adjusted the benefit formula in respect of the SERP Cash Account, effective January 1, 2007, to provide for:

•	Additional annual Company contributions equal to 10% of compensation for certain senior level executives who commence participation on or after January 1, 2007 and thus will not participate in the SERP (which additional contributions will not apply to any of the named executive officers); and

•	Additional Company contributions for participants whose Company matching and retirement savings contributions to the Company’s 401(k) Savings and Retirement Plan are reduced due to their deferring compensation under the 2002 Deferred Compensation Plan.

Vesting.  A participant is fully vested in the portion of his Plan account attributable to his own deferrals of salary and bonus. The SERP Cash Account portion vests over a 10-year period beginning at six years of credited service, at a rate equal to 10% per year. In addition, a participant will become fully vested in his Cash Account portion if he remains employed until the earliest of age 60, death or Disability (as defined in the Plan). The Plan Committee has the discretion to determine the vesting schedule applicable to other discretionary Company contributions (although no such contributions have been made to date).

Investments.  Each participant’s Plan account is credited with earnings and losses based on investment alternatives made available by the Plan Committee and selected by the participant from time to time. The investment options currently offered under the Plan consist of mutual funds including stable value, total return and growth oriented funds. The Plan does not currently provide for Company stock or fixed return investments. Participants may change investment elections daily.

Distributions.  At the time a participant makes a deferral election, he must elect when the amount attributable to such deferral election is to be distributed and whether such amount is to be paid in a lump sum or annual installments of not more than 10 years. The participant can select a payment date of any specified January following his termination of employment, but not later than the January following his attainment of age 65. If, however, a participant’s employment terminates prior to age 60 and such termination is voluntary, or involuntary due to cause, his Plan account will be distributed as soon as practicable. A participant also may elect, at the time of his initial deferral election, to have his Plan account paid on any specified January of any year while still employed (as long as such date is at least two years past the date of the deferral election). If, however, the participant’s employment terminates voluntarily or involuntarily due to cause, all scheduled in-service payments will be made as soon as practicable after such termination. A participant with a SERP Cash Account who does not make elective deferrals must make the payment elections described above in accordance with procedures established by the Plan Committee. A participant may also request at any time a distribution from his Plan account of an amount necessary to satisfy an unforeseeable emergency. A Plan account balance of less than $25,000 will be paid in a lump sum following the participant’s termination of employment.

Plan Funding.  Upon a change in control of the Company (as defined in the Plan), the Company is required to establish a grantor trust and contribute to the trust an amount equal to the aggregate Plan account balances.

2008 Plan Changes.  In 2007, the Company adopted the Newell Rubbermaid Inc. 2008 Deferred Compensation Plan (the “2008 Deferred Compensation Plan”), effective as of January 1, 2008, to succeed the 2002 Deferred Compensation Plan to comply with Section 409A of the Internal Revenue Code, including to modify the time and form of payments from the 2002 Deferred Compensation Plan. The deferred compensation is payable in cash at future dates specified by participants or upon the occurrence of certain events, such as death, other termination of employment or as otherwise contemplated by the 2008 Deferred Compensation Plan. Distribution is made in a lump sum or annual installments. The payment or commencement of the deferred compensation will be delayed for at least six months following termination of employment in order to comply with the new deferred compensation rules of Section 409A of the Internal Revenue Code (including for applicable periods prior to 2008).

Further, effective as of January 1, 2008, an executive will become fully vested in his SERP Cash Account under the 2008 Deferred Compensation Plan if the executive’s combined whole and fractional years of age and service are at least 75 and he (i) is at least age 55, (ii) has at least five years of service, (iii) is not terminated for cause and (iv) enters into certain non-solicitation, non-compete and release agreements with the Company. An executive also will become fully vested in his SERP Cash Account upon a change in control of Newell Rubbermaid Inc., based on the change in control definition in the Newell Rubbermaid Inc. 2003 Stock Plan. Upon a change in control of the Company (as defined for purposes of Section 409A of the Internal Revenue Code), the Board of Directors of the Company has the authority, in its discretion, to terminate the 2008 Deferred Compensation Plan and pay each executive his entire vested account under the 2008 Deferred Compensation Plan, if certain requirements are met.

Potential Payments Upon Termination or Change in Control of the Company

The Company provides certain benefits to eligible employees upon certain types of termination of employment, including termination of employment following a change in control of the Company. These benefits are in addition to the benefits to which the employees would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock options, restricted stock and other stock-based compensation otherwise vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). The Company’s 2003 Stock Plan also provides certain benefits to participants upon a change in control of the Company, regardless of whether a termination of employment also occurs.

These incremental benefits as they pertain to the named executive officers are described below.

Termination of Employment Following a Change in Control

Employment Security Agreements

The Company has Employment Security Agreements with the named executive officers, all other executive officers and certain other key employees, which provide benefits upon the occurrence of certain terminations of employment following a change in control of the Company. The Agreements with named executive officers provide for benefits upon the following types of employment termination:

•	an involuntary termination of the executive’s employment by the Company without “good cause” that occurs within 24 months after a change in control of the Company;

•	A voluntary termination of employment for “good reason” that occurs within 24 months after a change in control of the Company; or

•	A voluntary termination of employment by the executive for any reason in the thirteenth month following the change in control.

For purposes of the Agreements:

“Change in Control” means (1) a person’s acquisition of 25% or more of the voting power of the Company’s outstanding securities; (2) a merger, consolidation or similar transaction, unless following such transaction, more than 50% of the voting power of the outstanding securities of the surviving entity is owned, in the same proportion, by substantially the persons who owned the Company’s outstanding voting securities immediately prior to the transaction; (3) a sale of all or substantially all of the Company’s assets, unless following such transaction, more than 50% of the voting power of the outstanding securities of the surviving entity is owned, in the same proportion, by substantially the persons who owned the Company’s outstanding voting securities immediately prior to the transaction; or (4) during any period of two consecutive years or less, the incumbent directors cease to constitute a majority of the Board.

“Good cause” exists if the executive engages in misconduct in the performance of his duties that causes material harm to the Company or the executive is convicted of a criminal violation involving fraud or dishonesty. “Good reason” exists if (1) there is a significant change in the nature or the scope of the executive’s authority or duties; (2) the executive is required to report to an officer with a lesser position or title than the officer to whom the executive reported on the date of the change in control, or in the case of the CEO, he is required to report to other than the entire Board; (3) there is a reduction in the executive’s rate of base salary; (4) the Company changes by 50 miles or more the principal location in which the executive is required to perform services; (5) the Company terminates or amends, or terminates or restricts the executive’s participation in, any incentive plan or retirement plan so that he is not provided with a level of benefits at least equal to those provided in the aggregate by such plans prior to such termination or amendment; or (6) the Company materially breaches the provisions of the Agreement.

The benefits provided upon such a termination of employment include the following (which are quantified on the table that follows this discussion):

•	A lump sum severance payment, payable within 30 days of the termination of employment, equal to two times the sum of (A) the executive’s annual base salary, determined as of the date of the change in control or, if higher, the date of employment termination, and (B) the executive’s bonus, calculated by multiplying his base salary by his applicable payout percentage based on his job position held on the date of the change in control or, if higher, the date of employment termination, and assuming the attainment of performance goals at the 100% level.

•	All benefits accrued under the Company’s incentive and retirement plans (other than the Pension Plan). In determining these benefits, the executive’s termination will be considered a retirement under the plans, he will receive service credit under the plans for the 24-month severance period, and he will become fully vested under the SERP and SERP Cash Account under the 2002 Deferred Compensation Plan. If the terms of any such plan do not permit the additional service credit, the executive will be paid a substantially equivalent amount outside of the plan.

•	All Company stock options held by the executive will become immediately exercisable and remain exercisable for a period of three years thereafter or, if shorter, the remaining term of the options, all restrictions on Company restricted securities held by the executive will lapse, and all performance goals on Company performance-based awards to the executive will be deemed satisfied in full.

•	The executive and his spouse and eligible dependents will continue to be covered by all welfare plans of the Company during the 24-month severance period, or if earlier, until the executive is eligible for coverage under similar plans from a new employer.

•	The Company will continue to reimburse the executive for automobile expenses during the severance period or, if earlier, until he receives such reimbursement from a new employer.

•	The executive will be eligible for six months of outplacement services.

•	The Company will provide a gross-up payment to the executive to cover any excise and related income tax liability arising under Section 280G of the Internal Revenue Code as a result of any payment or benefit arising under the Agreement.

•	If the executive dies during the severance period, all amounts payable during the remainder of the severance period will be paid to his surviving spouse, and the spouse will continue to be covered under all applicable Company welfare plans.

•	The Company will pay any out-of-pocket expenses, including attorney’s fees, incurred by the executive in connection with enforcing or determining the validity of the Agreement.

The Agreements contain restrictive covenants that prohibit the executive from (1) associating with a business that is competitive with any line of business of the Company for which the executive provided services, without the Company’s consent and (2) soliciting the Company’s agents and employees. These restrictive covenants remain in effect during the 24-month severance period.

Termination of Employment—No Change in Control

The Company provides benefits to eligible employees upon certain terminations of employment that need not occur in the context of a change in control. These benefits are provided under the Company’s severance plans, 2003 Stock Plan, SERP and 2002 Deferred Compensation Plan.

Company Severance Plans

The Company has severance plans that provide benefits to non-union employees who are involuntarily terminated without cause due to a lay-off, reduction in force, reorganization or similar reason. The plans as they pertain to the named executive officers provide the following benefits following a qualifying termination of employment: (1) continued salary for 52 to 104 weeks, in each case as determined by the Company in its sole discretion, less any amounts paid from any state unemployment program; and (2) continued health coverage pursuant to COBRA, with the named executive officer paying active employee premium rates for the duration of the severance period. Severance benefits are not paid if (A) the named executive officer receives severance pursuant to an Employment Security Agreement or a separately negotiated severance agreement or (B) the named executive officer declines an offer to remain with the Company or an affiliate, unless the offer requires him to relocate more than 50 miles, involves more than a 15% reduction in total cash compensation opportunities or is not for a comparable position. If the named executive officer obtains new employment prior to the end of the severance period, he will be entitled to only 50% of the severance benefits that would have been paid for the remainder of the severance period. Benefits are contingent upon the named executive officer’s execution of a release of claims against the Company.

2003 Stock Plan

Options:  For all named executive officers other than Mr. Ketchum, (1) if the individual’s employment terminates for any reason other than death, disability or retirement, all of his options expire on, and cannot be exercised after, the date of his termination, and (2) if the named executive officer’s employment terminates due to death, disability or retirement, all outstanding options fully vest and continue to be exercisable for one year following his termination (or the expiration of the term of the option, if earlier).

In the case of Mr. Ketchum, with respect to options granted beginning in 2006, if his employment terminates for any reason other than death or disability or retirement, and at the same time his service on the Board of Directors terminates, all of his options expire on, and cannot be exercised after, the date of his termination. If Mr. Ketchum’s employment terminates for any reason other than death or disability or retirement, and his service on the Board continues, then the outstanding portion of all of his options will remain outstanding, will continue to vest and may be exercised in accordance with their original terms for so long as Mr. Ketchum remains a member of the Board. If Mr. Ketchum’s employment terminates due to death or disability or retirement, all of his outstanding options fully vest and continue to be exercisable for one year following his termination (or the expiration of the option term, if earlier) or, if he continues to serve on the Board, for such longer period as he remains a director (or the expiration of the option term, if earlier). The treatment of Mr. Ketchum’s options upon a subsequent termination of service on the Board would depend on whether the termination results from death, disability, retirement or other reason. Mr. Ketchum’s options awarded to him prior to 2006 contain the vesting and exercise provisions discussed above with respect to termination of employment due to death or disability, but not for retirement.

Restricted Stock:  If the named executive officer’s employment terminates for any reason other than death or disability, his restricted stock that has not yet vested is forfeited. If the named executive officer’s employment terminates due to death or disability, all restrictions lapse, and all shares fully vest, on the date of his termination.

For these purposes:

“Disability” means (as determined by the Plan Committee in its sole discretion) the inability of the named executive officer to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or disability or which has lasted or can be expected to last for a continuous period of not less than 12 months.

“Retirement” means the named executive officer’s termination from employment with the Company and all affiliates without cause (as determined by the Plan Committee in its sole discretion) when the named executive officer is 65 or older.

SERP/2002 Deferred Compensation Plan

The vesting provisions that apply to a named executive officer’s SERP benefit and SERP Cash Account under the 2002 Deferred Compensation Plan can depend on the circumstances under which his employment terminates. See the discussion under the caption “Retirement Plans.”

SERP:  Assuming a termination of employment on December 31, 2007 for other than death, no executive officer would be entitled to a SERP benefit. However, upon a termination of employment on December 31, 2007 due to death, each named executive officer would be entitled to a special preretirement death benefit, in lieu of any retirement benefit under the SERP.

2002 Deferred Compensation Plan:  Assuming a termination of employment on December 31, 2007 due to death or disability, each named executive officer would be entitled to the entire balance of his Plan account as reported in the “Aggregate Balance at Last FYE” column of the Nonqualified Deferred Compensation table, which includes the unvested and vested portions of the Plan account.

Change in Control

2003 Stock Plan

Enhanced benefits are available under the 2003 Stock Plan upon a change in control of the Company for employees who hold outstanding awards on such date. Upon a change in control of the Company, (1) all options become fully vested and continue to be exercisable by their terms, (2) all restrictions on restricted stock lapse and such shares are fully vested, and (3) all performance goals applicable to any award are deemed met at the highest level. These benefits do not require any termination of employment.

The tables set forth below quantify the additional benefits as described above that would be payable to each named executive officer under the termination or change in control scenarios described above.

Termination of Employment Following a Change in Control

The additional amounts set forth in this table would be payable pursuant to the Employment Security Agreements, assuming a change in control of the Company and that the named executive officer became eligible for benefits following a termination of employment on December 31, 2007.

	Mark D.	J. Patrick	James J.	Steven G.	Hartley D.
Name	Ketchum	Robinson	Roberts	Marton	Blaha

Two Times Base Salary	$2,400,000	$1,070,000	$1,600,000	$1,090,000	$850,000
Two Times Target Bonus	$2,520,000	$693,333	$972,292	$706,333	$549,792
Accrued Unvested Retirement Benefits—SERP(1)	$2,066,269	$297,589	$201,415	—	$36,388
Accrued Unvested Retirement Benefits—Cash Account	$89,953	$260,879	$535,222	$93,490	$108,847
Accrued Unvested Retirement Benefits—401(k) Plan	$9,449	—	—	—	—
Additional Accruals for Severance Period—SERP(2)	$2,425,496	$308,005	$354,732	$137,222	$166,611
Additional Accruals for Severance Period—Cash Account	$295,200	$128,721	$149,373	$109,273	$85,213
Additional Accruals for Severance Period—401(k) Plan	$17,600	$35,600	$30,175	$30,600	$35,600
Value of Unvested Stock Options(3)	$530,830	$179,830	$238,600	$121,160	$273,120
Value of Unvested Restricted Stock(4)	$1,714,498	$1,182,612	$1,710,642	$1,238,746	$943,792
Welfare Benefits for Severance Period(5)	$26,201	$26,201	$26,201	$26,201	$26,201
Automobile Expenses for Severance Period	$53,746	$36,039	$37,888	$49,742	$29,220
Outplacement Services (6 mos.)	$50,000	$50,000	$50,000	$50,000	$50,000
Tax Gross-Up (§280(G))	$5,761,889	$1,399,169	$1,886,334	$1,110,789	$869,960

Total	$17,961,131	$5,667,978	$7,792,874	$4,763,556	$4,024,744

(1)	Accrued Unvested Retirement Benefits—SERP. Amounts in this row are equal to the present value of the accumulated unvested benefit payable to each named executive officer under the SERP as of December 31, 2007, assuming benefits commence at age 65. Assumptions used in determining these amounts include a 5.6% discount rate (120% of the semi-annual long-term AFR as of December 2007) and the RP-2000 projected to 2008 Combined Healthy Mortality Table without collar adjustments for males and females. Present values for the SERP reflect an offset for the Pension Plan benefit which the named executive officer would receive if the Company had not frozen enrollment and benefit accruals under the Pension Plan effective December 31, 2004.

(2)	Additional Accruals for Severance Period—SERP. Amounts in this row are equal to the incremental present value of the accumulated benefit payable to each named executive officer under the SERP as of December 31, 2007, assuming benefits commence at age 65, resulting from crediting each individual with an additional two years of service under the SERP (six years in the case of Mr. Ketchum). Assumptions used in determining these amounts include a 5.6% discount rate (120% of the semi-annual long-term AFR as of December 2007) and the RP-2000 projected to 2008 Combined Healthy Mortality Table without collar adjustments for males and females. Present values for the SERP reflect an offset for the Pension Plan benefit which the named executive officer would receive if the Company had not frozen enrollment and benefit accruals under the Pension Plan effective December 31, 2004.

(3)	Value of Unvested Stock Options. The value of the stock options is based on the difference between the exercise price and the closing market price of the Company’s stock as reported in The Wall Street Journal for December 31, 2007 ($25.88).

(4)	Value of Unvested Restricted Stock. The value of the restricted stock is based on the closing market price of the Company’s stock as reported in The Wall Street Journal for December 31, 2007 ($25.88).

(5)	Welfare Benefits for Severance Period. Amounts in this row consist of projected premiums for life, medical, dental, vision, AD&D and disability policies, reduced by the amount of projected employee premiums and employee paid administrative charges, during the severance period for each named executive officer. Projections assume no increase in premiums over the severance period.

Termination of Employment—No Change in Control

The additional amounts set forth in this table would be payable to or for each named executive, assuming no change in control of the Company and that the named executive officer became eligible for the benefits described above following a termination of employment on December 31, 2007.

	Mark D.	J. Patrick	James J.	Steven G.	Hartley D.
Name	Ketchum	Robinson	Roberts	Marton	Blaha

Continued Salary(1)	$1,800,000	$802,500	$1,200,000	$787,500	$637,500
Continued Health Coverage(2)	$19,651	$19,651	$19,651	$19,651	$19,651
Value of Unvested Stock Options(3)	$530,830	$179,830	$238,600	$121,160	$273,120
Value of Unvested Restricted Stock(4)	$1,714,498	$1,182,612	$1,710,642	$1,238,746	$943,792
SERP Benefits(5)	$7,453,282	$2,554,234	$3,768,419	$2,716,827	$3,263,326
Cash Account Benefits(6)	$3,255,526	$386,162	$59,469	$313,405	$0

(1)	Amounts in this row are payable pursuant to the Company’s severance plans, assuming 18 months of severance, which is the mid-point of the range of severance provided for under the plans and is consistent with the Company’s actual practice in granting severance to executives with levels of service similar to those of the named executive officers.

(2)	Amounts in this row reflect continued health benefits pursuant to the Company’s severance plans and consist of projected premiums for health benefits during the severance period (including medical, dental and vision), reduced by the projected employee premiums and employee paid administrative charges. Projections assume no increase in premiums over the severance period.

(3)	Amounts in this row represent the value of stock options that would vest upon termination of employment on December 31, 2007 due to death, disability or retirement, under the terms of the 2003 Stock Plan. The value of the stock options is based on the difference between the exercise price and the closing market price of the Company’s stock as reported in The Wall Street Journal for December 31, 2007 ($25.88).

(4)	Amounts in this row represent the value of the restricted stock that would vest upon termination of employment on December 31, 2007 due to death or disability under the terms of the 2003 Stock Plan. The value of the restricted stock is based on the closing market price of the Company’s stock as reported in The Wall Street Journal for December 31, 2007 ($25.88).

(5)	Amounts in this row represent the additional death benefit payable under the SERP on account of the named executive officer’s death on December 31, 2007, as the present value of the special preretirement death benefit under the SERP. Assumptions used for determining these amounts include a 6.25% discount rate and the RP-2000 projected to 2008 Combined Healthy Mortality Table without collar adjustments for males and females.

(6)	Amounts in this row represent the unvested portion of the named executive officer’s SERP Cash Account under the 2002 Deferred Compensation Plan that vests upon termination on December 31, 2007 due to death or disability.

Change in Control—No Termination of Employment

The additional amounts set forth in this table would be realized by each named executive officer under the 2003 Stock Plan, assuming a change of control of the Company occurred on December 31, 2007.

	Mark D.	J. Patrick	James J.	Steven G.	Hartley D.
Name	Ketchum	Robinson	Roberts	Marton	Blaha

Value of Unvested Stock Options(1)	$530,830	$179,830	$238,600	$121,160	$273,120
Value of Unvested Restricted Stock(2)	$1,714,498	$1,182,612	$1,710,642	$1,238,746	$943,792

(1)	Amounts in this row represent the value of stock options that would vest upon the change in control on December 31, 2007, under the terms of the 2003 Stock Plan. The value of the stock options is based on the difference between the exercise price and the closing market price of the Company’s stock as reported in The Wall Street Journal for December 31, 2007 ($25.88).

(2)	Amounts in this row represent the value of the restricted stock that would vest upon the change in control on December 31, 2007 under the terms of the 2003 Stock Plan. The value of the restricted stock is based on the closing market price of the Company’s stock as reported in The Wall Street Journal for December 31, 2007 ($25.88).

2007 Director Compensation

This table discloses all compensation provided to each non-employee director of the Company in 2007.

	Fees Earned
	Or Paid in	Stock	Option
	Cash	Awards	Awards	Total
Name	($)	($) (4)	($) (5)	($)

Thomas E. Clarke	$98,682	$50,665	$41,641	$190,988
Scott S. Cowen	$92,229	$50,665	$33,016	$175,910
Michael T. Cowhig	$94,250	$47,886	$32,498	$174,634
Elizabeth Cuthbert-Millett	$94,460	$50,665	$33,016	$178,141
Domenico De Sole(1)	$3,945	$0	$0	$3,945
William D. Marohn	$344,460	$50,665	$33,016	$428,141
Cynthia A. Montgomery	$93,460	$50,665	$33,016	$177,141
Allan P. Newell(2)	$29,826	$38,916	$28,028	$96,770
Steven J. Strobel	$84,204	$33,331	$29,893	$147,428
Gordon R. Sullivan	$93,299	$50,665	$33,016	$176,980
Michael A. Todman(3)	$72,588	$11,749	$17,834	$102,171
Raymond G. Viault	$83,660	$50,665	$38,718	$173,043

(1)	Mr. De Sole. Mr. De Sole joined the Board of Directors on November 7, 2007.

(2)	Mr. Newell. Mr. Newell retired from the Board of Directors on May 8, 2007.

(3)	Mr. Todman. Mr. Todman joined the Board of Directors on January 29, 2007.

(4)	Stock Awards. The amount in this column consists of the dollar amount of expense recognized in 2007 for financial statement reporting purposes in respect of restricted stock awards for each non-employee director (disregarding any adjustments for estimated forfeitures), and thus includes amounts attributable to awards made in both 2007 and prior years. The grant date fair value of restricted stock awarded to each non-employee director in 2007, computed in accordance with FAS 123(R), was equal to $54,694. See Footnote 15 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for an explanation of the assumptions made by the Company in the valuation of these awards. The aggregate number of shares of restricted stock held by each non-employee director as of December 31, 2007 was as follows: Dr. Clarke, Dr. Cowen, Mr. Cowhig, Mr. Marohn, Ms. Cuthbert-Millett, Dr. Montgomery, General Sullivan and Mr. Viault: 6,093 shares; Mr. Strobel: 4,093 shares; and Mr. Todman: 1,753 shares. Mr. De Sole did not own any restricted stock as of December 31, 2007.

(5)	Option Awards. The amount in this column consists of the dollar amount of expense recognized in 2007 for financial statement reporting purposes in respect of stock option awards for each non-employee director (disregarding any adjustments for estimated forfeitures), and thus includes amounts attributable to awards made in both 2007 and prior years. The grant date fair value of annual stock option awards to each non-employee director in 2007, computed in accordance with FAS 123(R), was equal to $38,645. In addition to this annual grant, Mr. Todman received an initial stock option award upon joining the Board of Directors on February 6, 2007 with a grant date fair value, computed in accordance with FAS 123(R), equal to $71,442. See Footnote 15 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for an explanation of the assumptions made by the Company in the valuation of these awards. The aggregate number of shares issuable pursuant to options held by each non-employee director as of December 31, 2007 was as follows: Dr. Cowen, Mr. Marohn, and General Sullivan: 35,066 shares; Ms. Cuthbert-Millett and Dr. Montgomery: 40,066 shares; Dr. Clarke: 29,066 shares; Mr. Cowhig: 25,066 shares; Mr. Strobel 21,066 shares; Mr. Todman: 15,353 shares; and Mr. Viault: 33,066 shares.

Directors of the Company who are not also employees of the Company are paid an annual retainer of $60,000 (the Chairman, William D. Marohn, is paid an annual retainer of $300,000), plus a $2,000 fee for each Board meeting attended and a $1,000 fee for each committee meeting attended, unless the meetings are conducted by telephone, in which case the fee is $500 for each meeting. Committee chairs receive an additional $1,000 fee for each committee meeting attended in person. Each director is eligible to participate in the Company’s Deferred Compensation Plan and is permitted to defer up to 100% of director fees under the terms of that plan. Directors also receive a stock option grant of 10,000 shares in connection with joining the Board of Directors. The 2003 Stock Plan provides for discretionary grants to non-employee directors of stock options, stock awards and stock units.

Each non-employee director of the Company received a grant of an option to purchase 5,353 shares on the date of the 2007 Annual Meeting. Additionally, in 2007, Mr. Todman received a grant of an option to purchase 10,000 shares in connection with his initial election to the Board of Directors. All of the options were granted at an exercise price equal to the closing market price on the date of grant, and become exercisable in five annual installments of 20%, commencing one year from the grant date. In addition, in 2007 each non-employee director of the Company received a restricted stock award of 1,753 shares, with all restrictions on the shares scheduled to lapse on the third anniversary of the date of grant.

The Organizational Development & Compensation Committee uses guidelines to achieve an annual target value for aggregate annual stock options and restricted stock awards to non-employee directors of $85,000 determined using the valuation methodology of the Committee’s compensation consultant, which is described above in the “Compensation Discussion & Analysis.” The number of shares of restricted stock granted on the date of the 2007 Annual Meeting had a deemed value equal to 60% of this target, and the number of stock options granted on that date had a deemed value equal to 40% of this target.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information, as of December 31, 2007, relating to equity compensation plans of the Company under which the Company’s common stock is authorized for issuance.

Number of securities
remaining available for
	Number of securities	Weighted-average	future issuance under
	to be issued upon exercise	exercise price of	equity compensation
	of outstanding options,	outstanding options,	plans (excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
Plan Category	(a)(1)	(b)	(c)(2)

Equity compensation plans approved by security holders	15,770,205	$27.00	15,933,058
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	15,770,205	$27.00	15,933,058

(1)	The number shown in column (a) is the number of shares that, as of December 31, 2007, may be issued upon exercise of outstanding options under the stockholder-approved 2003 Stock Plan and 1993 Option Plan. In addition, as of December 31, 2007, there were 205,487 shares of common stock that may be issued upon exercise of outstanding stock options under Rubbermaid Incorporated plans with a weighted-average exercise price of $36.84.

(2)	The number shown in column (c) is the number of shares that, as of December 31, 2007, may be issued upon exercise of options and other equity awards that may be granted in the future under the 2003 Stock Plan.

CERTAIN BENEFICIAL OWNERS

As of March 1, 2008, the only persons or groups that are known to the Company to be the beneficial owners of more than five percent of the outstanding common stock are:

	Amount and Nature of	Percent of Class
Name and Address of Beneficial Owner	Beneficial Ownership	Outstanding

Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	31,823,546	11.4	%(1)
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	24,904,341	8.8	%(2)
Goldman Sachs Asset Management, L.P. 32 Old Slip New York, New York 10005	22,751,053	8.1	%(3)

(1)	As reported in a statement on Schedule 13G filed with the SEC on February 14, 2008 by Wellington Management Company, LLP. According to the filing, Wellington Management Company, LLP has shared voting power over 24,283,385 of such shares and shared dispositive power of 31,793,546 of such shares.

(2)	As reported in a statement on Schedule 13G filed with the SEC on February 12, 2008 by T. Rowe Price Associates, Inc. According to the filing, T. Rowe Price Associates, Inc. has sole voting power over 5,066,853 of such shares and sole dispositive power over 24,904,341 of such shares.

(3)	As reported in a statement on Schedule 13G filed with the SEC on February 1, 2008 by Goldman Sachs Asset Management, L.P. According to the filing, Goldman Sachs Asset Management, L.P. has sole voting power over 20,929,667 of such shares and sole dispositive power over 22,589,663 of such shares.

The following table sets forth information as to the beneficial ownership of shares of common stock of each director, including each nominee for director, and each named executive officer and all directors and executive officers of the Company, as a group. Except as otherwise indicated in the footnotes to the table, each individual has sole investment and voting power with respect to the shares of common stock set forth.

	Common Stock Beneficially
	Owned on March 1, 2008
	Number of		Percent of Class
Name of Beneficial Owner	Shares		Outstanding

Thomas E. Clarke	23,235	(1)(3)		*
Scott S. Cowen	34,200	(1)(2)(3)		*
Michael T. Cowhig	15,835	(1)(3)		*
Domencio De Sole	—			*
Mark D. Ketchum	395,549	(1)(3)(4)		*
William D. Marohn	40,667	(1)(3)		*
Elizabeth Cuthbert-Millett	216,433	(1)(3)(5)		*
Cynthia A. Montgomery	23,535	(1)(3)		*
Steven J. Strobel	9,235	(1)(3)		*
Gordon R. Sullivan	31,461	(1)(3)		*
Michael A. Todman	3,753	(1)(3)		*
Raymond G. Viault	30,081	(1)(3)		*
James J. Roberts	370,144	(1)(3)		*
Steven G. Marton	127,893	(1)(3)(6)		*
J. Patrick Robinson	217,209	(1)(3)(6)		*
Hartley D. Blaha	246,787	(1)(3)		*
All directors and executive officers as a group	2,644,793	(1)(3)(6)		*

*	Represents less than 1% of the Company’s outstanding common stock.

(1)	Includes shares issuable pursuant to stock options currently exercisable or exercisable within 60 days of March 1, 2008 as follows: Dr. Clarke, 13,142 shares; Mr. Cowhig, 8,742 shares; Dr. Cowen, 20,342 shares; Mr. Ketchum, 197,600 shares; Mr. Marohn, 20,342 shares; Ms. Cuthbert-Millett, 15,342 shares; Dr. Montgomery, 15,342 shares; Mr. Strobel 5,142 shares; General Sullivan, 20,342 shares; Mr. Todman, 2,000 shares; Mr. Viault, 18,342 shares; Mr. Roberts, 270,699 shares; Mr. Marton, 66,000 shares; Mr. Robinson, 148,075 shares; Mr. Blaha, 181,000 shares; and all directors and executive officers as a group, 1,464,147 shares.

(2)	Includes 1,220 shares owned by Dr. Cowen’s wife.

(3)	Includes shares of restricted stock granted pursuant to the 2003 Stock Plan as follows: each of Dr. Cowen, Mr. Cowhig, Dr. Clarke, Mr. Marohn, Ms. Cuthbert-Millett, Dr. Montgomery, General Sullivan and Mr. Viault, 6,093 shares; Mr. Ketchum, 110,399 shares; Mr. Strobel 4,093 shares; Mr. Todman, 1,753 shares; Mr. Roberts, 60,569 shares; Mr. Marton, 33,203 shares; Mr. Robinson, 42,412 shares; Mr. Blaha, 33,115 shares; and all directors and executive officers as a group, 499,141 shares. All restrictions on such shares lapse on the third anniversary of the date of grant.

(4)	Includes 10,000 shares owned in a trust FBO Mr. Ketchum’s wife.

(5)	Includes 55,826 shares owned by Ms. Cuthbert-Millett as custodian for her two children.

(6)	Includes shares held by the Newell Rubbermaid 401(k) Savings and Retirement Plan over which each of the following persons has voting and investment power: Mr. Marton 1,994 shares; Mr. Robinson, 955 shares; and all directors and executive officers as a group, 11,916 shares.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report to stockholders of the Company in accordance with rules adopted by the Securities and Exchange Commission.

The Audit Committee, which is appointed annually by the Board of Directors, currently consists of six directors, all of whom are “independent directors” and meet the other qualification requirements under the applicable rules of the New York Stock Exchange. The Audit Committee acts under a written charter which was most recently approved by the Board of Directors on November 9, 2005.

In accordance with rules adopted by the Securities and Exchange Commission, the Audit Committee of the Company states that:

•	The Audit Committee reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2007.

•	The Audit Committee reviewed and discussed with Ernst & Young LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented (“Communications with Audit Committees”).

•	The Audit Committee received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), as currently in effect, and has discussed with Ernst & Young LLP the independent auditor’s independence from the Company.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

This report is submitted on behalf of the members of the Audit Committee:

Scott S. Cowen, Chair
Domenico De Sole
Steven J. Strobel
Gordon R. Sullivan
Michael A. Todman
Raymond G. Viault

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the year 2008. Representatives of Ernst & Young LLP are expected to be present at the annual meeting to answer appropriate questions and, if they so desire, to make a statement. If the stockholders should fail to ratify the appointment of the independent registered public accounting firm, the Audit Committee would reconsider the appointment.

The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year 2008.

Fees of Independent Registered Public Accounting Firm for 2007 and 2006

	Amount of Fees	Amount of Fees
	Billed by	Billed by
	Ernst & Young LLP	Ernst & Young LLP
	in Fiscal Year 2007	in Fiscal Year 2006
Description of Fees	(In millions)	(In millions)

Audit Fees(1)	$4.7	$4.3
Audit-Related Fees(2)	0.2	0.6
Tax Fees(3)	0.0	0.1
All Other Fees	—	—

(1)	Includes fees for professional services rendered for the audits of the Company’s annual consolidated financial statements and internal control over financial reporting, reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, statutory audits required internationally and for other services that only an independent accountant can reasonably provide.

(2)	Includes fees for professional services rendered related primarily to audits of employee benefit plans, accounting consultations and performance of due diligence on acquisitions and divestitures.

(3)	Includes fees for tax services, including tax compliance, and tax advice.

Pre-Approval Policies and Procedures of the Audit Committee

The Audit Committee has adopted a Policy for Pre-Approval of Audit and Non-Audit Services Provided by an External Audit Firm. The Policy sets forth the procedures and conditions for pre-approving audit and permitted non-audit services to be performed by the independent auditor responsible for auditing the Company’s consolidated financial statements or any separate financial statements that will be filed with the SEC.

This Policy provides that the Audit Committee may either pre-approve proposed audit and non-audit services provided by the Company’s independent auditor based upon a description of the specific services to be provided, or on a case-by-case basis, without consideration of specific services, or on a case-by-case basis. Non-audit services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor, including, among other things, due diligence services pertaining to potential business acquisitions and dispositions, certain consultations concerning financial accounting and reporting standards, financial statement audits of employee benefit plans, SAS 70 reports and closing balance sheet audits pertaining to Company dispositions. In determining whether to pre-approve a service, the Policy requires the Audit Committee to consider whether the particular service is sufficiently described so that the Audit Committee can make a well-reasoned assessment of the impact of the service on the auditor’s independence and so that the pre-approval does not result in a delegation to management of the Audit Committee’s responsibility. Additionally, the Audit Committee must consider whether the provision of each service (a) places the independent auditor in the position of auditing its own work, (b) results in the independent auditor acting as management or an employee of the Company or (c) places the independent auditor in a position of being an advocate for the Company. Pursuant to the Policy, the Company may not under any circumstances engage the independent auditor to provide any service that is prohibited by applicable law.

For the fiscal year ended December 31, 2007, no Audit-Related Fees, Tax Fees or Other Fees disclosed above were approved in reliance on the exceptions to pre-approval requirements set forth in 17 CFR 210.2-01(c)(7)(i)(C).

The Audit Committee of the Company’s Board of Directors has considered whether the provision of non-audit services by Ernst & Young LLP for the fiscal year ended December 31, 2007 is compatible with maintaining such auditor’s independence.

PROPOSAL 3—PROPOSED ADOPTION OF THE NEWELL RUBBERMAID
MANAGEMENT CASH BONUS PLAN

The Board of Directors of the Company has approved, subject to the approval of the stockholders, the Newell Rubbermaid Inc. Management Cash Bonus Plan (the “Bonus Plan”), effective as of January 1, 2008.

Stockholders are being asked to approve the Bonus Plan to ensure that bonuses paid under the Bonus Plan will qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code and thus be fully deductible by the Company for federal income tax purposes. Section 162(m) and related guidance generally preclude a publicly traded company from taking a tax deduction for compensation in excess of $1 million paid to the company’s executives who are the named executive officers listed in the Summary Compensation Table of its annual Proxy Statement. This restriction is subject to an exception for “performance-based” compensation that meets certain requirements, including a requirement that the “material terms of the performance goals” applicable to the named executive officers must be disclosed to and approved by stockholders before any compensation is paid to them. Stockholder approval of the Bonus Plan will constitute approval of the Bonus Plan’s “material terms of the performance goals” applicable to the Company’s named executive officers within the meaning of the regulations under Section 162(m). If the Bonus Plan is approved by stockholders, it will be effective for 2008 and will remain in effect thereafter until terminated by the Board, provided that the material terms of the performance goals must be reapproved by stockholders every five years in order to retain qualification under Section 162(m). No compensation will be paid to the named executive officers under the Bonus Plan unless it is approved by stockholders.

Description of the Bonus Plan

Administration.  The Bonus Plan is administered by the Organizational Development & Compensation Committee, or if the Committee is not comprised of “outside directors” as defined in Section 162(m), then by a subset of the Committee comprised of at least two “outside directors” (the “Committee”). The Committee has full authority to select the employees eligible for bonus awards under the Bonus Plan, determine when the employee’s participation in the Bonus Plan will begin, establish the performance goals pursuant to which bonus amounts will be determined and make all other determinations necessary for the proper administration of the Bonus Plan.

Eligibility.  The Bonus Plan permits the payment of bonuses to employees who are selected by the Committee. It is expected that all named executive officers will participate in the Bonus Plan. Approximately 2,250 employees are eligible to participate in the Bonus Plan for 2008.

Business Criteria.  The Bonus Plan provides that on or before the 90th day of each calendar year, the Committee will establish corporate, group and division performance goals and a bonus payment schedule detailing the amount that may be paid to each participant based upon the level of attainment of the applicable performance goals. Bonus payments will be made only upon the Committee’s determination that the performance goals for the calendar year were achieved.

The performance goals may be based on one or more of the following business criteria: earnings per share; cash flow; operating income; sales growth; common stock price; return on equity; return on assets; return on investment; net income; and expense management. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Committee. The performance goals may be particular to one or more subsidiaries or divisions or may be based on the performance of the Company and its subsidiaries as a whole.

The maximum bonus amount payable to a participant depends on his or her bonus level. The maximum bonus payable to the Company’s CEO is an amount equal to 210% of salary (if the performance goal targets are achieved at a 100% level, the bonus payment is 105% of salary). The maximum bonus payable to all other named executive officers and other participants in the same participant category is an amount equal to 130% of salary (if the performance goal targets are achieved at a 100% level, the bonus payment is 65% of salary). The Bonus Plan provides bonus levels for other participants that pay a specified lower percentage of the participant’s salary upon attainment of performance goals. In no event, however, will a participant receive a bonus of more than $2,900,000 under the Bonus Plan for any calendar year. Performance below the target levels will result in lower or no bonus payments. No award will be paid for any calendar year or portion thereof to a participant whose employment with the Company terminates during the year for a reason other than retirement, disability, death or other reason approved by the Committee. In all cases, the Committee must approve final bonus awards and may not increase the amount of bonus payment, but has the discretionary authority to reduce the amount, in the aggregate or with respect to one or more individual components, taking into account individual and/or corporate performance. The Executive Vice President of Human Resources, or the Board in the case of the Company’s CEO, retains the right to terminate an employee’s participation in the Bonus Plan at any time, in which case no bonus may be paid.

Payment of Awards.  Bonuses will be paid in cash to participants (or their beneficiaries in the event of death) prior to March 15 following the calendar year for which the bonus was earned. In lieu of receiving the bonus payment directly, a participant can make an advance election to defer the bonus payment in accordance with the 2008 Newell Rubbermaid Deferred Compensation Plan.

Bonuses payable under the Bonus Plan for 2008 and future years cannot currently be determined because they will depend on the attainment of specified performance goals. The Bonus Plan is substantially the same as the bonus plan that was in effect for 2007. Thus, if the Bonus Plan had been in effect in 2007, then assuming the same performance criteria, and weighting of such criteria, used in 2007 and no exercise of discretion to reduce any amount, the bonuses that would have been paid under the Bonus Plan had it been in effect for 2007 are the same amounts that were paid under the 2007 bonus plan. For the named executive officers, these amounts are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table in this Proxy Statement. The 2007 bonus amounts totaled $6,750,735 for all executive officers as a group (including the named executive officers) and approximately $71 million for all employees as a group (including all current officers who are not executive officers).

Amendment or Termination.  The Board may amend or terminate the Bonus Plan at any time, without the consent of participants and without the approval of the stockholders of the Company, if in its judgment such action does not materially or adversely affect the best interests of the Company or its stockholders, provided that no amendment or termination shall affect the Company’s obligation to pay any bonus amount after it has been earned by a participant.

The Board of Directors unanimously recommends that you vote FOR the approval of the Newell Rubbermaid Inc. Management Cash Bonus Plan.

PROPOSAL 4—APPROVAL OF AMENDMENT AND RESTATEMENT OF THE COMPANY’S RESTATED
CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTE REQUIREMENTS
AND THE FAIR PRICE PROVISION

In response to a favorable vote by stockholders at the 2007 annual meeting on a proposal to eliminate supermajority vote requirements, the Nominating/Governance Committee, as well as the Board of Directors, reviewed the fair price and supermajority vote provisions in the Company’s Restated Certificate of Incorporation and the implications of removing such provisions. In general, the fair price and supermajority vote provisions contained in the Company’s Restated Certificate of Incorporation are designed to ensure that stockholders are protected from coercive tactics and receive maximum consideration in a hostile takeover scenario.

After careful consideration and upon the recommendation of the Nominating/Governance Committee that the fair price and supermajority vote provisions be eliminated from the Company’s Restated Certificate of Incorporation, the Board of Directors agreed and determined that the amendment and restatement of the Restated Certificate of Incorporation is advisable and in the best interests of the Company and its stockholders. These amendments, if adopted, would eliminate (i) the fair price provision contained in Article Tenth which requires a 75 percent affirmative vote of stockholders for certain business combinations, except under circumstances in which the Board of Directors has approved the transaction or in which certain “fair price” and procedural requirements are satisfied and (ii) the requirements that amendments to Article Sixth, Article Eighth and Article Ninth be approved by the affirmative vote of the holders of at least 75 percent of the total voting power of all shares of stock of the Company entitled to vote in the election of directors. The proposed amendments also include a conforming change to Article Seventeenth and a ministerial amendment to eliminate the reference to the name and address of the sole incorporator of the Company.

The Board of Directors has adopted resolutions approving and declaring the advisability of adopting the proposed Restated Certificate of Incorporation and recommends that stockholders approve the Restated Certificate of Incorporation by voting in favor of this Proposal. The current fair price and supermajority vote provisions, as well as the proposed amendments thereto, are described in greater detail below.

Elimination of Fair Price Provision from the Company’s Restated Certificate of Incorporation

Article Tenth of the Company’s Restated Certificate of Incorporation is often referred to as a “fair price” provision and requires the affirmative vote of the holders of at least 75 percent of the voting power of all shares of the Company to approve certain transactions, including a merger, involving any person or group that beneficially owns at least 5 percent of the voting power of all shares of the Company (an Interested Party) unless such transaction is approved by a majority of directors who are not affiliated with the Interested Party or meets certain “fair price” and procedural requirements. Under the proposed amendments, this Article would be deleted in its entirety.

A fair price provision, such as Article Tenth, is an anti-takeover measure designed to help companies defend against certain kinds of tender offers, known as coercive, two-tiered tender offers. In this type of takeover, a potential acquirer will offer one price for the shares needed to gain control of a target company and then offer a lower price or other less favorable consideration for the remaining shares, thereby creating pressure for stockholders to tender their shares for the tender offer price, regardless of their value. Standard fair price provisions encourage a potential acquirer to negotiate with a company’s board of directors by requiring the potential acquirer to pay a “fair price” for all shares as determined under a specified formulation, unless the acquirer’s offer has satisfied specified board or stockholder approval requirements.

The Board of Directors, in assessing whether to eliminate Article Tenth, considered that Section 203 of the Delaware General Corporation Law (DGCL) contains provisions that provide similar protection to those under Article Tenth. Section 203 provides, in general, that a transaction constituting a “business combination” within the meaning of Section 203 involving a person owning 15 percent or more of the

Company’s voting stock (an interested stockholder), cannot be completed for a period of three years after the date the person became an interested stockholder unless (1) the Board of Directors approved either the business combination or the transaction that resulted in the person becoming an interested stockholder prior to such business combination or transaction, (2) upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owned at least 85 percent of the Company’s outstanding voting stock (excluding shares owned by persons who are directors and also officers of the Company and shares owned by certain Company employee benefit plans), or (3) the business combination was approved by the Board of Directors and by the affirmative vote of at least 66 2/3 percent of the Company’s outstanding voting stock not owned by the interested stockholder. When Article Tenth of the Company’s Restated Certificate of Incorporation was adopted in 1986, Section 203 of the DGCL had not yet been enacted.

The elimination of Article Tenth from the Company’s Restated Certificate of Incorporation will have two principal effects on stockholder voting. First, those transactions covered by Article Tenth that would otherwise require a stockholder vote under the DGCL would, subject to Section 203 of the DGCL as summarized above, require the vote of the holders of a majority of the Company’s outstanding stock, rather than a 75 percent supermajority vote. Second, the Board of Directors will be able to effect, without obtaining stockholder approval, those transactions covered by Article Tenth that do not otherwise require stockholder approval under Delaware law.

Elimination of Supermajority Vote Provisions from the Company’s Restated Certificate of Incorporation

Under Article Sixth; Section E, Article Eighth; Section C, and Article Ninth; Section B, and the second paragraph of Article Seventeenth of the Company’s Restated Certificate of Incorporation, such Articles of the Restated Certificate of Incorporation may not be amended, altered or repealed, and no provision inconsistent therewith may be adopted, without the affirmative vote of the holders of at least 75 percent of the total voting power of all shares of stock of the Company entitled to vote in the election of directors generally.

In determining whether the elimination of supermajority vote provisions to amend certain provisions in the Company’s Restated Certificate of Incorporation is in the best interests of the Company’s stockholders, the Nominating/Governance Committee and the Board of Directors considered that the provisions that require a supermajority vote to amend certain provisions of the Restated Certificate of Incorporation are designed to provide safeguards against takeovers of control of the Company which the Board of Directors believes are not in the best interests of the Company. Specifically, they may deter a hostile bidder who seeks to acquire a majority of the outstanding shares through coercive tactics and then seeks to effect a transaction without negotiating with the Board of Directors.

The Board of Directors also considered the views of investors who believe that these provisions are inconsistent with principles of good corporate governance in that they limit stockholders’ ability to participate effectively in corporate governance. According to some investors, the requirement of a supermajority vote can limit the ability of a majority of the stockholders at any particular time to effect change by essentially providing a veto to a large minority stockholder or group of stockholders. In addition, a lower threshold for stockholder votes can increase stockholders’ ability to participate effectively in corporate governance.

The proposed amendment would delete Article Sixth; Section E, Article Eighth; Section C, Article Ninth; Section B, and the second paragraph of Article Seventeenth of the Company’s Restated Certificate of Incorporation, thereby removing the 75 percent supermajority vote of stockholders required to amend, alter or repeal, or adopt any provision inconsistent with, Articles Sixth, Eighth or Ninth of the Company’s Restated Certificate of Incorporation. Articles Sixth, Eighth, and Ninth set forth provisions relating to, among other things:

•	the division of the Board of Directors into three classes;

•	the authority of the Board of Directors to fill vacancies on the Board of Directors resulting from increases in the authorized number of directors or otherwise;

•	the requirement that any stockholder action be effected at a duly called annual or special meeting and not by any consent in writing; and

•	the requirement that any stockholder who wishes to nominate director candidates for election to the Board must comply with certain advance notification provisions that address the required timing for submitting such nominations and the required information that must accompany such nominations.

If the proposed amendments are adopted, then the affirmative vote of a majority of the outstanding stock having voting power will be required to amend, alter, repeal or adopt any provision inconsistent with Articles Sixth, Eighth and Ninth of the Company’s Restated Certificate of Incorporation. Such approval is in addition to the requirement that any such amendment must first be approved by the Board of Directors.

Approval of this proposal requires the affirmative vote of at least 75 percent of the voting power of all shares of the Company entitled to vote thereon. An abstention or other failure to vote on this proposal is not an affirmative vote and therefore will have the same effect as a vote against this proposal. Therefore, it is important that you vote your shares in person or by proxy.

If the proposal is approved by stockholders, it will be effected by the filing of a Restated Certificate of Incorporation with the State of Delaware promptly after the Annual Meeting.

A copy of the proposed Restated Certificate of Incorporation marked to show all changes proposed under this Proposal 4 against the current Restated Certificate of Incorporation is attached as Appendix A to this Proxy Statement, with deletions indicated by strikeout and additions indicated by underline that will be made to the extent stockholders approve the amendments. The current provisions of the Restated Certificate of Incorporation and the proposed Restated Certificate of Incorporation described above are qualified in their entirety by reference to the actual text as set forth in Appendix A.

The Board of Directors unanimously recommends that you vote FOR the proposal to approve the amendment and restatement of the Company’s Restated Certificate of Incorporation to eliminate supermajority vote requirements and the fair price provision.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE REPORTING

Based solely upon a review of reports on Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and written representations from the officers and directors that no other reports were required, the Company believes that all of such reports were filed on a timely basis by executive officers and directors during 2007 except that due to administrative oversight Mr. Ketchum filed a late Form 4 with respect to the vesting of a performance stock grant and Mr. Woehrle filed a late Form 4 with respect to a restricted stock grant and a stock option grant.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
FOR 2009 ANNUAL MEETING

To be considered for inclusion in next year’s proxy materials, stockholder proposals to be presented at the Company’s 2009 annual meeting must be in writing and be received by the Company no later than November 28, 2008. At the 2009 annual meeting, the Company’s management will be able to vote proxies in its discretion on any proposal not included in the Company’s Proxy Statement for such meeting if the Company does not receive notice of the proposal on or before February 12, 2009.

Any stockholder wishing to nominate a candidate for election as a director at the Company’s 2009 annual meeting must notify the Company in writing no later than February 5, 2009. Such notice must include appropriate biographical information and otherwise comply with the requirements of the Company’s Restated Certificate of Incorporation relating to stockholder nominations of directors.

Notices of intention to present proposals and director nominations at the 2009 annual meeting or requests in connection therewith should be addressed to Newell Rubbermaid Inc., 10B Glenlake Parkway, Suite 300, Atlanta, Georgia 30328, Attention: Corporate Secretary.

SEC REPORTS

A copy of the Company’s 2007 annual report on Form 10-K (including the financial statements and financial statement schedules), as filed with the Securities and Exchange Commission, may be obtained without charge upon written request to the office of the Corporate Secretary of the Company at 10B Glenlake Parkway, Suite 300, Atlanta, Georgia 30328. A copy of the Company’s Form 10-K and other periodic filings also may be obtained under the “SEC Filings” link on the Company’s website at www.newellrubbermaid.com and from the Securities and Exchange Commission’s EDGAR database at www.sec.gov.

OTHER BUSINESS

The Board of Directors does not know of any business to be brought before the annual meeting other than the matters described in the notice of annual meeting. However, if any other matters properly come before the annual meeting or any adjournment or postponement of the annual meeting, each person named in the accompanying proxy intends to vote the proxy in accordance with his judgment on such matters.

By Order of the Board of Directors,

Dale L. Matschullat
Senior Vice President—General Counsel & Corporate Secretary

March 28, 2008

APPENDIX A

RESTATED
CERTIFICATE OF INCORPORATION
OF
NEWELL RUBBERMAID INC.

 Newell Rubbermaid Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

 A. The name of the Corporation is Newell Rubbermaid Inc. The Corporation was originally incorporated under the name NEW NEWELL CO. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 23, 1987.

 B. This Restated Certificate of Incorporation, which amends and restates the Corporation’s Restated Certificate of Incorporation in its entirety, was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

 C. The Restated Certificate of Incorporation of the Corporation shall read in its entirety as follows:

FIRST:  ~~the~~The name of the Corporation is Newell Rubbermaid Inc.

SECOND:  The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, DE 19801. The name of the Corporation’s registered agent at such address is Corporation Trust Company.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:  The total number of shares which the Corporation shall have authority to issue is 810,000,000, consisting of 800,000,000 shares of Common Stock of the par value of $1.00 per share and 10,000,000 shares of Preferred Stock, consisting of 10,000 shares without par value, and 9,990,000 shares of the par value of $1.00 per share. The designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of each of the classes of stock of the Corporation are as follows:

A. Common Stock.  Each holder of Common Stock shall be entitled to one (1) vote for each such share of Common Stock.

B. Preferred Stock.  The Preferred Stock shall be issued from time to time in one or more series with such distinctive serial designations and (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such price or prices; (c) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rates of exchange and with such adjustments; and (f) shall have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby expressly vested in the Board.

C. Increase in Authorized Shares.  The number of authorized shares of any class of stock of the Corporation may be increased by the affirmative vote of a majority of the stock of the Corporation entitled to vote thereon, without a vote by class or by series.

FIFTH:  ~~The name and mailing address of the incorporator of the Corporation is as follows:~~[Reserved].

~~Name~~	~~Address~~

~~Lori E. Simon~~	~~Schiff Hardin & Waite 7200 Sears Tower Chicago, Illinois 60606~~

SIXTH:  A. The Board of Directors shall be divided into three classes (which at all times shall be as nearly equal in number as possible). The initial term of office of the first class (“Class I”) shall expire at the 1988 annual meeting of stockholders, the initial term of office of the second class (“Class II”) shall expire at the 1989 annual meeting of stockholders, and the initial term of office of the third class (“Class III”) shall expire at the 1990 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall cease to serve by reason of death, resignation or other cause. If the number of directors is changed, any increase or decease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

B. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and the Board of Directors shall determine the rights, powers, duties, rules and procedures that shall affect the power of the Board of Directors to manage and direct the business and affairs of the Corporation.

C. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director. Any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which he has been elected expires.

D. The provisions set forth in paragraphs A and C of this Article SIXTH are subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances as set forth in this Restated Certificate of Incorporation or in a resolution providing for the issuance of such stock adopted by the Board of Directors pursuant to authority vested in it by this Restated Certificate of Incorporation.

E. ~~In addition to the voting requirements imposed by law or by any other provision of this Restated Certificate of Incorporation, this Article SIXTH may not be amended, altered or repealed in any respect, nor may any provision inconsistent with this Article SIXTH be adopted, unless such action is approved by the affirmative vote of the holders of at least 75% of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors generally, considered for purposes of this Article SIXTH as one class.~~[Reserved].

SEVENTH:  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

EIGHTH:  A. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances as set forth in this Restated Certificate of Incorporation or in a resolution providing for the issuance of such stock adopted by the Board of Directors pursuant to authority vested in it by this Restated Certificate of Incorporation, nominations for the election of directors may be made by the Board of Directors or by a committee appointed by the Board of Directors, or by any stockholder entitled to vote in the election of directors generally provided that such stockholder has given actual written notice of such stockholders’ intent to make such nomination or nominations to the Secretary of the Corporation not later than (1) with respect to an election to be held at an annual meeting of stockholders, 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, and (2) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following (a) the date on which notice of such meeting is first given to stockholders or (b) the date on which public disclosure of such meeting is made, whichever is earlier.

B. Each such notice shall set forth: (1) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings involving any two or more of the stockholders, each such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder or relating to the Corporation or its securities or to such nominee’s service as a director if elected; (4) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (5) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

C. ~~In addition to the voting requirements imposed by law or by any other provision of this Restated Certificate of Incorporation, this Article EIGHTH may not be amended, altered or repealed in any respect, nor may any provision inconsistent with this Article EIGHTH be adopted, unless such action is approved by the affirmative vote of the holders of at least 75% of the total voting powers of all shares of stock of the Corporation entitled to vote in the election of directors generally, considered for purposes of this Article EIGHTH as one class.~~[Reserved].

NINTH:  A. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

B. ~~In addition to the voting requirements imposed by law or by any other provision of this Restated Certificate of Incorporation, this Article NINTH may not be amended, altered or repealed in any respect, nor may any provision inconsistent with this Article NINTH be adopted, unless such action is approved by the affirmative vote of the holders of at least 75% of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors generally, considered for purposes of this Article NINTH as one class.~~[Reserved].

~~TENTH:  A. Notwithstanding any other provision of this Restated Certificate of Incorporation and in addition to any affirmative vote which may be otherwise required, no Business Combination shall be effected or consummated except as expressly provided in paragraph B of this Article TENTH, unless such Business Combination has been approved by the affirmative vote of the holders of at least 75% of the Voting Shares.~~

~~B. The provisions of Article TENTH shall not apply to any Business Combination if:~~

~~1. The Business Combination has been approved by a resolution adopted by a majority of those members of the Board of Directors who are not Interested Directors with respect to the Business Combination; or~~

~~2. All of the following conditions have been met: (a) the aggregate amount of the cash and the Fair Market Value of Other Consideration to be received for each share of Common Stock in the Business Combination by holders thereof is not less than the higher of: (i) the highest per share price (including any brokerage commissions, transfer taxes, soliciting dealer’s fees, dealer-management compensation and similar expenses) paid or payable by an Interested Party with an interest in the Business Combination to acquire beneficial ownership of any shares of Common Stock within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the “Announcement Date”), or (ii) the highest market price per share of the Common Stock on the Announcement Date or on the date on which the Interested Party became an Interested Party, whichever is higher; (b) the consideration to be received in the Business Combination by holders of Common Stock other than an Interested Party with an~~

~~interest in the Business Combination shall be either in cash or in the same form used by an Interested Party with an interest in the Business Combination to acquire the largest number of shares of Common Stock acquired by all Interested Parties with an interest in the Business Combination from one or more persons who are not Interested Parties with an interest in the Business Combination; and (c) at the record date for the determination of stockholders are entitled to vote on the proposed Business Combination, there shall be one or more directors of the Corporation who are not Interested Directors with respect to the Business Combination.~~

~~C. For purposes of this Article TENTH.~~

~~1. An “Associate” of a specified person is (a) a person that, directly or indirectly (i) controls, is controlled by, or is under common control with, the specified person, (ii) is the beneficial owner of 10% or more of any class of the equity securities of the specified person, or (iii) has 10% or more of any class of its equity securities beneficially owned, directly or indirectly, by the specified person; (b) any person (other than the Corporation or a Subsidiary) of which the specified person is an officer, director, partner or other official and any officer, director, partner or other official of the specified person; (c) any trust or estate in which the specified person serves as trustee or in a similar fiduciary capacity, or any trustee or similar fiduciary of the specified person; and (d) any relative or spouse who has the same home as the specified person or who is an officer or director of any person (other than the Corporation or a Subsidiary), directly or indirectly, controlling, controlled by or under common control with the specified person. No director of the Corporation, however, shall be deemed to be an Associate of any other director of the Corporation by reason of such service as a director or by concurrence in any action of the Board of Directors.~~

~~2. “Beneficial Ownership” of any Voting Shares shall be determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934 as in effect on the date on which this Article TENTH is approved by the stockholders of the Corporation, provided, however, that a person shall in any event, be the beneficial owner of any Voting Shares; (a) which such person, or any of such person’s Associates, beneficially owns, directly or indirectly; (b) which such person or any of such person’s Associates, directly or indirectly, (i) has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding; or upon the exercise of conversion rights, exchange rights, warrants or options; or pursuant to the power to revoke a trust, discretionary account or other arrangement; or (ii) has or shares the power, or has the right to acquire (whether such right is exercisable immediately or only after the passage of time) the exclusive or shared power, to vote or direct the vote pursuant to any agreement, arrangement, relationship or understanding; or pursuant to the power to revoke a trust, discretionary account or other arrangement; or (c) which are beneficially owned, directly or indirectly, by any other person with which such first-mentioned person or any of its Associates has any agreement, arrangement or understanding, or is acting in concert with respect to acquiring, holding, voting or disposing of any Voting Shares; provided, however, that no director of the Corporation shall be deemed to be acting in concert with any other director of the Corporation by reason of such service as a director or by concurrence in any action of the Board of Directors.~~

~~3. “Business Combination” shall mean: (a) any merger or consolidation of the Corporation or any Subsidiary with or into any Interested Party or any Associate or an Interested Party; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one or a series of related transactions) of all or any Substantial Part of the Consolidated Assets of the Corporation to or with any Interested Party or any Associate of an Interested Party; (c) any issuance, sale, exchange, transfer or other disposition by the Corporation or any Subsidiary (in one or a series of related transactions) of any securities of the Corporation or any Subsidiary to or with any Interested Party or any Associate of an Interested Party; or (d) any spin-off, split-up, reclassification of securities (including any reverse stock split), recapitalization, reorganization, liquidation or dissolution of the Corporation with any Subsidiary or any other transaction involving the Corporation or any Subsidiary (whether or not with or otherwise involving an Interested Party) that has the effect, directly or indirectly, of increasing the proportionate interest of any Interested Party or any Associate of an Interested Party in the equity securities or assets of the Corporation or any Subsidiary.~~

~~4. “Fair Market Value” means: (a) in the case of stock, the average closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for the New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the average closing bid quotation with respect to a share of such stock during the 30-day period immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, provided that, if no such prices or quotations are available, or if a majority of those members of the Board of Directors who are not Interested Directors with respect to the Business Combination determine that such prices or quotations do not represent fair market value, the Fair Market Value of such stock shall be determined pursuant to clause (b) below; and (b) in the case of property other than cash or stock, or in the case of stock as to which Fair Market Value is not determined pursuant to clause (a) above, the Fair Market Value on the date in question as determined by a majority of those members of the Board of Directors who are not Interested Directors with respect to the Business Combination. In making any such determination, the Board of Directors may, but shall not be required to, engage the services of an Investing Banking Firm.~~

~~5. “Interested Director” shall mean each director of the Corporation who (a) is an Interested Party or an Associate of an Interested Party; (b) has an Associate who is an Interested Party; (c) was nominated or proposed to be elected as a director of the Corporation by an Interested Party or an Associate of an Interested Party; or (d) is, or has been nominated or proposed to be elected as, an officer, director or employee of an Interested Party or of an Associate of an Interested Party.~~

~~6. “Interested Party” shall mean any person (other than the Corporation or a Subsidiary) that is the beneficial owner, directly or indirectly, of 5% or more of the Voting Shares (a) in connection with determining the required vote by stockholders on any Business Combination, as of any of the following dates: the record date for the determination of stockholders entitled to notice of or to vote on such Business Combination or immediately prior to the consummation of any such Business Combination or the adoption by the Corporation of any plan or proposal with respect thereto; (b) in connection with determining the required vote by stockholders on any amendment, alteration or repeal of, or adoption of a provision inconsistent with, this Article TENTH pursuant to paragraph E of this Article TENTH, as of the record date for the determination of stockholders entitled to notice and to vote on such amendment, alteration, repeal or inconsistent provision; and (c) in connection with determining whether a director is an “Interested Director” in respect of any determination made by the Board of Directors pursuant to paragraph D of this Article TENTH, as of the date at which the vote on such recommendation or determination is being undertaken, or as close as is reasonably practicable to such date.~~

~~7. An “Investment Banking Firm” shall mean an investment banking firm that has not previously been associated with any Interested Party with an interest in the Business Combination, which is selected by a majority of the directors of the Corporation who are not Interested Directors with respect to the Business Combination, engaged solely on behalf of the holders of Common Stock other than Interested Parties with an interest in the Business Combination, and paid a reasonable fee for its services.~~

~~8. “Other Consideration” shall include (without limitation) Common Stock and/or any other class or series of stock of the Corporation retained by stockholders of the Corporation in the event of a Business Combination in which the Corporation is the surviving corporation.~~

~~9. A “Person” shall include (without limitation) any natural person, corporation, partnership, trust or other entity, organization or association, or any two or more persons acting in concert or as a syndicate, joint venture or group.~~

~~10. “Subsidiary” shall mean any corporation of which a majority of any class of equity securities is owned, directly or indirectly, by the Corporation; provided, however, that for purposes of paragraph C.6 of this Article TENTH, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity securities is owned, directly or indirectly, by the Corporation.~~

~~11. “Substantial Part of the Consolidated Assets” of the Corporation shall mean assets of the Corporation and/or any Subsidiary having a book value (determined in accordance with generally accepted accounting principles) in excess of 10% of the book value (determined in accordance with generally accepted accounting principles) of the total consolidated assets of the Corporation and all Subsidiaries which are consolidated for public financial reporting purposes, at the end of its most recent quarterly fiscal period ending prior to the time the determination is made for which f financial information is available.~~

~~12. “Voting Shares” shall mean the outstanding shares of all classes of stock of the Corporation entitled to vote for the election of directors generally, considered for purposes of this Article TENTH as one class. “Voting Shares” shall include shares deemed owned by any Interested Party or any Associate of an Interested Party through application of paragraph C.2 of this Article TENTH, but shall not include any other shares which may be issuable based upon a right to acquire such shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or pursuant to the power to revoke a trust, discretionary account, or other arrangement or otherwise.~~

~~D. A majority of those members of the Board of Directors who are not Interested Directors with respect to the Business Combination shall have the power and duty to interpret the provisions of this Article TENTH and to make all determinations to be made under this Article TENTH. Any such interpretation or determination shall be conclusive and binding for all purposes of this Article TENTH.~~

~~E. In addition to the voting requirements imposed by law or by any other provision of this Restated Certificate of Incorporation, the provisions set forth in this Article TENTH may not be amended, altered or repealed in any respect, nor may any provision inconsistent with this Article TENTH be adopted, unless such action is approved by the affirmative vote of the holders of at least 75% of the Voting Shares.~~

~~F. Nothing contained in this Article TENTH shall be construed to relieve any Interested Party from any fiduciary obligation imposed by law.~~

TENTH:  [Reserved].

ELEVENTH:  Except as otherwise provided in this Restated Certificate of Incorporation, the Board of Directors shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of stock of the Corporation of any class at any time authorized, any securities convertible into or exchangeable for any such shares so authorized, and any warrant, option or right to purchase, subscribe for or otherwise acquire, shares of stock of the Corporation of any class at any time authorized, in each case to such persons and for such consideration and on such terms as the Board of Directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock of the corporation having par value shall not be less than such par value. Stock so issued, for which the consideration has been paid to the Corporation, shall be fully paid stock, and the holders of such stock shall not be liable to any further call or assessments thereon.

TWELFTH:  No holder of stock of any class of the Corporation or of any security convertible into, or of any warrant, option or right to purchase, subscribe for or otherwise acquire, stock of any class of the Corporation, whether now or hereafter authorized, shall, as such holder, have any pre-emptive right whatsoever to purchase, subscribe for or otherwise acquire, stock of any class of the Corporation or any security convertible into, or any warrant, option or right to purchase, subscribe for or otherwise acquire, stock of any class of the Corporation, whether now or hereafter authorized.

THIRTEENTH:  Anything herein contained to the contrary notwithstanding, any and all right, title, interest, and claim in or to any dividends declared, or other distributions made, by the Corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends or other distributions in the possession of the Corporation, its transfer agents or other agents or depositaries, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any persons whatsoever.

FOURTEENTH:  A. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another Corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and other expenses (including attorneys’ fees) (“Expenses”), judgments, fines and amount paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding and any appeal thereof if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. For purposes of this Article, “serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise” shall include any service by a director or officer of the Corporation as a director, officer, employee, agent or fiduciary of such other Corporation, partnership, joint venture, trust or other enterprise, or with respect to any employee benefit plan (or its participants or beneficiaries) of the Corporation or any such other enterprise.

B. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another Corporation, partnership, joint venture, trust or other enterprise or by reason of any action alleged to have been taken or omitted in such capacity against Expenses actually and reasonably incurred by him in connection with the investigation, defense or settlement of such action or suit and any appeal thereof if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such Expenses which the Court of Chancery of Delaware or such other court shall deem proper.

C. To the extent that any person referred to in paragraphs (A) or (B) of this Article has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he shall be indemnified against Expenses actually and reasonably incurred by him in connection therewith.

D. Any indemnification under paragraphs (A) or (B) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (A) or (B). Such determination shall be made (i) by the board of directors by a majority vote of a quorum (as defined in the By-Laws of the Corporation) consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

E. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding and appeal upon receipt by the Corporation of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

F. The determination of the entitlement of any person to indemnification under paragraphs (A), (B) or (C) or to advancement of Expenses under paragraph (E) of this Article shall be made promptly, and in any event within 60 days after the Corporation has received a written request for payment from or on behalf of a director or officer and payment of amounts due under such sections shall be made immediately after such determination. If no disposition of such request is made within said 60 days or if payment has not been made within 10 days thereafter, or if such request is rejected, the right to indemnification or advancement of Expenses provided by this Article shall be enforceable by or on behalf of the director or officer in any court of competent jurisdiction. In addition to the other amounts due under this Article, Expenses incurred by or on behalf of a director or officer in successfully establishing his right to indemnification or advancement of Expenses, in whole or in part, in any such action (or settlement thereof) shall be paid by the Corporation.

G. The indemnification and advancement of Expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of Expenses may be entitled under any law (common or statutory), By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, or while employed by or acting as a director or officer of the Corporation or as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Notwithstanding the provisions of this Article, the Corporation shall indemnify or make advancement of Expenses to any person referred to in paragraphs (A) or (B) of this Article to the full extent permitted under the laws of Delaware and any other applicable laws, as they now exist or as they may be amended in the future.

H. All rights to indemnification and advancement of Expenses provided by this Article shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves, served or has agreed to serve in such capacity, or at the request of the Corporation as director or officer of another corporation, partnership, joint venture, trust or other enterprise, at any time while this Article and the relevant provisions of the Delaware General Corporation Law or other applicable law, if any, are in effect. Any repeal or modification of this Article, or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable law, shall not in any way diminish any rights to indemnification of or advancement of Expenses to such director or officer or the obligations of the Corporation.

I. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

J. The Board of Directors may, by resolution, extend the provisions of this Article pertaining to indemnification and advancement of Expenses to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee, agent or fiduciary of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise or with respect to any employee benefit plan (or its participants or beneficiaries) of the corporation or any such other enterprise.

K. The invalidity or unenforceability of any provision of this Article shall not affect the validity or enforceability of the remaining provisions of this Article.

FIFTEENTH:  No person who was or is a director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the effective date of this Article to further eliminate or limit, or to authorize further elimination or limitation of, the personal liability of directors for breach of fiduciary duty as a director, then the personal liability of a director to this Corporation or its stockholders shall be eliminated or limited to the full extent permitted by the Delaware General Corporation Law, as so amended. For purposes of this Article, “fiduciary duty as a director” shall include any fiduciary duty arising out of serving at the request of this Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, and “personally liable to the Corporation” shall include any liability to such other Corporation, partnership, joint venture, trust or other enterprise, and any liability to this Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.

Any repeal or modification of the foregoing paragraph by the stockholders of this Corporation shall not adversely affect the elimination or limitation of the personal liability of a director for any act or omission occurring prior to the effective date of such repeal or modification. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of this Article.

SIXTEENTH:  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also this Corporation.

SEVENTEENTH:  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

~~Notwithstanding the foregoing, the provisions set forth in Articles SIXTH, EIGHTH, NINTH, and TENTH may not be amended, altered or repealed in any respect nor may any provision inconsistent with any of such Articles be adopted unless such amendment, alteration, repeal or inconsistent provision is approved as specified in each such respective Article.~~

[Remainder of page intentionally left blank]

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Annual Meeting Proxy Card
3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3
B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If the signature is by a corporation, a duly authorized officer should sign in full corporate name. If a partnership, please sign in partnership name by an authorized person.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
1 U P X 0 1 6 6 2 4 2 +
B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If the signature is by a corporation, a duly authorized officer should sign in full corporate name. If a partnership, please sign in partnership name by an authorized person.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

Newell Rubbermaid encourages you to take advantage of a convenient way to vote your shares electronically, by either telephone or the Internet.
Your vote by telephone or through the Internet authorizes the proxies named on the front of this proxy card in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to vote your shares by either of these electronic means, there is no need for you to mail back your proxy card. By signing this proxy card or voting by telephone or through the Internet, you acknowledge receipt of the Notice of Annual Meeting of Stockholders to be held May 6, 2008 and the Proxy Statement dated March 28, 2008.
PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy Solicited by the Board of Directors for Annual Meeting of Stockholders to be held May 6, 2008
The undersigned hereby appoints Michael R. Peterson and Dale L. Matschullat, and each of them individually, as proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote at the Annual Meeting of Stockholders of NEWELL RUBBERMAID INC. to be held May 6, 2008, and at any adjournments or postponements thereof, on the election of directors and each of the other proposals listed on the reverse side. This proxy revokes all previous proxies. The proxies named above are authorized to vote in their discretion with respect to any other matters that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. It is important that your shares are represented at this meeting, whether or not you plan to attend the meeting in person.To make sure that your shares are represented, we encourage you to sign, date and return this card, or vote your shares by using either of the electronic means described on the reverse side.
When this Proxy is properly executed, the shares to which it relates will be voted in the manner directed herein. If no direction is made, the shares will be voted FOR election of all director candidates nominated by the Board of Directors, FOR proposal (2) on the reverse side, FOR proposal (3) on the reverse side, FOR proposal (4) on the reverse side, and in the discretion of the persons named as proxies with respect to any other matters that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
(Items to be voted appear on reverse side)

000004 000000000.000000 ext 000000000.000000 ext NNNNNNNNN 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) 000000000.000000 ext 000000000.000000 ext
ADD 1 Electronic Voting Instructions ADD 2 ADD 3 You can vote by Internet or telephone! ADD 4 Available 24 hours a day, 7 days a week!
ADD 5 Instead of mailing your proxy, you may choose one of the two voting ADD 6 methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 6, 2008.
Vote by Internet
· Log on to the Internet and go to www.investorvote.com • Have your proxy card ready. · Follow the steps outlined on the secured website.
Vote by telephone
· Call toll free 1-800-652-VOTE (8683) within the
United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in X • Have your proxy card ready. this example. Please do not write outside the designated areas. • Follow the instructions provided by the recorded message.
Annual Meeting Proxy Card 123456 C0123456789 12345
3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE
A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.
1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain
01 — Michael T. Cowhig 02 — Mark D. Ketchum 03 — William D. Marohn (To serve a 3 year term) (To serve a 3 year term) (To serve a 3 year term) 04 — Raymond G. Viault (To serve a 3 year term)
For Against Abstain For Against
2. Ratify the appointment of Ernst & Young LLP as the 3. Approve the Company’s Management Cash Bonus Plan.
Company’s independent registered public accounting firm for the year 2008.
4. Approve the Amendment and Restatement of the Company’s Restated Certificate of Incorporation to eliminate supermajority vote requirements and the fair price provision.
B Non-Voting Items
Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.
C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please full title. If the signature is by a corporation, a duly authorized officer should sign in full corporate name. If a partnership, please sign in partnership name by an authorized person.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
NNNNNNNC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE
140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
4 3 D M 0 1 6 6 2 4 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

Newell Rubbermaid encourages you to take advantage of a convenient way to vote your shares electronically, by either telephone or the Internet.
Your vote by telephone or through the Internet authorizes the proxies named on the front of this proxy card in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to vote your shares by either of these electronic means, there is no need for you to mail back your proxy card. By signing this proxy card or voting by telephone or through the Internet, you acknowledge receipt of the Notice of Annual Meeting of Stockholders to be held May 6, 2008 and the Proxy Statement dated March 28, 2008.
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy Solicited by the Board of Directors for Annual Meeting of Stockholders to be held May 6, 2008
The undersigned hereby appoints Michael R. Peterson and Dale L. Matschullat, and each of them individually, as proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote at the Annual Meeting of Stockholders of NEWELL RUBBERMAID INC. to be held May 6, 2008, and at any adjournments or postponements thereof, on the election of directors and each of the other proposals listed on the reverse side. This proxy revokes all previous proxies. The proxies named above are authorized to vote in their discretion with respect to any other matters that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. It is important that your shares are represented at this meeting, whether or not you plan to attend the meeting in person.To make sure that your shares are represented, we encourage you to sign, date and return this card, or vote your shares by using either of the electronic means described on the reverse side.
When this Proxy is properly executed, the shares to which it relates will be voted in the manner directed herein. If no direction is made, the shares will be voted FOR election of all director candidates nominated by the Board of Directors, FOR proposal (2) on the reverse side, FOR proposal (3) on the reverse side, FOR proposal (4) on the reverse side, and in the discretion of the persons named as proxies with respect to any other matters that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
(Items to be voted appear on reverse side)

Filed as Appendix Pursuant to
Instruction 3 to Item 10(c) of Schedule 14A
Newell Rubbermaid Inc. Management Cash Bonus Plan
1.	Effective Date of Plan.

The effective date of this Plan is January 1, 2008.

2.	Purpose.
     The purpose of the Plan is to provide an incentive for key employees to improve Company performance by providing them with an annual cash incentive payment based on the financial and operating success of the Company.
3.	Definitions.
     (a) “Affiliate” means each entity with whom the Company would be considered a single employer under Sections 414(b) and 414(c) of the Code substituting references therein to “at least 80%” with “at least 50%” when making such determination.
     (b) “Board” means the Board of Directors of the Company.
     (c) “Cause” means the Participant’s unsatisfactory performance or conduct detrimental to the Company and its affiliates, as solely determined by the Company.
     (d) “Code” means the Internal Revenue Code of 1986, as amended.
     (e) “Committee” means the Organizational Development & Compensation Committee of the Board.
     (f) “Company” means Newell Rubbermaid Inc.
     (g) “Participant” means any active employee of the Company or any Affiliate who has been selected by the Committee as eligible to receive incentive compensation under the Plan.
     (h) “Plan” means this Newell Rubbermaid Management Inc. Cash Bonus Plan.
     (i) “Plan Year” means a calendar year.
     (j) “Retirement” means the termination of the Participant’s employment with the Company and all Affiliates without Cause on or after the date on which the Participant has completed five years of credited service and (i) has attained age 65 or (ii) has attained age 55 and the sum of his age and credited service equals or exceeds 60. “Credited service” means the Participant’s period of employment with the Company and its Affiliates (including any predecessor company or business acquired by the Company or an Affiliate, provided the Participant was immediately employed by the Company or an Affiliate). Age and credited service shall be determined in fully completed years and months, with each month being measured as a continuous period of 30 days.
     (k) “Salary” means a Participant’s base annual salary earned during a Plan Year while a Participant, exclusive of commissions and bonuses.
4.	Administration.
     The Plan shall be administered by the Committee, or if the Committee is not comprised of “outside directors” as defined in Section 162(m) of the Code, then by a subset of the Committee comprised of at least two “outside directors” (the “Committee”). The Committee has full authority to select the employees eligible to participate in the Plan, determine when the employee’s participation in the Plan will begin, and determine the performance goals pursuant to which bonus amounts will be determined. Subject to the express provisions of the Plan, the Committee shall be authorized to interpret the Plan and to establish, amend and rescind any rules and regulations relating to the Plan and to make all other determinations deemed necessary or advisable for the proper administration of the Plan. The determinations of the Committee in the proper administration of the Plan shall be conclusive and binding.
5.	Eligibility and Participation.
     Participation in the Plan is limited to those employees of the Company or an Affiliate who the Committee designates as Participants. When the Committee selects an employee to become a Participant under the Plan, it shall designate the date as of which the employee’s participation shall begin.
6.	Annual Bonus Awards.
     (a) Determination of Participants and Performance Criteria. On or before the 90th day of each Plan Year, the Committee shall determine the Participants for such Plan Year and establish performance goals and a bonus payment schedule setting forth the amount of bonus award that may be paid to each Participant based upon the level of attainment of such performance goals for such Plan Year.
     (b) Performance Goals. The performance goals established by the Committee for a Plan Year shall be based on one or more of the following business criteria: earnings per share; total shareholder return; cash flow; operating income; sales growth; common stock price; return on equity; return on assets; return on investment; net income; and expense management. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Committee. The performance goals may be particular to one or more subsidiaries, divisions or groups or may be based on the performance of the Company as a whole.
     (c) Maximum Bonus Payment. The target and maximum annual bonus award payable to a Participant for a Plan Year is a percentage of his Salary, based on the Participant’s participation category and the level of achievement of the performance goals, as set forth below:

	Bonus as a Percentage of
Participation	Salary if Targets Achieved at	Maximum Bonus as a
Category	100% Level	Percentage of Salary

A/A	105.0%	210.0%
A/B	65.0%	130.0%
A/C	55.0%	110.0%
A	45.0%	90.0%
B/C	35.0%	70.0%
B	33.5%	67.0%
C	16.75%	33.5%
D	8.375%	16.75%
     Performance below the target levels will result in a lower or no bonus award.
In no event, however, shall any Participant be paid a bonus award for any Plan Year that exceeds $2,900,000.
     (d) Bonus Determination. After the end of each Plan Year, the Committee shall determine (i) the level of achievement of the pre-determined performance goals and (ii) each Participant’s bonus award. In determining the amount of each Participant’s bonus award, the Committee may not increase the amount payable, but shall have the discretionary authority to reduce the amount, in the aggregate or with respect to one or more of the individual components of a bonus award, taking into account individual performance criteria and goals and/or corporate, subsidiary, division or group performance criteria and goals.
7.	Plan Limitations.
     Notwithstanding the foregoing, no bonus award shall be paid under the Plan for a Plan Year to a Participant whose employment with the Company and all Affiliates terminates during such Plan Year unless the termination is due to death, disability (as determined by the Committee) or Retirement, or as otherwise approved by the Committee. If the Participant terminates during the Plan Year due to death, disability or Retirement, the Participant will be entitled to a bonus award under the Plan based on his or her Salary earned in the year of termination, and actual performance goal achievement (with any negative discretion exercised by the Committee as if the Participant attained any individual performance goals, at the target level if applicable). Such bonus award will be paid at the same time bonus awards are paid to active Participants. As a condition to receiving a bonus award upon Retirement, a Participant must execute and deliver to the Company an agreement, in a form prescribed by the Company, and in accordance with procedures established by the Company, that he will not solicit employees, customers or suppliers of the Company and its Affiliates, or compete with the Company and its Affiliates, and that he releases all claims against the Company and its Affiliates. If the Participant fails to execute such agreement, or if the agreement is revoked by the Participant, no bonus shall be paid to him.

8.	Payment of Incentive Awards.
     A Participant’s bonus award for a Plan Year shall be paid in cash to the Participant, or to the Participant’s beneficiary (ies) in the event of his or her death, prior to March 15 of the following Plan Year, unless the Participant has previously elected to have all or a portion of the bonus award deferred as provided in Section 9 below. The Company shall deduct all taxes required by law to be withheld from all bonus awards.
9.	Deferral of Awards.
     In lieu of receiving a bonus award as provided in Section 8 above, a Participant may elect to defer all or a portion of the bonus award in accordance with the 2008 Newell Rubbermaid Deferred Compensation Plan.
10.	No Assignment.
     Except in the event of a Participant’s death, the rights and interests of a Participant under the Plan shall not be assigned, encumbered or transferred.
11.	Termination of Participation.
     The Vice President of Human Resources, or the Board in the case of the Chief Executive Officer of the Company or any Participant that reports directly to the Chief Executive Officer, reserves the right to cancel at any time a Participant’s participation in the Plan and the payment of any bonus award to him or her hereunder, including a bonus award not yet paid for a completed Plan Year.
12.	Employment Rights.
     Nothing contained in the Plan shall be construed as conferring a right upon any employee to continue in the employment of the Company or any Affiliate.
13.	Amendment/Termination.
     The Board may either amend or terminate the Plan at any time, without the consent of the Participants and without the approval of the stockholders of the Company, if in its judgment such amendment or termination does not materially or adversely affect the best interests of the Company; provided, that such modification or elimination shall not affect the obligation of the Company to pay any bonus award after it has been earned under the Plan.